EXHIBIT 10.1

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EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

ARROWHEAD PHARMACEUTICALS, INC.

AND

GlaxoSmithKline Intellectual Property (No. 3) Limited

DATED AS OF 22 NOVEMBER 2021

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TABLE OF CONTENTS

Page

Article 1 DEFINITIONS	1
Article 2 LICENSE GRANTS; EXCLUSIVITY	23
2.1	License Grant to GSK23
2.2	Sublicensing by GSK23
2.3	Arrowhead Retained Rights24
2.4	Technology Transfer24
2.5	Retained Rights; No Implied Licenses25
2.6	Combination Products25
2.7	Exclusivity26
2.8	License Grant to Arrowhead; Arrowhead Sublicensing; GSK Retained Rights27
2.9	Third Party In-Licenses Payments28
2.10	GSK Opt-In Right29
Article 3 DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCTS	32
3.1	Development32
3.2	Commercialization32
3.3	Clinical Manufacturing and Commercial Manufacturing32
3.4	Ongoing Phase I Clinical Trial; Support in Development, Manufacturing and Commercialization34
3.5	Diligence Obligations34
3.6	Subcontracting34
3.7	Trademarks35
3.8	Information Rights35
3.9	Alliance Managers36
3.10	Compliance with Laws37
Article 4 REGULATORY ACTIVITIES	38
4.1	Regulatory Filings38
4.2	Communications with Regulatory Authorities38
4.3	Assistance40
4.4	Pharmacovigilance40
4.5	Right of Reference40
4.6	Recalls41
Article 5 FINANCIAL PROVISIONS	41
5.1	Upfront Payment41
5.2	Development Milestones41
5.3	Sales Milestones42
5.4	Royalties43
5.5	Mode of Payment and Currency; Invoices; Late Payments45

i

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5.6	Records; Audits46
5.7	Taxes47
Article 6 INTELLECTUAL PROPERTY	48
6.1	Inventions48
6.2	Patent Working Group49
6.3	Prosecution and Maintenance of Arrowhead Patents50
6.4	Enforcement52
6.5	Defense of Third Party Enforcement Actions54
6.6	Common Interest Agreement55
6.7	Maintenance of Freedom to Operate55
Article 7 CONFIDENTIALITY	56
7.1	Confidentiality Obligations56
7.2	Use Restrictions56
7.3	Required Disclosure57
7.4	Publications58
7.5	Public Disclosures58
7.6	Return or Destruction of Confidential Information59
7.7	Equitable Relief59
Article 8 REPRESENTATIONS AND WARRANTIES	59
8.1	Mutual Representations and Warranties59
8.2	Arrowhead’s Additional Representations and Warranties60
8.3	Disclosure Schedule References63
8.4	Additional Covenants63
8.5	Disclaimer64
Article 9 INDEMNIFICATION	64
9.1	Indemnification by GSK64
9.2	Indemnification by Arrowhead65
9.3	Notification of Claims; Conditions to Indemnification Obligations65
9.4	Certain Limitations66
9.5	Limitation of Liability66
9.6	Insurance67
Article 10 TERM AND TERMINATION	67
10.1	Term and Expiration67
10.2	Termination for Convenience by GSK67
10.3	Termination for Material Breach67
10.4	Termination for Insolvency68
10.5	Termination For Safety Reasons68
10.6	Effects of Expiration or Termination; Survival69
10.7	Effect of Termination of the Agreement69
10.8	Certain Additional Remedies of GSK in Lieu of Termination77
10.9	Bankruptcy77

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Article 11 EFFECTIVENESS	78
11.1	Effective Date78
11.2	Filings78
11.3	Outside Date80
Article 12 DISPUTE RESOLUTION	81
12.1	Disputes81
12.2	Escalation to Executive Officers81
12.3	Arbitration81
12.4	Injunctive Relief82
12.5	Intellectual Property Disputes82
Article 13 MISCELLANEOUS PROVISIONS	83
13.1	Relationship of the Parties83
13.2	Assignment83
13.3	Performance and Exercise by Affiliates84
13.4	Further Actions84
13.5	Accounting Procedures84
13.6	Force Majeure84
13.7	No Trademark Rights85
13.8	Entire Agreement; Amendments85
13.9	Captions85
13.10	Governing Law85
13.11	Notices85
13.12	Language; Waiver of Rule of Construction86
13.13	Waiver86
13.14	Severability86
13.15	Interpretation86
13.16	Expenses87
13.17	Binding Effect; No Third Party Beneficiaries87
13.18	Counterparts87

Schedules

Schedule 1.11Antitrust Clearance Waiting Periods and Approvals

Schedule 1.12Antitrust Filings

Schedule 1.20Arrowhead HSD17B13-Specific Patents

Schedule 1.25Existing Arrowhead Materials

Schedule 1.27Arrowhead Platform Patents

Schedule 1.28Arrowhead Pre-Existing Agreements

Schedule 1.53Compound

Schedule 2.4Technology Transfer Plan and Delivery Schedule

Schedule 3.3Key Clinical Supply Agreement Terms

Schedule 3.4Ongoing Phase I Clinical Trial Plan

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Schedule 3.10	Additional Data Integrity and Handling of Human Biological Samples Terms

Schedule 5.5Invoicing and Bank Details Format

Schedule 7.5Arrowhead Press Release

Schedule 8.2Arrowhead Disclosure Schedules

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EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is dated as of 22 November, 2021 (the “Execution Date”), by and between GlaxoSmithKline Intellectual Property (No. 3) Limited, a company existing under the laws of England, with offices at 980 Great West Road, Brentford, Middlesex, TW8 9GS (“GSK”) and Arrowhead Pharmaceuticals, Inc., a corporation organized under the laws of Delaware and having a place of business at 177 East Colorado Boulevard, Suite 700, Pasadena, CA 91105 (“Arrowhead”). Each of GSK and Arrowhead may be individually referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS

WHEREAS, Arrowhead possesses certain Patents, Know-How and expertise with respect to the Compound;

WHEREAS, GSK possesses expertise in developing and commercializing human therapeutics; and

WHEREAS, GSK desires to acquire from Arrowhead, and Arrowhead desires to grant to GSK, an exclusive license under the Arrowhead Technology to Develop, Manufacture and Commercialize Products in the GSK Territory.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Article 1
DEFINITIONS

Unless otherwise defined elsewhere in the Agreement, all capitalized terms shall have the following meanings:

1.1.	“Abbreviated New Drug Application” or “ANDA” has the meaning set forth in the FD&C Act (21 U.S.C. § 355(b)(2), 21 U.S.C. § 355(j) and 21 C.F.R. § 314.3), as amended.
1.2.

“Accounting Standard” means, with respect to a Party, (a) United States generally accepted accounting principles (“GAAP”); or (b) International Financial Reporting Standards (“IFRS”), depending on which accounting standard is normally applied by such Party with respect to the filing of its reporting, as applicable, in each case, consistently applied.

1.3.	“Acquired Business” has the meaning set forth in Section 2.7(c).
1.4.

“Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates, determined as of immediately prior to the closing of such Change of Control.

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1.5.

“Adverse Event” means any untoward medical occurrence in a patient or subject with respect to any product, which does not necessarily have a causal relationship with the administration of such product.

1.6.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, but only for so long as such control exists. For the purposes of this Section 1.6, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.7.	“Agreement” has the meaning set forth in the preamble.
1.8.

“Agreement Know-How” means all Know-How discovered, developed, generated, invented, derived, created, conceived or reduced to practice during the Term by a Party’s or its Affiliates’, licensees’, sublicensees’ or subcontractors’ employees, agents, independent contractors or consultants, either alone or jointly with the other Party’s or its Affiliates’, licensees’, sublicensees’ or subcontractors’ employees, agents, independent contractors or consultants, in each case, in the performance of activities under this Agreement.

1.9.	“Agreement Patents” means any Patents that (a) have a priority date after the Effective Date; and (b) Cover or otherwise claim any Agreement Know-How.
1.10.	“Alliance Manager” has the meaning set forth in Section 3.9.
1.11.

“Antitrust Clearance Date” means the earliest date on which all applicable waiting periods and approvals required under Antitrust Laws with respect to the transactions contemplated under this Agreement have expired or have been terminated (in the case of waiting periods) or been received (in the case of approvals), which such waiting periods and approvals shall be identified in Schedule 1.11.

1.12.

“Antitrust Filing” means filings by Arrowhead and GSK with the United States Federal Trade Commission and the United States Department of Justice and any applicable Governmental Body in the GSK Territory, as required under any Antitrust Laws with respect to the transactions contemplated under this Agreement, as identified in Schedule 1.12, together with all required documentary attachments thereto.

1.13.

“Antitrust Laws” means any and all Laws designed to govern competition, trade regulation, foreign investment, or national security or defense matters or to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade, including the Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”).

1.14.	“Arrowhead” has the meaning set forth in the preamble.
1.15.	“Arrowhead Agreement Know-How” has the meaning set forth in Section 6.1(a)(i).

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1.16.	“Arrowhead Agreement Patents” has the meaning set forth in Section 6.1(a)(i).
1.17.	“Arrowhead Agreement Technology” means, collectively, the Arrowhead Agreement Know-How and the Arrowhead Agreement Patents.
1.18.

“Arrowhead Excluded Know-How” means, collectively, (a) any and all Know-How that Arrowhead or any of its Affiliates comes to Control after the Effective Date during the Term, (including Arrowhead Agreement Know-How, other than any New [***] Know-How that was solely or jointly invented by or on behalf of one (1) or more Personnel of GSK (or its Affiliates, licensees, sublicensees or subcontractors)), that relates to CMC for the Manufacture of the Compound or any Products but is not necessary for the Manufacture of the Compounds or any Products; and (b) any and all Know-How that (i) is Controlled by Arrowhead or its Affiliates as of the Effective Date or during the Term, (ii) embodies RNA Molecule sequence selection and compound design process, and (iii) is not disclosed by Arrowhead to GSK under Section 2.3; provided that this clause (b) shall not include any Know-How that is necessary for the clinical development, Manufacture or Commercialization of the Compounds or any Products.

1.19.

“Arrowhead Excluded Patents” means any Patent that Covers or otherwise claims any Arrowhead Excluded Know-How but excluding any Patent that Covers or otherwise claims any Arrowhead Excluded Know-How and also Arrowhead Know-How.

1.20.

“Arrowhead HSD17B13-Specific Patents” means, collectively, (a) the Arrowhead Patents set forth on Schedule 1.20; and (b) after the Execution Date, any Arrowhead Patent that is not an Arrowhead Platform Patent.

1.21.

“Arrowhead Human Biological Samples” means any Human Biological Samples collected in connection with the conduct of the Ongoing Phase I Clinical Trial or any Clinical Trial of a Product conducted by or on behalf of Arrowhead or any of its Affiliates prior to the Effective Date.

1.22.	“Arrowhead Indemnitees” has the meaning set forth in Section 9.1.
1.23.	“[***]” means [***].
1.24.

“Arrowhead Know-How” means any Know-How that (a) is Controlled by Arrowhead (or any of its Affiliates) as of the Execution Date or during the Term; and (b) is necessary or useful to Develop, Manufacture or Commercialize the Compound or any Product, including all Arrowhead Agreement Know-How and Arrowhead’s interest in Joint Agreement Know-How but excluding all Arrowhead Excluded Know-How.

1.25.	“Arrowhead Materials” means the materials set forth on Schedule 1.25.
1.26.

“Arrowhead Patent” means any Patent that (a) is Controlled by Arrowhead (or any of its Affiliates) as of the Execution Date or during the Term; and (b) (i) claims or covers any Arrowhead Know-How or (ii) otherwise Covers the Compound or any Product or the Development, Manufacture or Commercialization of the Compound or any Product, including

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all Arrowhead HSD17B13-Specific Patents, Arrowhead Platform Patents, Arrowhead Agreement Patents and Arrowhead’s interest in the Joint Agreement Patents but excluding all Arrowhead Excluded Patents.
1.27.

“Arrowhead Platform Patents” means, collectively, (a) the Arrowhead Patents set forth on Schedule 1.27; and (b) after the Execution Date, any Arrowhead Patent that is (i) generally applicable to the making, using or selling of RNA Molecules, and (ii) not specific to RNA Molecules targeting an 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) gene or variant thereof.

1.28.	“Arrowhead Pre-Existing Agreements” means the agreements set forth in Schedule 1.28.
1.29.	“Arrowhead Retained Rights” has the meaning set forth in Section 2.3.
1.30.	“Arrowhead Technology” means (a) the Arrowhead Know-How; and (b) the Arrowhead Patents.
1.31.	“Arrowhead Territory” means, subject to Section 2.10(c), Greater China.
1.32.	“Arrowhead Third Party Agreement” has the meaning set forth in Section 2.9(b).
1.33.	“Bankrupt Party” has the meaning set forth in Section 10.8.
1.34.	“Bankruptcy Code” means Title 11 of the United States Code, as amended, or analogous provisions of Law outside the United States.
1.35.	“Breaching Party” has the meaning set forth in Section 10.3.
1.36.

“Business Day” shall mean a day other than a Saturday, Sunday or public holiday in United States and England when banks in United States and England are open for normal banking business and excluding the period from 24 December to 2 January in which the corporate offices of GSK are closed for business.

1.37.

“Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1 of any Calendar Year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.38.

“Calendar Year” means the period beginning on January 1 and ending on December 31 of the same year; provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same year; and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the effective date of termination or expiration of this Agreement.

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1.39.

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets.  Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of this Agreement.

1.40.

“Clinical Manufacturing” means the Manufacture of the Compound or any Product (including the cost of Manufacturing the Compound contained in any Product) or acquisition of the Compound or any Product from a CMO, in each case, for use in Clinical Trials. “Clinical Manufacture” shall have a correlative meaning.

1.41.	“Clinical Supply Agreement” has the meaning set forth in Section 3.3(a).
1.42.

“Clinical Trial” means a clinical trial in human subjects that has been approved by an institutional review board or ethics committee, as applicable, and is designed to measure the safety or efficacy of a therapeutic product, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, any study incorporating more than one (1) of these phases, or any clinical trial (whether required or optional) commenced after Regulatory Approval.

1.43.	“Clinical Trial Transition Date” has the meaning set forth in Section 10.7(c)(ii).
1.44.

“CMC” means, chemistry, manufacturing and controls with respect to a product, which includes (a) manufacturing and process development records for such product; and (b) all chemistry, manufacturing and control procedures necessary or reasonably useful for the manufacture of such product.

1.45.	“CMO” has the meaning set forth in Section 3.3(b).
1.46.

“Combination Product” means a Product that is sold in the form of a combination containing or comprising the Compound together with one or more other therapeutically active agents (whether co-formulated, co-packaged or otherwise sold for a single price) (such additional therapeutically active agent, an “Other Component”); or defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent (but, in any event, excluding devices, drug delivery vehicles, adjuvants, solubilizers and excipients).

1.47.

“Commercial Manufacturing” means the Manufacture of the Compound or any Product (including the cost of Manufacturing the Compound contained in any Product) or acquisition of the Compound or any Product from a CMO, in each case, for Commercialization of such

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Product in the applicable Territory. “Commercial Manufacture” shall have a correlative meaning.
1.48.

“Commercialize” means, with respect to any product, any and all activities undertaken before and after Regulatory Approval of any NDA for such product and that relate to the marketing, promoting, distributing, importing or exporting for sale, using, offering for sale and selling of such product, and interacting with Regulatory Authorities regarding the foregoing.  “Commercializing” and “Commercialization” shall each have a correlative meaning.

1.49.	“Commercialization Wind-Down Period” has the meaning set forth in Section 10.7(c)(iii).
1.50.

“Commercially Reasonable Efforts” means, with respect to the performance of Development, Manufacturing or Commercialization with respect to the Compound or any Product, or performance of any other obligations hereunder by or on behalf of a Party, a measure of effort and resources of such Party (including the collective effort and resources of its Affiliates, licensees and sublicensees) consistent with the exercise of prudent scientific and business judgment and the commercially reasonable practices of such Party for the development, commercialization and manufacture of a similarly situated pharmaceutical or biological product, as applicable, and with similar market potential at a similar stage of product life, taking into account [***]. “Commercially Reasonable Efforts” shall be determined on a country-by-country basis and activities that are conducted in one country that have an effect on achieving the relevant objective in another country shall be considered in determining whether Commercially Reasonable Efforts have been applied in such other countries.

1.51.	“Competing Compound” has the meaning set forth in Section 2.7(a).
1.52.

“Completion” means, with respect to the Ongoing Phase I Clinical Trial, GSK’s determination, acting reasonably and in good faith, that (a) the Ongoing Phase I Clinical Trial have concluded in the normal course in accordance with the study plan and protocol set forth on Schedule 3.4; and (b) Arrowhead or any of its Affiliates has completed all reasonable and customary analyses of the data and results of the Ongoing Phase I Clinical Trial and such other analyses in accordance with the study plan and protocol set forth on Schedule 3.4, including (i) clinical database lock, (ii) completion of all Regulatory Document submissions to Regulatory Authorities as required per local regulatory requirements, including the submission of the clinical study report, as applicable, (iii) finalization and quality control of the trial master file (TMF), which confirms that the Clinical Trial was conducted in accordance with relevant ICH guidelines, and (iv) completion of all activities listed in section 8.4 of the ICH Consensus Guideline E6(R2), Integrated Addendum to ICH E6(R1): Guideline for Good Clinical Practice, including the completion of the clinical study report; provided that if the Ongoing Phase I Clinical Trial is terminated early for any reason (including any Adverse Event, safety concern or other clinical failure), it shall not be deemed to have been “Completed” for purposes of this definition. “Completed”, “Completing”, or “Completes” shall each have a correlative meaning.

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1.53.

“Compound” means (a) the chemical composition of matter known as “ARO-HSD” active pharmaceutical ingredient, an RNA Molecule linked to a targeting ligand comprising N-acetyl-galactosamine designed to reduce production of 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) as set forth on Schedule 1.53 and any salts, hydrates, solvates, esters, metabolites, intermediates (including the Registered Starting Material ([***])), stereoisomers, polymorph, complexes, cocrystals, derivatives and formulations of such composition of matter in this clause (a); and (b) any other chemical composition of matter that (i) comprises (A) an RNA Molecule targeting an 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) gene or variant thereof, or (B) (1) an RNA transcribed from an 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) gene or variant thereof or (2) a protein expressed from the RNA of clause (1), in each case ((1) and (2)), targeting an 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) gene or variant thereof and (ii) is Covered by a Valid Claim of an Arrowhead Patent, and any salts, hydrates, solvates, esters, metabolites, intermediates (including the Registered Starting Material ([***]), if applicable), stereoisomers, polymorph, complexes, cocrystals, derivatives and formulations of such composition of matter in this clause (b).

1.54.

“Confidential Information” of a Party (“Disclosing Party”) means any and all non-public or confidential information relating to the business, operations or products of such Disclosing Party or any of its Affiliates, including any Know-How, that such Disclosing Party or its Affiliate discloses or disclosed to the other Party (“Receiving Party”) or its Affiliate under this Agreement or the Existing Confidentiality Agreement, or otherwise becomes known to the Receiving Party by virtue of this Agreement; provided, however, that, notwithstanding the foregoing, (a) the existence and the terms and conditions of this Agreement; and (b) any Arrowhead Know-How that is specifically related to the Compounds or any Product (including any Arrowhead Know-How comprising any data or results of the Ongoing Phase I Clinical Trial), in each case ((a) or (b)), shall be deemed to be the Party’s joint Confidential Information, with both Parties deemed to be the Receiving Party of such Confidential Information; provided, further, in the event that GSK obtains exclusive rights under the Arrowhead Technology to Develop, Manufacture and Commercialize the Compound and Products in Greater China pursuant to Section 2.10(c), during the remainder of the Term, any Arrowhead Know-How set forth in clause (b) above shall be deemed to be GSK’s Confidential Information and GSK shall be deemed to be the Disclosing Party and Arrowhead shall be deemed to be the Receiving Party with respect thereto, in all cases, unless and to the extent any such information is disclosed in any press release, presentation or other form of public disclosure permitted under Article 7.

1.55.

“Controlled” means, with respect to any Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials, that a Party or one of its Affiliates, directly or indirectly, owns or has a license or sublicense (other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) to the applicable Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials (or in the case of materials, has the right to physical possession of such materials) and has the ability to grant a license, sublicense, or right of access and use under, such Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials as provided for in this Agreement without (a) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliate would be required hereunder to grant such license, sublicense, or right of access

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and use; and (b) incurring any additional payment obligations to a Third Party that are not subject to an allocation agreed between the Parties pursuant to this Agreement or otherwise in writing.  “Controlled” has a correlative meaning.

Notwithstanding anything in this Agreement to the contrary, a Party or its Affiliates will be deemed not to Control any Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials that are owned or in-licensed by an Acquirer except (i) if such Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials owned or in-licensed by the Acquirer were generated from participation by employees or consultants of such Acquirer in furtherance of Development, Manufacturing or Commercialization activities with respect to the Compound or any Product under this Agreement after such Change of Control, (ii) for any Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials owned or in-licensed by such Acquirer not used in the performance of Development, Manufacturing or Commercialization activities with respect to the Compound or any Product under this Agreement prior to the consummation of such Change of Control that, after the consummation of such Change of Control, are used by such acquired Party or any of its Affiliates in the performance of Development, Manufacturing or Commercialization activities with respect to the Compound or any Product under this Agreement, or (iii) if, prior to the consummation of such Change of Control, such acquired Party or any of its Affiliates also Controlled such Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials owned or in-licensed by such Acquirer, in each of which cases ((i)–(iii)), such Patents, Know-How, Regulatory Approvals, Regulatory Documents or materials owned or in-licensed by such Acquirer will be deemed Controlled by the acquired Party or its Affiliates for purposes of this Agreement.

1.56.

“Cover,” “Covering” or “Covered” means, with respect to the applicable Compound or Product in any country and any Patent, that the making, offering for sale, selling, importing or using of such Product would, but for a license granted under such Compound or Patent, infringe any Valid Claim of such Patent in such country in which that activity occurs.

1.57.	“Defending Party” has the meaning set forth in Section 6.5(b).
1.58.

“Develop” means, with respect to any product, the performance of all research, pre-clinical and clinical development (including toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, and statistical analysis), Clinical Trials (excluding Clinical Trials conducted after Regulatory Approval of an NDA), Manufacturing and regulatory activities that are required to obtain Regulatory Approval of such product in the Territory. For clarity, the definition of “Development” shall exclude all Commercialization activities. “Developing” and “Development” shall each have a correlative meaning.

1.59.	“Development Milestone Event” has the meaning set forth in Section 5.2.
1.60.	“Development Milestone Payment” has the meaning set forth in Section 5.2.
1.61.	“Development Report” has the meaning set forth in Section 3.8(a).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.62.	“Disclosing Party” has the meaning set forth in Section 1.54.
1.63.	“Effective Date” has the meaning set forth in Section 11.1.
1.64.	“EMA” means the European Medicines Agency or a successor agency thereto.
1.65.

“Enforcement Action” means, as applicable in context, an infringement action or suit or similar action to abate, compromise or settle any Third Party Competing Infringement, or an action or claim to defend, attempt to resolve, compromise or settle any Third Party Patent Action.

1.66.	“European Union” or “E.U.” means the economic, scientific, and political organization of member states of the European Union as it may be constituted from time to time.
1.67.	“Exclusivity Term” has the meaning set forth in Section 2.7(a).
1.68.	“Execution Date” has the meaning set forth in the preamble.
1.69.	“Executive Officers” means, together, the Chief Scientific Officer and President R&D of GSK (or a designee) and the Chief Executive Officer of Arrowhead.
1.70.	“Existing Confidentiality Agreement” means that certain Confidential Disclosure Agreement, by and between GlaxoSmithKline, LLC and Arrowhead, dated as of March 24, 2021.
1.71.	“FDA” means the United States Food and Drug Administration or a successor federal agency thereto.
1.72.	“Field” means any and all uses.
1.73.

“First Commercial Sale” means, with respect to a Product, on a country-by-country basis, the first commercial sale for monetary value in an arms-length transaction of such Product to a Third Party end user by or on behalf of a Party or any of its respective Selling Parties in such country following receipt of applicable Regulatory Approval of such Product in such country; provided, however, that First Commercial Sale shall not include any transfer of a Product (a) between or among a Party or any of its respective Selling Parties for a given Party or any Third Party subcontractors (including CMOs or suppliers (other than wholesalers and distributors)); or (b) for purposes of patient assistance, charitable or promotional purposes, for use in a Clinical Trial or for use in any other tests or studies reasonably necessary to comply with any Law or request by a Regulatory Authority; provided, further, that solely for purposes of defining the Royalty Term as set forth in Section 1.161, the transfers set forth in clauses (a) or (b) above shall only be excluded from the definition of First Commercial Sale hereunder if such transfer are made without consideration.

1.74.	“Force Majeure Events” has the meaning set forth in Section 13.6.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.75.

“FTE” means a full time person, or in the case of less than a full time person, a full time equivalent person year, carried out by an appropriately qualified employee of a Party or its Affiliates, based on [***] person hours per year.  Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time and a half or double time) toward the number of hours that are used to calculate the FTE contribution. Each employee utilized by a Party in connection with its performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee and will be treated as an FTE on a pro rata basis based upon the actual number of such hours worked divided by [***].

1.76.	“FTE Costs” means the FTE Rate multiplied by the number of FTEs, or portion thereof, actually utilized by Arrowhead in performing activities under this Agreement.
1.77.

“FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, [***] per year, subject to annual increases beginning on January 1, 2022 to reflect percentage increase in the Consumer Price Index for the US City Average, calculated by the Bureau of Labor Statistics during the immediately preceding Calendar Year and similarly calculated year to year increases each subsequent Calendar Year.

1.78.	“GAAP” has the meaning set forth in Section 1.2.
1.79.

“GCP” means the applicable then-current good clinical practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Parts 312, 50, 54, and 56 (or such other foreign equivalent regulatory standards in any other country or jurisdiction).

1.80.

“Generic Product” means, with respect to a particular Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a sublicensee of a Party and that did not purchase such product in a chain of distribution that included a Party or any of its respective Selling Parties, that is approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Product as determined by the applicable Regulatory Authority, including any product that is authorized for sale (a) in the U.S. pursuant to Section 505(j) of the US Federal Food, Drug, and Cosmetic Act (21 USC Section 355(j)); (b) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision); or (c) any foreign equivalent thereof or successors thereto.

1.81.	“Generic Competition” has the meaning set forth in Section 5.4(e).
1.82.

“GLP” means all applicable then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other foreign equivalent regulatory standards in any other country or jurisdiction).

1.83.

“GMP” means all applicable then-current good Manufacturing practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Parts 210 and 211

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good Manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, December 2010,” (or such other foreign equivalent regulatory standards in any other country or jurisdiction).

1.84.

“Governmental Body” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) supranational, federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.85.

“Greater China” means (a) the PRC; (b) the Special Administrative Region of Hong Kong; (c) the Special Administrative Region of Macau; and (d) Taiwan; provided that each administrative region of Greater China will be deemed, and may be referred to as, a “country” for all purposes in this Agreement notwithstanding it being referred to in other contexts as a “region”.

1.86.	“GSK” has the meaning set forth in the preamble.
1.87.	“GSK Agreement Know-How” has the meaning set forth in Section 6.1(a)(ii).
1.88.	“GSK Agreement Patents” has the meaning set forth in Section 6.1(a)(ii).
1.89.	“GSK Agreement Technology” means, collectively, the GSK Agreement Know-How and the GSK Agreement Patents.
1.90.	“GSK Clinical Trial Transfer Obligations” has the meaning set forth in Section 10.7(c)(ii).
1.91.

“GSK Excluded Know-How” means any GSK Agreement Know-How that (a) is not actually used during the Term by or on behalf of GSK (or any of its Affiliates or Sublicensees) in the Development, Manufacture or Commercialization of the Compound or any Products; or (b) is not necessary for the Development, Manufacture or Commercialization of the Compound or any Products in the Arrowhead Territory.

1.92.	“GSK Excluded Patents” means any Patent that Covers or otherwise claims any GSK Excluded Know-How but excluding any Patent that also Covers or otherwise claims any GSK Licensed Know-How.
1.93.	“GSK Licensed Know-How” means all GSK Agreement Know-How but excluding any GSK Excluded Know-How.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.94.	“GSK Licensed Patents” means all GSK Agreement Patents but excluding all GSK Excluded Patents.
1.95.	“GSK Licensed Technology” means, collectively, the GSK Licensed Know-How and the GSK Licensed Patents.
1.96.	“GSK Indemnitees” has the meaning set forth in Section 9.2.
1.97.	“GSK Indemnitees” has the meaning set forth in Section 9.2.
1.98.	“GSK Retained Rights” has the meaning set forth in Section 2.8(c).
1.99.	“GSK Territory” means worldwide but, subject to Section 2.10(c), as applicable, excluding the Arrowhead Territory.
1.100.	“HSR Act” has the meaning set forth in Section 1.13.
1.101.

“Human Biological Samples” means any human biological material (including any derivative or progeny thereof), including any portion of an organ, any tissue, skin, bone, muscle, connective tissue, blood, cerebrospinal fluid, cells, gametes, or sub-cellular structures such as DNA, or any derivative of such biological material such as stem cells or cell lines; and any human biological product, including, but not limited to, hair, nail clippings, teeth, urine, faeces, breast milk, and sweat.

1.102.	“IFRS” has the meaning set forth in Section 1.2.
1.103.

“IND” means, in the United States, an effective Notice of a Claimed Investigational New Drug Application filed with the FDA as more fully defined in 21 C.F.R. § 312.3, and, with respect to every other country in the Territory, the clinical trial notification, clinical trial application or other equivalent application (i.e., a filing that must be made prior to commencing clinical testing of any Product in humans) filed with the applicable Regulatory Authority in such country.

1.104.	“Indemnitees” means (a) with respect to GSK as the indemnifying Party, the Arrowhead Indemnitees; and (b) with respect to Arrowhead as the indemnifying Party, the GSK Indemnitees.
1.105.

“Indication” means an entirely separate and distinct disease or medical condition in humans (including having a separate histology) for which a product may be filed to obtain a label or label expansion or has received a separate and distinct marketing authorization approval with an approved label claim to treat such disease or condition, as applicable. For clarity, (a) moving from one line of therapy to another within any disease or medical condition shall not be considered to be a new Indication, a non-limiting example of which is moving from second line therapy to first line therapy; (b) a single Indication would include the primary disease and all variants or sub-divisions or sub-classifications within such primary disease, and regardless of prophylactic or therapeutic use, pediatric or adult use and irrespective of different formulation(s), dosage form(s), dosage strength(s), or delivery system(s) used; and (c)

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

obtaining a label expansion for use of any product to treat the same primary disease in combination or co-administration with another product in an already approved Indication shall not be considered to be a new Indication.

1.106.	“Initiation” means, with respect to a Clinical Trial of a product, the first dosing of the first human subject pursuant to the applicable protocol for such Clinical Trial.
1.107.	“JMWG” has the meaning set forth in Section 3.3(c).
1.108.	“Joint Agreement Know-How” has the meaning set forth in Section 6.1(a)(iii).
1.109.	“Joint Agreement Patents” has the meaning set forth in Section 6.1(a)(iii).
1.110.	“Joint Agreement Technology” means, collectively, the Joint Agreement Know-How and the Joint Agreement Patents.
1.111.

“Know-How” means any proprietary, scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including discoveries, inventions, trade secrets, devices, databases, practices, protocols, regulatory filings, methods, processes (including Manufacturing processes, specifications and techniques), techniques, concepts, ideas, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of any Development activities), summaries and information contained in submissions to and information from ethical committees, or Regulatory Authorities, and Manufacturing process and Development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in any Patent. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, or a development relating to the item, is (and remains) not known to the public. “Know-How” includes any rights (other than Patents, but including copyright, database or design rights) protecting such Know-How.

1.112.

“Law” or “Laws” means all applicable national, supranational, regional, state and local laws, statutes, rules, regulations, ordinances, treaties, administrative codes, guidance, judgments, decrees, directives, injunctions, orders, permits, of or from any court, arbitrator, Regulatory Authority, or Governmental Body having jurisdiction over or related to the subject item, including GCP, GLP and GMP, as applicable.

1.113.	“Losses” has the meaning set forth in Section 9.1.
1.114.	“Major European Countries” means, collectively, France, Germany, Italy, Spain and the United Kingdom.
1.115.	“Major Markets” means each of the following countries: the United States, France, Germany, Italy, Spain, the United Kingdom, and Japan.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.116.

“Manufacture” means, with respect to any product (including active pharmaceutical ingredient and other material contained therein), the performance of all activities directed to any stage of manufacture of such product, as applicable, including the planning, purchasing of materials or intermediates, making, having made, producing, manufacturing, process development, processing, filling, finishing, packaging, labeling, leafleting, in-process testing, waste disposal, quality control testing and quality assurance release, disposition, sample retention, stability testing, preparation for shipping, shipping or storage of such product. “Manufactured” or “Manufacturing” shall each have a correlative meaning.

1.117.

“Manufacturing Costs” means, with respect to any Product Manufactured by or on behalf of a Party, or any of its Affiliates, licensees or sublicensees, such Party’s (or its Affiliate’s licensee’s or sublicensee’s, as applicable) [***] determined in accordance with applicable Accounting Standards, and the terms and conditions of this Agreement, incurred in Manufacturing or acquisition of such Product, in each case, [***] Controlled by such Party (or its Affiliate, licensee or sublicensee, as applicable), which shall include the following costs incurred by such Party (or its Affiliate, licensee or sublicensee, as applicable):

a.

“Standard Cost of Goods Manufactured” means the budgeted unit costs of direct materials, direct labour, Third Party fees, depreciation of Manufacturing equipment (including buildings, fixtures, and fittings), inter-plant/inter-location transportation expenses and a reasonable allocation of indirect expenses and overhead connected therewith (to the extent allocable to forecasted production of materials for use in or sale of such product recorded as an expense by such Party (or its Affiliate, licensee or sublicensee, as applicable)), which allocation is made in a manner consistent with such allocations applied to other products made in the same production center, and consistent with customary practice, in each case, calculated in accordance with applicable Accounting Standards, consistently applied by such Party (or its Affiliate, licensee or sublicensee, as applicable) in accordance with its standard accounting practice for public financial reporting purposes; provided that the Standard Cost of Goods Manufactured will be updated annually as part of such Party’s (or its Affiliate’s, licensee’s or sublicensee’s, as applicable) customary practice for its other products, plus any reasonable and documented costs in respect of local testing (or retesting), destruction, freight, insurance, warehousing, duty, import and transportation costs;

b.

“Cost Variances” means actual costs of Manufacturing versus Standard Cost of Goods Manufactures, including direct materials variances (including material usage variances and purchase price variances), direct labour variances, and indirect expenses and overhead variances (to the extent allocable to forecasted production of materials for use in or sale of such product recorded as an expense by such Party (or its Affiliate, licensee or sublicensee, as applicable)), which allocation is made in a manner consistent with customary practice (including volume variances, variable overhead spending variances and fixed overhead spending variances);

c.	To the extent Products are Manufactured by any CMOs, the Out-of-Pocket Costs invoiced by and paid to such Third Party contractor(s) for the Manufacture of such

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Product, including depreciation of Manufacturing equipment (including buildings, fixtures, and fittings) either purchased by such Party (or its Affiliate, licensee or sublicensee, as applicable) or the applicable Third Party contractor, any reasonable and documented costs in respect of local testing (or retesting), destruction, freight, insurance, warehousing, duty, import and transportation costs; and

d.

Manufacturing Cost shall not include capital costs or costs associated with physical plant improvements; provided that, subject to the foregoing, all Manufacturing Costs shall be calculated on a pro-rata basis based on the use of the components of Manufacturing activities devoted to the Products as opposed to all other products using the same components; provided, further, that Manufacturing Costs shall exclude costs that result from the gross negligence or willful misconduct of a Party (or any of its Affiliates, licensees, sublicensees or Third Party contractor manufacturer(s)) or a failure by a Party (or any of its Affiliates, licensees, sublicensees or Third Party contractor manufacturer(s)) to follow the documented manufacturing process or any other Manufacturing defect arising from such Manufacture of the applicable Product.

1.118.

“NDA” means any New Drug Application, submitted pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R. § 314.3 et seq. and any equivalent application to any of the foregoing (e.g., Marketing Authorization Application filed with the EMA) submitted in any country in the Territory, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

1.119.	“Negotiation Period” has the meaning set forth in Section 2.10(b).
1.120.

“Net Sales” means, with respect to a Product during a stated time period, the gross invoiced sales amounts for such Product sold by or on behalf of (a) with respect to the GSK Territory, GSK or any of its Affiliates or Sublicensees in arm’s length transactions to Third Parties (but not including sales relating to transactions by and between GSK, its Affiliates or Sublicensees, but including sales to wholesalers and distributors); or (b) with respect to Arrowhead’s royalty payment obligations pursuant to Section 10.7(c)(iv)(B), Arrowhead or any of its Affiliates, licensees or sublicensees in arm’s length transactions to Third Parties (but not including sales relating to transactions by and between Arrowhead, its Affiliates, licensees or sublicensees, but including sales to wholesalers and distributors) (in each case ((a) and (b)), any such Affiliates, licensees or sublicensees of a Party, a “Selling Party”), less the following deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated to such Product and to the extent that such amounts are deducted from gross invoiced sales amounts as reported by such a Party or any of its respective Selling Parties in its financial statements in accordance with its applicable Accounting Standard, applied on a consistent basis:

a.	credits or allowances actually granted for any damaged Product, returns or rejections of such Product, price adjustments and billing errors;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

b.

government mandated discounts and rebates (or equivalents thereof) to national, state, provincial, local and other Governmental Bodies, their agencies and purchasers, and reimbursers, or to trade customers;

c.	normal and customary trade, cash and quantity discounts actually given on such Product sold;
d.	transportation costs, including insurance, for outbound freight related to delivery of such Product to the extent included and separately itemized in the gross amount invoiced;
e.	non-recoverable sales taxes, value added taxes, and other taxes directly linked to the sales of such Product to the extent included in the gross amount invoiced; and
f.

any other items actually deducted from gross invoiced sales amounts as reported by such Party or any of its respective Selling Parties in its financial statements in accordance with its applicable Accounting Standard, applied on a consistent basis.

provided, however, that in no event shall any particular amount identified above be deducted more than once in calculating Net Sales (i.e., no “double counting” of deductions).

To the extent that a Party or any of its respective Selling Parties receives consideration other than or in addition to cash upon the sale or disposition of a Product, Net Sales will be calculated based on the average price charged for such Product, as applicable, during the preceding royalty period, or in the absence of such sales, based on such Party’s (or its Selling Party’s, as applicable) reasonable determination of the fair market value of the Product.  The permitted deductions of clauses (a) through (e) above will be fairly allocated to the Product and, as between the Product and other products or services of such Party (or its Selling Party, as applicable), will not be inappropriately allocated.  Such Party (or its Selling Party, as applicable) will not attempt to reduce compensation rightly due to the other Party under this Agreement by shifting compensation otherwise payable to such Party (or its Selling Party, as applicable) from a Third Party with respect to any Product to another product or service for which no royalties are payable to the other Party under this Agreement.

For purposes of the definition of Net Sales:  If any Product under this Agreement is sold in the form of a Combination Product, and such Product and Other Components are sold separately, the Net Sales of such Combination Product for any period shall be determined by multiplying the Net Sales (as defined above in this Section 1.120) of such Combination Product for such period by the fraction, A/(A+B) where A is the weighted (by sales volume) average gross sale price in a particular country of such Product during such period when sold separately in finished form and B is the weighted average gross sale price in such country during such period of the Other Components sold separately in finished form.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

In the event that the weighted average gross sale price of such Product for a period can be determined but the weighted average gross sale price of the Other Components cannot be determined, the Net Sales of such Product for such period shall be calculated by multiplying the Net Sales of such Combination Product for such period by the fraction A/C where A is the weighted average gross sale price of such Product during such period when sold separately in finished form and C is the weighted average gross sale price of such Combination Product during such period.

In the event that the weighted average gross sale price of the Other Components for a period can be determined but the weighted average gross sale price of such Product for such period cannot be determined, the Net Sales of such Product for such period shall be calculated by multiplying the Net Sales of such Combination Product for such period by a fraction determined by the following formula: one (1) minus B/C where B is the weighted average gross sale price of the Other Components during such period when sold separately in finished form and C is the weighted average gross sale price of such Combination Product during such period.

In the event that the weighted average gross sale price of both such Product and the Other Components in such Combination Product cannot be determined for a period, the Net Sales of such Product for such period shall be based upon the relative value contributed by each component. Such Party (or its Selling Party, as applicable) shall propose a value for the weighted average gross sale price of such Product and the Other Components in such Combination Product. Within twenty (20) Business Days after such Party (or its Selling Party, as applicable) submits such proposal to Arrowhead, the Parties shall meet to discuss, acting reasonably and in good faith, and agree upon (which agreement shall not be unreasonably withheld) the weighted average gross sales price of such Product and the Other Components in such Combination Product for such period. The weighted average gross sale price for such Product, Other Components, or Combination Product for such period shall be calculated once each Calendar Year and such price shall be used during all applicable reporting periods for the entire following Calendar Year. When determining the weighted average gross sale price of a Product, Other Components, or Combination Product for a period, the weighted average gross sale price shall be calculated by dividing the sales dollars (translated into US Dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) of the preceding Calendar Year for such Product, Other Components, or Combination Product. In the initial Calendar Year, a forecasted weighted average gross sale price will be used for such Product, Other Components, or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average gross sale prices will be paid or credited in the first applicable payment of the following Calendar Year.

Sales of Products among a Party and any of its respective Selling Parties (including sales by any such Selling Party to such Party or another Selling Party of such Party) for resale by such entity to a Third Party shall not be deemed a sale for purposes of

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

this definition of “Net Sales”; provided that the resale of such Products by such entity to such Third Party (other than a sublicensee (or, in the case of GSK, a Sublicensee), but including wholesalers and distributors) shall be deemed a sale for the purposes of this definition of “Net Sales.”  If any Affiliate or sublicensee of a Party that purchases Products from such Party or any of its other Affiliates or sublicensees that is the end user of such Product, then Net Sales shall include the value of such sale, calculated at the higher of (i) the actual price paid in such sale for such Product or (ii) the fair market value of such Product at the time of such sale (as determined by the mutual agreement of the Parties, acting reasonably and in good faith).

Transfers or dispositions of Product for no monetary consideration: (A) in connection with patient assistance programs; (B) for charitable or promotional purposes; (C) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (D) for use in any tests or studies, including Clinical Trials, reasonably necessary to comply with any Law, regulation or request by a Regulatory Authority shall not, in each case ((A) through (D)), be deemed sales of such Product for purposes of this definition of “Net Sales.”

1.121.	“New License Agreement” has the meaning set forth in Section 10.7(d).
1.122.	“New [***] Know-How” has the meaning set forth in Section 6.1(a)(i).
1.123.	“New [***] Patents” has the meaning set forth in Section 6.1(a)(i).
1.124.	“Non-Bankrupt Party” has the meaning set forth in Section 10.8.
1.125.	“Non-Breaching Party” has the meaning set forth in Section 10.3.
1.126.	“Non-Defending Party” has the meaning set forth in Section 6.5(b).
1.127.	“Non-Escalatable Dispute” has the meaning set forth in Section 12.1.
1.128.

“Ongoing Phase 1 Clinical Trial” means the Phase I Clinical Trial of the Compound entitled: A Phase 1 Single and Multiple Dose Study to Evaluate the Safety, Tolerability, Pharmacokinetics and Pharmacodynamic Effects of ARO-HSD in Normal Healthy Volunteers as well as in Patients with NASH or suspected NASH, being conducted by Arrowhead as of the Execution Date.

1.129.	“Opt-In Exercise Notice” has the meaning set forth in Section 2.10(a).
1.130.	“Opt-In Exercise Period” has the meaning set forth in Section 2.10(a).
1.131.	“Opt-In Right” has the meaning set forth in Section 2.10(a).
1.132.	“Other Components” has the meaning set forth in Section 1.46.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.133.

“Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or any of its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities for the Compound or any Product, including payments to contract personnel (including contractors, consultants and subcontractors).

1.134.	“Party” and “Parties” have the meaning set forth in the preamble.
1.135.

“Patent” or “Patents” means any and all (a) issued or granted patents, including any extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals thereof; (b) pending patent applications, including any continuations, divisionals, continuations-in-part, substitutes or provisional applications; and (c) counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction.

1.136.	“Patent Term Extension” has the meaning set forth in Section 6.3(g).
1.137.	“Patent Working Group” has the meaning set forth in Section 6.2.
1.138.	“Payee Party” has the meaning set forth in Section 5.5(a).
1.139.	“Payor Party” has the meaning set forth in Section 5.5(a).
1.140.

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.141.	“Personnel” means, with respect to any Person, its officers, directors, employees, workers, contractors, advisors, consultants, agents or other representatives.
1.142.	“Pharmacovigilance Agreement” has the meaning set forth in Section 4.4.
1.143.

“Phase I Clinical Trial” means any Clinical Trial of any product, the principal purpose of which is a preliminary determination of safety, pharmacokinetics, and pharmacodynamic parameters in healthy individuals or patients, or a similar clinical study prescribed by the relevant Regulatory Authority in a country , from time to time, pursuant to Law or otherwise, including those trials referred to in 21 C.F.R. § 312.21(a), as amended, or analogous provisions outside the United States.

1.144.

“Phase II Clinical Trial” means a Clinical Trial of any product, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the relevant Regulatory Authority in a country, from time to time, pursuant to Law or otherwise, including the trials referred to in 21 C.F.R. § 312.21(b), as amended, or analogous provisions outside the United States.

1.145.	“Phase III Clinical Trial” means a Clinical Trial of any product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c), or analogous provisions outside the United

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States, and is intended to: (a) establish that the product is safe and efficacious for its intended use; (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed; and (c) support Regulatory Approval for such product in the Territory, or a similar clinical study prescribed by the relevant Regulatory Authority in a country.

1.146.	“Post-Grant Proceedings” has the meaning set forth in Section 6.3(a).
1.147.

“PRC” or “China” means the People’s Republic of China, which for the purpose of this Agreement excludes the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and Taiwan.

1.148.	“Proceeding” means any action, arbitration, investigation, litigation or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
1.149.

“Product” means any and all pharmaceutical products in any dosage form and strengths, or formulation, or method of delivery, including any improvements thereto, that contains a Compound as an active ingredient, whether as the sole therapeutically active ingredient or in combination or adjunct therapy with one or more Other Component(s).

1.150.	“Receiving Party” has the meaning set forth in Section 1.54.
1.151.	“Registered Starting Material ([***])” means Arrowhead's proprietary [***] used in the Manufacture of the Compound.
1.152.

“Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, including any pricing or pricing reimbursement approval or determination, necessary for the Development, Manufacture or Commercialization of the applicable Product in a particular country or jurisdiction.

1.153.

“Regulatory Authority” means (a) in the U.S., the FDA, (b) in the E.U., the EMA, or (c) in any other jurisdiction anywhere in the world, any regulatory body with similar regulatory authority over pharmaceutical products (including the Pharmaceuticals and Medical Devices Agency in Japan).

1.154.

“Regulatory Documents” means any and all applications and filings (and any supplement or amendment thereto) made with any Regulatory Authority in the Territory with respect to the Compound or any Product, including any IND, NDA or orphan drug designations, import/export applications, or any other application for regulatory consultations or consideration, including sponsorship thereof, and any and all associated source documents, related communication, correspondence and documentation submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), regulatory drug lists, adverse event files and complaint files, and submissions to regulatory advisory boards.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.155.

“Regulatory Exclusivity Period” means, with respect to any Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity) granted or afforded by Law or by a Regulatory Authority in such country that confers exclusive marketing or data rights with respect to such Product in such country, such as new chemical entity exclusivity, new use or Indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity or any other applicable marketing and data exclusivity.

1.156.	“Representatives” has the meaning set forth in Section 7.1.
1.157.	“Reversion Trademarks” has the meaning set forth in Section 10.7(c)(vi).
1.158.	“RNA Molecule” means an oligonucleotide comprised of RNA or chemically modified RNA.
1.159.	“Royalty/Manufacturing Costs Amount” has the meaning set forth in Section 5.4(f).
1.160.	“Royalty Report” has the meaning set forth in Section 5.4(b).
1.161.

“Royalty Term” means, on a Product-by-Product and country-by-country basis, the period from the First Commercial Sale of such Product in such country until the latest of (a) the expiration of the last to expire Valid Claim of an Arrowhead Patent that claims the Compound contained within such Product or the method of use of such Product in such country; (b) the expiration of the Regulatory Exclusivity Period for such Product in such country; and (c) [***] after the First Commercial Sale of such Product in such country.

1.162.	“Royalty Threshold” has the meaning set forth in Section 5.4(f).
1.163.	“Sales Milestone Event” has the meaning set forth in Section 5.3.
1.164.	“Sales Milestone Payment” has the meaning set forth in Section 5.3.
1.165.	“Securitization Transaction” has the meaning set forth in Section 13.2(b).
1.166.	“Selling Party” has the meaning set forth in Section 1.120.
1.167.

“Sublicensee” means any Third Party to which GSK or any of its Affiliates has granted or grants any sublicense or covenant not to sue under any of the rights or licenses granted to GSK under Section 2.1 (and any further sublicensee of such Third Party (regardless of the number of tiers, layers or levels of sublicenses or covenants not to sue of such rights)), in each case, as permitted under this Agreement; provided that “Sublicensee” shall exclude distributors and subcontractors performing activities by or on behalf of GSK or its Affiliates in accordance with Section 3.6, as applicable.

1.168.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration,

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value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
1.169.	“Technology Transfer Committee” has the meaning set forth in Section 2.4.
1.170.	“Technology Transfer Period” has the meaning set forth in Section 2.4.
1.171.	“Technology Transfer Plan” means the technology transfer plan agreed by the Parties, as attached hereto on Schedule 2.4.
1.172.	“Term” has the meaning set forth in Section 10.1.
1.173.

“Terminated Territory” means (a) if this Agreement is terminated in its entirety, the GSK Territory as a whole; or (b) if this Agreement is terminated in part in accordance with Article 10, the country or those countries, as applicable, with respect to which this Agreement has been terminated.

1.174.	“Termination and Wind-Down Plan” has the meaning set forth in Section 10.7(c).
1.175.	“Territory” means (a) with respect to Arrowhead, the Arrowhead Territory; or (b) with respect to GSK, the GSK Territory, as applicable.
1.176.	“Third Party” means any Person other than Arrowhead, GSK or any of their respective Affiliates.
1.177.

“Third Party Agreement” means any agreement between GSK (or its Affiliate or Sublicensee) and a Third Party in connection with the grant of rights under any Patents owned or otherwise controlled by such Third Party, which Patents are necessary to Manufacture, Commercialize, use or otherwise exploit any Product in the GSK Territory.

1.178.	“Third Party Claims” has the meaning set forth in Section 9.1.
1.179.	“Third Party Competing Infringement” has the meaning set forth in Section 6.4(a).
1.180.

“Third Party Enforcement Action” means any claim or other similar action made by a Third Party against either Party that claims that the Compound or any Product, or its Development, Manufacture or Commercialization infringes or misappropriates such Third Party’s intellectual property rights; provided that, with respect to a Combination Product, a Third Party Action shall only include claims or actions if and to the extent the underlying claim relates to the Compound.

1.181.	“Third Party Patent Action” has the meaning set forth in Section 6.4(a).
1.182.	“Third Party Payments” has the meaning set forth in Section 5.4(d).
1.183.	“Transition Plan” has the meaning set forth in Section 2.10(d).
1.184.	“Triggering Transaction” has the meaning set forth in Section 2.10(a).

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1.185.	“United Kingdom” or “U.K.” means the United Kingdom and its territories and possessions.
1.186.	“United States” or “U.S.” means the United States of America and its territories and possessions.
1.187.	“U.S. Dollars” or “$” means the lawful currency of the United States.
1.188.

“Valid Claim” means a claim of a Patent (including any extensions) which has not lapsed or been revoked, abandoned or held unpatentable, unenforceable or invalid by a final decision of a court or Governmental Body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise.  In order to be a Valid Claim, any claim being prosecuted in a pending patent application must [***]

1.189.	“Valid Invoice” has the meaning set forth on Schedule 5.6.
1.190.

“VAT and Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing E.U. Council Directive 2006/112/EC on the common system of value added tax.

Article 2
LICENSE GRANTS; EXCLUSIVITY

2.1	License Grant to GSK

.  On the Effective Date and subject to the terms and conditions of this Agreement, Arrowhead, on behalf of itself and its Affiliates, hereby grants to GSK and its Affiliates (a) an exclusive (even as to Arrowhead and its Affiliates, subject to the Arrowhead Retained Rights), royalty-bearing, sublicensable (in accordance with Section 2.2), transferable (in accordance with Section 13.2) license under the Arrowhead Technology to Develop, Manufacture (including to have Manufactured) and Commercialize the Compound and any Products in the Field in the GSK Territory; and (b) a non-exclusive, royalty-free, sublicensable (in accordance with Section 2.2), transferable (in accordance with Section 13.2) license under the Arrowhead Technology to Manufacture (including to have Manufactured) the Compound and any Products in the Arrowhead Territory solely for Development and Commercialization of the Compound and any Product in the Field in the GSK Territory.

2.2	Sublicensing by GSK

. GSK (or any of its Affiliates) shall have the right to grant sublicenses (including the right to grant further sublicenses through multiple tiers), in whole or in part, under the licenses granted in this Section 2.1 to any Third Party; provided that (a) each such sublicense will be in writing and shall require the applicable Sublicensee to comply with all applicable terms and conditions of this Agreement, including obligations of confidentiality, non-disclosure and non-use of Confidential Information, and allocation of intellectual property rights that are at least as restrictive or protective of Confidential Information and intellectual property rights (including with respect to GSK Licensed

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Technology, Arrowhead Agreement Technology and Joint Agreement Technology) as set forth in this Agreement; and (b) GSK shall remain primarily liable to Arrowhead for the performance of all of GSK’s obligations under, and GSK’s compliance with all provisions of, this Agreement and Arrowhead will have the right to proceed directly against GSK without any obligation to first proceed against the Sublicensee.

2.3	Arrowhead Retained Rights

. Notwithstanding the exclusive license granted by Arrowhead to GSK and its Affiliates under Section 2.1, Arrowhead retains the non-exclusive right under the Arrowhead Technology (a) for itself, its Affiliates and its Third Party subcontractors, to perform its activities under the Ongoing Phase I Clinical Trial; (b) to Manufacture, have Manufactured, supply and have supplied the clinical requirements of the Products to GSK for GSK’s and its Affiliates’ and Sublicensees’ Development activities hereunder under the Clinical Supply Agreement; and (c) for itself, its Affiliates, its (sub)licensees and its Third Party subcontractors to Manufacture and have Manufactured the Compound and any Products in the GSK Territory solely for purposes of (i) Developing the Compound and any Products for purposes of obtaining Regulatory Approval of such Products in the Arrowhead Territory and (ii) Commercializing such Products in the Arrowhead Territory. (collectively ((a), (b) and (c)), the “Arrowhead Retained Rights”).

2.4	Technology Transfer

. During the period beginning on the Effective Date until the date that is twenty (20) Business Days following the completion of the activities set forth in the Technology Transfer Plan and the delivery of Arrowhead Materials in accordance with Schedule 1.25 (the “Technology Transfer Period”), the Parties shall complete their respective activities under the Technology Transfer Plan as attached hereto on Schedule 2.4 and in relation to the delivery of Arrowhead Materials in accordance with Schedule 1.25; provided that either Party may propose amendments to the Technology Transfer Plan by delivery of notice to the other Party for review and discussion; provided, further, that the Technology Transfer Plan may only be amended by mutual agreement of the Parties.  In furtherance of the foregoing, within five (5) Business Days following the Effective Date, the Parties will establish a technology transfer committee comprised of an equal number of representatives of each Party (which representatives may be replaced by the appointing Party at any time upon notice to the other Party) (the “Technology Transfer Committee”) to oversee and coordinate the implementation of the Technology Transfer Plan and the delivery of Arrowhead Materials in accordance with Schedule 1.25.  For clarity, the Technology Transfer Committee will have no responsibility or decision-making authority except as expressly provided in this Section 2.4 or otherwise expressly agreed by the Parties in writing.  Subject to the terms of this Agreement (including Schedule 1.25 and the Technology Transfer Plan), (a) following the Effective Date, Arrowhead will deliver to GSK (or its designee), at Arrowhead’s reasonable cost and expense, (i) the Arrowhead Know-How in existence as of the Effective Date, including, to the extent applicable and in existence and Controlled by Arrowhead or its Affiliates as of the Effective Date, information and copies of documents related to the Compound, and a copy of all Clinical Trial data and results and (ii) all Arrowhead Materials (which shall be delivered DAP (Incoterms 2020) at GSK’s facility in accordance with Schedule 1.25; provided that [***]); (b) no later than ten (10) Business Days following the Completion of the Ongoing Phase I

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Clinical Trial, subject to Section 3.4(a), Arrowhead shall provide to GSK (or its designee) a copy of all Clinical Trial data and results from such Ongoing Phase I Clinical Trial in accordance with the Technology Transfer Plan; and (c) Arrowhead shall make available to GSK qualified Arrowhead Personnel having the necessary skill, expertise and experience to accomplish the activities set forth in such Technology Transfer Plan and to answer any questions or provide instruction as reasonably requested by GSK during the Technology Transfer Period.  Notwithstanding the foregoing, Arrowhead will not disclose to GSK any trade secret specifically relating to Arrowhead’s RNA Molecule sequence selection and Compound design process, except as required by Law or as necessary in a legal proceeding related to Arrowhead Technology. [***]  .

2.5	Retained Rights; No Implied Licenses

.  No right or license is granted to either Party hereunder by implication, estoppel, or otherwise to any Know-How, Patents or other intellectual property right owned or otherwise Controlled by the other Party or its Affiliates, except as expressly set forth in this Agreement. GSK and its Affiliates will not practice or otherwise exploit the Arrowhead Technology outside the scope of the license grant to GSK and its Affiliates under Section 2.1 or otherwise in violation of this Agreement, including, except as expressly permitted under this Agreement, GSK, its Affiliates and its Sublicensees will not Develop, Manufacture and Commercialize the Compound or any Products outside of the GSK Territory. All rights in and to Arrowhead Technology and or any other Know-How, Patents or other intellectual property rights owned or otherwise controlled by Arrowhead or its Affiliates not expressly licensed or otherwise granted to GSK under this Agreement are hereby retained by Arrowhead (or its Affiliates, as applicable).  Arrowhead and its Affiliates will not practice or otherwise exploit the GSK Licensed Technology outside the scope of the license grant to Arrowhead and its Affiliates under Section 2.8(a) or otherwise in violation of this Agreement, including, except as expressly permitted under this Agreement, Arrowhead, its Affiliates and its sublicensees will not Develop, Manufacture and Commercialize the Compound or any Products outside of the Arrowhead Territory. All rights in and to the GSK Licensed Technology and any other Know-How, Patents or other intellectual property rights owned or otherwise controlled by GSK or its Affiliates not expressly licensed or otherwise granted to Arrowhead under this Agreement are hereby retained by GSK (or its Affiliates, as applicable).

2.6	Combination Products

. Notwithstanding any other provision of this Agreement, for purposes of the license grants under Section 2.1 and Section 2.8(a), with respect to any Product that is a Combination Product, such license will only include a license with respect to the Compound component of such Combination Product and not any Other Component Controlled by the Party granting such license or any of its Affiliates.

2.7	Exclusivity

.

(a)Exclusivity. Subject to Sections 2.7(b), 2.7(c) and 2.7(d) and to the applicable Arrowhead Retained Rights, from the Effective Date until the [***] anniversary thereof (the “Exclusivity Term”), Arrowhead shall not, and shall cause its Affiliates not to (i) alone or with any Affiliates or Third Parties Develop, Manufacture or Commercialize any

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other compound targeting 17β-hydroxysteroid dehydrogenase type 13 (HSD17B13) (a “Competing Compound”), in each case, in the Field in the GSK Territory, or (ii) enter into an agreement or other arrangement with any Third Party pursuant to which Arrowhead or one of its Affiliates grants such Third Party any license or other rights to Develop, Manufacture or Commercialize a Competing Compound, in each case, in the Field in the GSK Territory.

(b)Change of Control Exception. Notwithstanding Section 2.7(a), in the event that, during the Exclusivity Term, a Change of Control occurs with respect to Arrowhead or any of its Affiliates, and the Acquirer or any of such Acquirer's Affiliates, immediately prior to such Change of Control, owns or has any license or other right to any Competing Compound that would otherwise violate Section 2.7(a), then such Acquirer and any of such Acquirer's Affiliates (but excluding, Arrowhead and its Affiliates immediately prior to such Change of Control) will not be prohibited from Developing, Manufacturing or Commercializing, as applicable, such Competing Compound; provided that:

(i)such Acquirer and any such Affiliates do not use any Joint Agreement Technology or Confidential Information of GSK supplied by or on behalf of GSK to Arrowhead hereunder in connection with the Development, Manufacture or Commercialization of, as applicable, such Competing Compound, and

(ii)such Acquirer and any such Affiliates institute commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (b)(i) are met, including by (A) separating the Personnel conducting activities that are specific to any Competing Compound and the Personnel teams conducting activities that are specific to the Development, Manufacture and Commercialization activities with respect to the Compound and (B) the maintenance of separate lab notebooks and records and separate Personnel working on each of the activities under this Agreement with respect to the Compound and the activities with respect to such Competing Compound.

(c)Acquired Business Exception. Notwithstanding Section 2.7(a), in the event that, during the Exclusivity Term, Arrowhead or any of its Affiliates acquires any assets or business, whether accomplished by way of merger, business combination, asset purchase, stock purchase or otherwise (the “Acquired Business”), and such Acquired Business, immediately prior to such acquisition, owns, has or includes any license or other right to any Competing Compound that would otherwise violate Section 2.7(a), then Arrowhead will (i) notify GSK of, as applicable, such Competing Compound in writing no later than forty-five (45) days after the consummation of such acquisition; and (ii) perform one of the following acts (and specify which of the following it will perform in the notice provided pursuant to subsection (c)(i) above, which decision will be final and binding on Arrowhead and its Affiliates), and in the case of all acts specified under the clauses below, except Section 2.7(c)(ii), Arrowhead and its Affiliates also will comply will the requirements specified in subsections (i) and (ii) of Section 2.7(b):

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(i)Arrowhead may elect to terminate the Development, Manufacture or Commercialization of, as applicable, such Competing Compound, in which case Arrowhead and its Affiliates will cease the Development, Manufacture or Commercialization of, as applicable, such Competing Compound as soon as reasonably practicable and in any event within one hundred and twenty (120) days after the consummation of the acquisition of the Acquired Business, giving due consideration to ethical concerns and requirements under Law and any agreements with Third Parties and notify the other Party in writing of such completed termination; or

(ii)Arrowhead may elect to divest itself (or cause its Affiliate to divest itself) of the Competing Compound and notify GSK in writing of such completed divestiture, provided that such divestiture is completed within eighteen (18) months after the consummation of the acquisition of the Acquired Business.

(d)Non-Controlling Business Exception. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, nothing in this Section 2.7 will be construed as prohibiting the acquisition by Arrowhead or any of its Affiliates of any non-controlling equity interest in any Person that owns or has any license or other right to any Competing Compound, provided that, as part of such transaction or a related transaction, (a) Arrowhead or such Affiliate is not granted any ownership, license, option or other interest in, as applicable, such Competing Compound; (b) Arrowhead or such Affiliate is not granted any voting board seat or other right to direct the management of such Person; and (c) such Person is not granted by Arrowhead or such Affiliate any license or right to use any Joint Agreement Technology or Confidential Information of GSK supplied by or on behalf of GSK to Arrowhead hereunder in connection with the Development, Manufacture or Commercialization of, as applicable, such Competing Compound.

2.8	License Grant to Arrowhead; Arrowhead Sublicensing; GSK Retained Rights

.

(a)On the Effective Date and subject to the terms and conditions of this Agreement (including Section 2.10(c), as applicable), GSK, on behalf of itself and its Affiliates, hereby grants to Arrowhead and its Affiliates (i) an exclusive (even as to GSK and its Affiliates, subject to the GSK Retained Rights), royalty-free, sublicensable (in accordance with Section 2.8(b)), transferable (in accordance with Section 13.2) license under the GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology to Develop, Manufacture (including to have Manufactured) and Commercialize the Compound and any Products in the Field in the Arrowhead Territory, and (ii) a non-exclusive, royalty-free, sublicensable (in accordance with Section 2.8(b)), transferable (in accordance with Section 13.2) license under the GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology to Manufacture (including to have Manufactured) the Compound and any Products in the GSK Territory solely for Development and Commercialization of the Compound and any Product in the Field in the Arrowhead Territory.

(b)Arrowhead (or any of its Affiliates) shall have the right to grant sublicenses (including the right to grant further sublicenses through multiple tiers), in whole or in part,

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under the licenses granted in this Section 2.8 to any Third Party; provided that (i) each such sublicense will be in writing and shall require the applicable sublicensee to comply with all applicable terms and conditions of this Agreement, including obligations of confidentiality, non-disclosure and non-use of Confidential Information, and allocation of intellectual property rights that are at least as restrictive or protective of Confidential Information or intellectual property rights (including with respect to GSK Licensed Technology, Arrowhead Agreement Technology, and Joint Agreement Technology) as set forth in this Agreement; and (ii) Arrowhead shall remain primarily liable to GSK for the performance of all of Arrowhead’s obligations under, and Arrowhead’s compliance with all provisions of, this Agreement and GSK will have the right to proceed directly against Arrowhead without any obligation to first proceed against the sublicensee.

(c)Notwithstanding the exclusive license granted by GSK to Arrowhead and its Affiliates under Section 2.8(a)(i), GSK retains the non-exclusive right under the GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology for itself, its Affiliates, its Sublicensees and its Third Party subcontractors to Manufacture and have Manufactured the Compound and any Products in the Arrowhead Territory solely for purposes of (i) Developing the Compound and any Products for purposes of obtaining Regulatory Approval of such Products in the GSK Territory or (ii) Commercializing such Products in the GSK Territory (collectively, the “GSK Retained Rights”).

2.9	Third Party In-Licenses Payments

.

(a)Arrowhead will be responsible for all payments associated with any agreements related to the Arrowhead Technology that exist as of the Effective Date, except as otherwise agreed by GSK in writing.

(b)During the Term, prior to Arrowhead (or any of its Affiliates) entering into any agreement with a Third Party pursuant to which Arrowhead (or its Affiliate) would in-license any Know-How or Patents that would, but for requirements of Section 1.55(b), be deemed to be Arrowhead Technology (such agreement, if entered into by Arrowhead or its Affiliate, an “Arrowhead Third Party Agreement”), Arrowhead will provide written notice to GSK of Arrowhead’s (or its Affiliate’s) intent to enter into such proposed Arrowhead Third Party Agreement, along with reasonably detailed information regarding the proposed financial terms, as well as any other material terms applicable to sublicensees, under such proposed Arrowhead Third Party Agreement and the relevant Know-How or Patents owned or otherwise controlled by such Third Party that are proposed to be included as Arrowhead Technology if GSK elects to take a sublicense with respect to such proposed Arrowhead Third Party Agreement pursuant to Section 2.9(b)(ii).

(i)Prior to Arrowhead executing any such proposed Arrowhead Third Party Agreement, the Parties, through the Patent Working Group, shall confer to discuss whether it is in best interest of the Parties, in respect of their respective rights to Develop, Manufacture and Commercialize the Compound and the Products in their respective Territory in accordance with this Agreement, for Arrowhead (or its Affiliate) to enter into such proposed Arrowhead Third Party Agreement. Arrowhead (or its Affiliate) shall use

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Commercially Reasonable Efforts to obtain sublicensable rights or licenses under the relevant Know-How or Patents pursuant to such Arrowhead Third Party Agreement on terms substantially consistent with the rights and licenses granted to GSK under the Arrowhead Technology pursuant to Section 2.1 (but, in all cases, in any manner where the financial terms of such proposed Arrowhead Third Party Agreement do not disproportionately disadvantage the Compound or any Product vis-à-vis any other compound or product under such proposed Arrowhead Third Party Agreement); provided that, prior to Arrowhead executing any such Arrowhead Third Party Agreement, the Parties shall, acting reasonably and in good faith, negotiate and mutually agree on GSK’s pro rata share of any payment obligations under such Arrowhead Third Party Agreement that would be applicable to GSK as a sublicensee in the event that GSK elects to take a sublicense under such Arrowhead Third Party Agreement pursuant to Section 2.9(b)(ii).

(ii)If Arrowhead (or its Affiliate) is successful in obtaining such sublicensable rights or licenses under such Arrowhead Third Party Agreement, GSK shall have the right, by delivery of notice to Arrowhead, to elect to take a sublicense under such relevant Know-How or Patents in-licensed by Arrowhead (or its Affiliate) under such Arrowhead Third Party Agreement, in which case GSK agrees to comply, and will cause its Affiliates and Sublicensees to comply, with any applicable obligations under such Third Party in-licensing agreement that apply to GSK (or its Affiliates or Sublicensees) as sublicensees thereunder and of which GSK was informed by Arrowhead in writing prior to such election by GSK pursuant to this Section 2.9(b)(ii), including any obligation to make GSK’s pro rata share of such payments as mutually agreed by the Parties pursuant to Section 2.9(b)(i), subject to the payment terms set forth in Section 5.5.

2.10	GSK Opt-In Right

.

(a)If at any time during the Term, (i) Arrowhead (or its Affiliate) desires to grant a license, sublicense or other right to any Third Party (but excluding [***] and any such grant to distributors or subcontractors performing activities by or on behalf of Arrowhead or its Affiliates) under the Arrowhead Technology to Develop, Manufacture or Commercialize the Compound and Products in the Arrowhead Territory (each, a “Triggering Transaction”), or (ii) [***], in each case ((i) or (ii)), Arrowhead shall notify GSK thereof  and GSK (or any of its Affiliates) shall have the right to elect, by delivery of notice (the “Opt-In Exercise Notice”) to Arrowhead within [***] following GSK’s receipt of such notice (the “Opt-In Exercise Period”), to negotiate, on an exclusive basis, to obtain the exclusive rights to Develop, Manufacture and Commercialize the Compound and Product(s) in the Arrowhead Territory (the “Opt-In Right”).

(b)If GSK delivers an Opt-In Exercise Notice to Arrowhead during the Opt-In Exercise Period pursuant to Section 2.10(a), for a period of up to [***] thereafter (the “Negotiation Period”), the Parties shall negotiate, acting reasonably and in good faith, on an exclusive basis, the financial terms pursuant to which Arrowhead shall grant to GSK (and its Affiliates) the exclusive right to Develop, Manufacture and Commercialize the Compound and Product(s) in the Arrowhead Territory under an amendment to this Agreement, which financial terms shall include [***].  Notwithstanding anything to the

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contrary set forth herein, during the Negotiation Period, Arrowhead shall not (and shall cause its Affiliates to not) negotiate, discuss or enter into any definitive agreement with any Third Party for a Triggering Transaction.

(c)Upon the Parties mutually agreeing on such financial terms pursuant to Section 2.10(b) (or pursuant to Section 2.10(e), as applicable), the Parties shall promptly (but in any event prior to the expiration of the Negotiation Period) enter into an amendment to this Agreement reflecting such financial terms.  Following the execution of such amendment, (i) the GSK Territory shall thereafter be deemed to include the Arrowhead Territory and, subject to the terms and conditions of this Agreement, GSK shall have the exclusive right, and sole responsibility and decision-making authority, to Develop, Manufacture (including to have Manufactured) and Commercialize the Compound and any Products in the Field in such former Arrowhead Territory, (ii) the rights and licenses granted to Arrowhead under this Agreement with respect to the Arrowhead Territory shall automatically terminate, including (A) the licenses granted pursuant to Section 2.8, and (B) Arrowhead’s right to consent to any of GSK’s press releases or public statements pursuant to Section 7.5 (provided that Arrowhead shall retain its right to review any of GSK’s publication in order to have Confidential Information of Arrowhead removed and to delay such publication as necessary to prepare and file any patent applications as permitted under Section 7.4), (iii) Arrowhead and its Affiliates shall cease any and all Development, Manufacturing and Commercialization of the Compound and Products in Greater China (including any Manufacturing in the GSK Territory in connection therewith), in each case, except that such rights and licenses of Arrowhead and its Affiliates under this Agreement, including pursuant to Section 2.8, may continue solely to the extent necessary for Arrowhead and its Affiliates to promptly and diligently complete any of its continuing obligations under this Agreement or Law, including any obligations of Arrowhead under the Transition Plan agreed to by the Parties pursuant to Section 2.10(d), (iv) Arrowhead shall have no further reporting obligations under Section 3.8, other than any reports deliverable prior to the date on which GSK acquires such rights to Greater China, and (v) GSK shall have no obligation to provide any additional information pursuant to Section 3.8(c).

(d)Promptly following the Parties entering into an amendment pursuant to Section 2.10(c), the Parties will discuss in good faith and agree upon a transition plan (“Transition Plan”), which will include, at a minimum, (i) the transfer of any Regulatory Documents and Regulatory Approvals for any Products in the former Arrowhead Territory to GSK (or its designee), including all INDs and NDAs, (ii) the transfer of all rights in and to any trademarks for the Products in the former Arrowhead Territory to GSK, including all goodwill in such trademarks and all internet domain names incorporating any such trademark, (iii) the transition of any ongoing Development or Manufacturing activities with respect to the Compound or any Product being conducted by Arrowhead or any of its Affiliates, licensees or sublicensees in the former Arrowhead Territory prior to the effective date of such amendment, including, at GSK’s election, the transition, continuation or wind-down of any Clinical Trials that are being conducted by or under the authority of Arrowhead or any of its Affiliates, licensees or sublicensees at the time of GSK’s exercise of the Opt-In Right under this Section 2.10, and (iv) the transition to GSK (or its designee) of any Commercialization activities for any Products already being commercially

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promoted, distributed or sold by Arrowhead or any of its Affiliates, licensees or sublicensees in the former Arrowhead Territory at the time of GSK’s exercise of the Opt-In Right under this Section 2.10.  Subject to Section 3.10, Arrowhead shall use Commercially Reasonable Efforts to obtain all requisite consents or approvals to transfer to GSK (or its designee), pursuant to the Transition Plan, the Human Biological Samples, if any, collected in connection with the conduct of any Clinical Trial of a Product conducted by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees in the Arrowhead Territory (which shall be deemed to be Arrowhead Materials); provided that, without limiting the foregoing, in the event that Arrowhead is prohibited under Law from transferring any such Human Biological Samples to GSK (or its designee) pursuant to the Transition Plan, GSK shall have the right to request, at GSK’s direction, that Arrowhead conduct analysis of such Human Biological Samples and provide GSK (or its designee) with any data and results of such analysis. GSK will reimburse [***] of Arrowhead’s Out-of-Pocket Costs and FTE Costs incurred in the performance of such analysis, subject to a budget to be mutually agreed by the Parties prior to Arrowhead conducting such analysis.

(e)In the event that the Parties are unable to agree on such financial terms prior to the expiration of the Negotiation Period pursuant to Section 2.10(b), upon GSK’s election, the Parties shall each prepare and submit their respective financial proposals to an independent, mutually agreeable, Third Party expert for final resolution via [***]. The independent expert’s determination will be binding on the Parties and, following selection by such independent expert, the Parties shall enter into an amendment to this Agreement reflecting such selected proposal. The Parties shall share equally the costs of such Third Party expert.

(f)For the avoidance of doubt, in the event that (i) GSK does not deliver an Opt-In Exercise Notice prior to the expiration of the Opt-In Exercise Period pursuant to Section 2.10(a) or (ii) if the Parties are unable to agree on such financial terms prior to the expiration of the Negotiation Period and GSK does not elect to proceed to [***], then, in each case ((i) and (ii)), subject to the terms of this Agreement, Arrowhead (or its Affiliates) will be free to, alone or with one or more Third Parties, Develop, Manufacture and Commercialize the Compound and Products in the Arrowhead Territory; provided, however, with respect to the scenario set forth in clause (ii) above (but, for clarity, not in the event that GSK does not deliver an Opt-In Exercise Notice prior to the expiration of the Opt-In Exercise Period pursuant to Section 2.10(a)), from the expiration of such Negotiation Period until the [***] anniversary thereof, Arrowhead shall not (and shall cause its Affiliates to not) enter into any definitive agreement with any Third Party with respect to the Compound or any Products in the Arrowhead Territory on terms more favorable to such Third Party than the last-offered terms proposed by GSK during such Negotiation Period pursuant to Section 2.10(b).

Article 3
DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCTS

3.1	Development

. Subject to the terms and conditions of this Agreement, including the Arrowhead Retained Rights, GSK shall have the exclusive right, and sole responsibility and decision-making authority, to Develop the Compound and Products in the GSK

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Territory and to conduct (either itself or through one or more Affiliates, Sublicensees or other Third Parties selected by GSK) all non-clinical studies and Clinical Trials that GSK believes appropriate to obtain Regulatory Approval for Products in the GSK Territory.

3.2	Commercialization

. Subject to the terms and conditions of this Agreement, GSK shall have the exclusive right, and sole responsibility and decision-making authority (either itself or through one or more Affiliates, Sublicensees or other Third Parties selected by GSK), in all matters relating to the Commercialization of the Compound and Products in the GSK Territory.

3.3	Clinical Manufacturing and Commercial Manufacturing

.

(a)Subject to the terms and conditions herein, GSK shall have (i) the exclusive right to Manufacture the Compound and Products (either itself or through one or more Affiliates, Sublicensees or other Third Parties selected by GSK) in the GSK Territory, and (ii) the right to Manufacture the Compound and Products (either itself or through one or more Affiliates, Sublicensees or other Third Parties selected by GSK) in the Arrowhead Territory solely for Development or Commercialization of the Compound and Products in the GSK Territory; provided, however, that GSK shall use Commercially Reasonable Efforts to secure an acceptable Clinical Manufacturing source from which sufficient quantities of Product may be procured and legally sold throughout the GSK Territory to support the Development of Products in the GSK Territory.  Notwithstanding the foregoing, upon GSK’s request, Arrowhead will (either itself or with or through an Affiliate or a CMOs) Clinically Manufacture and supply Products at a price equal to the Manufacturing Costs plus [***] for GSK’s Development activities under this Agreement until the earlier of (A) the date on which GSK is able to secure an acceptable Clinical Manufacturing source from which sufficient quantities of Product may be procured and legally sold throughout the GSK Territory to support the Development of Products in the GSK Territory; or (B) the completion of all Clinical Trials for the Products in the GSK Territory; provided that such Clinical Manufacturing and supply of Products by Arrowhead to GSK will be pursuant to, and subject to the terms of, a supply agreement and related quality agreement to be entered into by the Parties within twenty (20) Business Days following the Effective Date (such supply agreement and related quality agreement, the “Clinical Supply Agreement”); provided, further, that the Clinical Supply Agreement shall be consistent with the key terms set forth on Schedule 3.3.  For the avoidance of doubt, notwithstanding anything to the contrary in this Section 3.3(a): (1) under the Clinical Supply Agreement, GSK shall reimburse Arrowhead for any Manufacturing Costs paid, prior to the Effective Date, to [***] to Manufacture (including to reserve a slot therefor) [***] vials of drug product of the Compound of Schedule 1.53 and to [***] to perform stability and release testing for such vials of drug product, and (2) Arrowhead shall be responsible, at its own cost and expense, to Clinically Manufacture or otherwise obtain (either itself or with or through an Affiliate or a CMO) sufficient quantity of Product for the conduct of the Ongoing Phase 1 Clinical Trial in accordance with the study plan and protocol set forth on Schedule 3.4.

(b)During the Term, each Party shall notify the JMWG prior to such Party (or any of its Affiliates, licensees or sublicensees) entering into a definitive agreement with a Third

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Party contract manufacturing organization or similar Third Party subcontractor (“CMO”) for the Manufacture of the Compound or any Product, except to the extent that such CMO had already been previously disclosed to the JMWG pursuant to this Agreement, which notice shall identify such CMO and the Compound or Product(s) to be Manufactured by such CMO. In the event that, at any time during the Term (whether occurring contemporaneously or otherwise), with respect to the Compound or a given Product, both GSK (or any of its Affiliates or Sublicensee’s, as applicable) and Arrowhead (or any of its Affiliates, licensees or sublicensees) have engaged the same CMO to Manufacture the Compound or any Product, (i) the Parties, through the JMWG shall coordinate the Parties’ respective relationship with such CMO, and (ii) the Parties, through the JMWG, shall discuss in good faith the control specifications and CMC processes regarding Manufacture and release for any Compound or Product (including the Registered Starting Material ([***]) or other key raw materials) to reach consensus on selecting the best overall process for Manufacture, including factoring into account costs, supply chain availability, yield, and impurity profile.  In the event the Parties, through the JMWG, are unable to reach a consensus with respect to any of the foregoing, the Parties shall instruct the CMO to establish unique product or item numbers with unique release specifications and criteria for the different processes.

(c)Within ten (10) Business Days following the Effective Date, the Parties will establish a joint Manufacturing working group (“JMWG”), comprising representatives from each Party in accordance with this Section 3.3(c), for the sole purposes of serving as a forum for the Parties to discuss and share information regarding the Manufacture (including any CMC development activities) of the Compound (including the Registered Starting Material ([***]) or other key raw materials) or any Product in the Parties’ respective Territories, including (i) review and discuss annual capacity planning and supply continuity plans for Clinical Manufacturing or Commercial Manufacturing, including with respect to any Registered Starting Material ([***]), other key raw materials, drug substance, and drug product, (ii) review and discuss selection of, and potential changes to, any Third Party suppliers and subcontractors (including any CMO) in connection with any Clinical Manufacturing or Commercial Manufacturing, and (iv) any other matter as expressly set forth in this Agreement or that the Parties otherwise mutually agree to discuss via the JMWG.  The JMWG will meet as frequently as necessary to carry out its duties under this Section 3.3(c), at such time and place as may be mutually agreed by its members.  The JMWG may meet in person, by videoconference or by teleconference.  Meetings of the JMWG will be effective only if at least one (1) representative of each Party is present or participating in such meeting.  Each Party will bear the expense of its respective JMWG members’ participation in JMWG meetings.  For the avoidance of doubt, the JMWG shall have no decision-making authority and neither Party’s activities or decisions regarding any Manufacturing of the Compound or any Product in their respective Territories shall require the approval, consent or agreement of the JMWG.

3.4	Ongoing Phase I Clinical Trial; Support in Development, Manufacturing and Commercialization

.

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(a)Notwithstanding anything to the contrary set forth herein, until the Completion of the Ongoing Phase I Clinical Trial, Arrowhead shall Complete the Ongoing Phase I Clinical Trial in accordance with the study plan and protocol set forth on Schedule 3.4 (which may be amended solely by mutual agreement of the Parties), and otherwise in accordance with this Agreement.

(b)Following the Technology Transfer Period, from time to time upon GSK’s reasonable request, Arrowhead shall use Commercially Reasonable Efforts to (i) make Representatives who are knowledgeable regarding the Arrowhead Technology, the Compound and Products, including the properties and functions thereof, and who are then currently employed or otherwise engaged by Arrowhead (or its Affiliates), available to provide scientific and technical explanations and advice to GSK related to the Development, Manufacture or Commercialization of the Compound and Products, such access shall be at mutually convenient times and may include teleconferences, email or face-to-face meetings, and (ii) provide such additional cooperation, information, assistance or services to GSK during such period as may be reasonably necessary to enable GSK to conduct the Development, Manufacture or Commercialization of the Compound and Products in the GSK Territory, in each case ((i) or (ii)), Arrowhead shall charge such costs to GSK at the FTE Rate plus any reasonably necessary Out-of-Pocket Costs without markup in accordance with a written budget agreed to in advance by Arrowhead and GSK; provided, however, that with respect to any Arrowhead Know-How that was not transferred during the Technology Transfer Period (including with respect to any such Arrowhead Know-How that was inadvertently excluded from the Technology Transfer Plan or is generated by or on behalf, or otherwise comes under the Control, of Arrowhead (or its Affiliate) during the Term), Arrowhead will deliver such Arrowhead Know-How to GSK (or its designee), at Arrowhead’s reasonable cost and expense.

3.5	Diligence Obligations

. Commencing on the Effective Date, GSK shall use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval; and (b) after receiving Regulatory Approval, Commercialize, in each case ((a) and (b)), at least one (1) Product in the Major Markets. GSK shall have the exclusive right to determine, in its sole discretion, the launch strategy for the Products, subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights. Activities conducted by GSK’s Affiliates or any of their respective Sublicensees and subcontractors will be considered as GSK’s activities under this Agreement for purposes of determining whether GSK has complied with its obligation to use Commercially Reasonable Efforts.

3.6	Subcontracting

.  GSK (and its Affiliates and Sublicensees) may exercise any of its rights, or perform any of its obligations, under this Agreement (including any Development, Manufacture or Commercialization of the Compound or any Product in the Field in the GSK Territory or otherwise the exercise of any of the rights licensed to GSK under Section 2.1) by subcontracting the exercise or performance of all or any portion of such rights and obligations on GSK’s (or such Affiliate’s or Sublicensee’s, as applicable) behalf to a Third Party subcontractor.  Any subcontract granted or entered into by GSK (or its Affiliate or Sublicensee) as contemplated by this Section 3.6 shall not relieve GSK (or such Affiliate or Sublicensee, as applicable) from any of its obligations under this Agreement.

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GSK shall be responsible for the acts and omissions of its (and its Affiliate’s or Sublicensee’s, as applicable) subcontractors in connection with their performance of any of GSK’s obligations or exercise of any of GSK’s rights hereunder.  Any agreement with a subcontractor to perform GSK’s obligations under this Agreement shall be consistent with GSK’s obligations under this Agreement, including confidentiality and non-use provisions which are no less stringent than those set forth in Article 7.

3.7	Trademarks

. Subject to the terms and conditions herein, as between GSK and Arrowhead, GSK shall have the sole authority to select trademarks for the Products in the GSK Territory and shall own all such trademarks.  Notwithstanding anything to the contrary set forth herein, neither Party shall select or use any trademark for the Products in such Party’s Territory that is identical or confusingly similar to a Product trademark selected by the other Party for use in such other Party’s Territory.

3.8	Information Rights

.

(a)[***] commencing on the expiration of the Technology Transfer Period, Arrowhead shall provide GSK with a reasonably detailed report (each, a “Development Report”) of its activities and progress that provides (i) a summary of any currently planned clinical and non-clinical activities by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees with respect to any Products in the Arrowhead Territory, (ii) estimated timelines for the Development of any Products by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees with respect to any Products in the Arrowhead Territory, and (iii) summaries of all clinical data generated during the period since the prior Development Report was delivered by Arrowhead to GSK pursuant to this Section 3.8(a).  Without limiting the foregoing, (A) prior to the finalization of any protocol or study plan for any Clinical Trial to be conducted by or on behalf of Arrowhead (or any of its Affiliates, licensee or sublicensees, as applicable) in the Arrowhead Territory, Arrowhead shall provide such proposed protocol or study plan, as applicable, to GSK for review and, upon GSK’s request, will consult with GSK with respect to such protocol or study plan and consider in good faith any comments provided by GSK with respect thereto; and (B) within twenty (20) Business Days following the generation of any interim or final study report for any Clinical Trial conducted by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees with respect to any Products in the Arrowhead Territory, Arrowhead shall provide such study report, together with all relevant data, to GSK.

(b)Commencing on the expiration of the Technology Transfer Period, (i) (A) [***] until the date on which the first Product has obtained Regulatory Approval in each of the Major Markets and (B) after the date on which the first Product has obtained Regulatory Approval in the last of the countries constituting the Major Markets until such time as GSK, its Affiliates and its Sublicensees cease all Development activities with respect to all Products in the GSK Territory for a continuous period of at least [***], once per Calendar Year, GSK shall provide Arrowhead with a reasonably high level summary of the activities and progress with respect to the Development of any Products in the GSK Territory conducted by GSK, its Affiliates and its Sublicensees, and (ii) [***], GSK will provide to

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Arrowhead a reasonably high level summary of the activities and progress with respect to the Commercialization of any Products in each of the Major Markets conducted by GSK and its Affiliates (but, for clarity, not by any Sublicensee, except to the extent that GSK receives any such high level summary of Commercialization activities from such Sublicensee).  For purposes of this Section 3.8(b) only, the Parties hereby agree that the term “Major Markets” will automatically include Greater China from and after the date on which GSK obtains exclusive rights under the Arrowhead Technology to Develop, Manufacture and Commercialize the Compound and Products in Greater China pursuant to Section 2.10.

(c)Without limiting the foregoing, (i) GSK shall have the right to reasonably request information from Arrowhead regarding the Development, Manufacture or Commercialization of the Compound or any Products in the Arrowhead Territory under this Agreement to the extent that such information is within the Arrowhead Know-How and (ii) subject to Section 2.10(c), Arrowhead shall have the right to reasonably request information from GSK regarding the Development, Manufacture or Commercialization of the Compound or any Products in the GSK Territory under this Agreement to the extent that such information is within the GSK Licensed Know-How, in each case, which request shall be made by specific questions or requests submitted in writing (including via email).  Upon receipt of such request by a Party pursuant to this Section 3.8(c), such other Party shall use reasonable efforts to promptly respond to such request (but in all cases within twenty (20) Business Days) and provide answers to all such questions or copies of all such requested information, to the extent that such answers are known to, or such information is in the possession of, such other Party (or, if applicable, its Affiliates, licensees or sublicensees) at the time of the request and, upon the reasonable request of either Party, the Parties shall meet and discuss such request at a frequency, time, place and manner mutually acceptable to the Parties.

(d)For the avoidance of doubt, each Party acknowledges and agrees that all Development Reports, high-level summaries or other information provided under this Section 3.8 shall be deemed to be the Confidential Information of the Party providing such Development Report.

3.9	Alliance Managers

.  Promptly following the Effective Date, each Party shall appoint, by delivery of notice to the other Party a Person who shall serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement (each such person, an “Alliance Manager”).  Each Party may replace their Alliance Manager at any time by written notice to the other Party.

3.10	Compliance with Laws

.

(a)Each Party shall, and shall cause its Affiliates, licensees or sublicensees to, conduct its activities under this Agreement and with respect to the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory in a good scientific manner and in compliance with all Laws, including anti-corruption laws.  During

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the Term, each Party (or its Affiliates, licensees or sublicensees, as applicable) shall obtain and maintain all necessary authorizations, consents and approvals of any Regulatory Authority or other Governmental Body that is required in connection with the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory, or otherwise in connection with such Party’s the performance of its obligations under this Agreement.  Neither Party nor any of its respective Affiliates has, nor will, in connection with the performance of this Agreement or otherwise in the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, or improperly assisting such Party or any of its Affiliates in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery.  Each Party warrants that it and its Affiliates have taken and will take reasonable measures to prevent subcontractors, agents or any other Third Parties, subject to their control or determining influence, from doing so in connection with this Agreement or otherwise in connection with the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory.  For the avoidance of doubt, this includes facilitating payments which are unofficial, improper, small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action to which such Party or any of its Affiliates is legally entitled.  In connection with the exercise of its rights and the performance of its obligations under this Agreement, or otherwise in connection with the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory, each Party shall, and shall require any of its Affiliates, licensees and sublicensees to, (i) respect the human rights of its staff and shall not employ or permit child labor, forced labor, unsafe working conditions, or cruel or abusive disciplinary practices in the workplace and shall not discriminate against any workers on any grounds (including race, religion, disability, gender, sexual orientation or gender identity), (ii) pay each employee at least the minimum wage, provide each employee with all legally mandated benefits, and comply with Laws on working hours and employment rights in the countries in which it operates, (iii) be respectful of its employees’ right to freedom of association, (iv) encourage compliance with these standards by any supplier of goods or services that it uses in performing its obligations under this Agreement or otherwise in connection with the Development, Manufacture or Commercialization of the Compound or any Products in its respective Territory, and (v) not employ or otherwise use in any capacity, the services of any Person debarred under United States Law, including under 21 U.S.C. Section 335a or any foreign equivalent thereof, with respect to the Compound or any Product.

(b)Without limiting Section 3.10(a), in connection with any Development, Manufacture or Commercialization of the Compound or any Product in their respective Territories, or otherwise in the performance of any of their respective other obligations under this Agreement, as applicable, each Party shall, and shall cause their respective Affiliates, licensees and sublicensees, to comply with the additional terms set forth on Schedule 3.10.

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(c)For clarity, notwithstanding anything to the contrary in this Agreement, each Party shall (and shall cause its Affiliates to) (i) promptly notify the other Party in writing if such Party (or any of its Affiliates, licensees or sublicensees) is not permitted to provide such other Party with any data, information, study reports or materials as a result of the application of any Laws in such Party’s respective Territory, including the Biosecurity Law and Management of Human Genetic Resources of the PRC, (ii) use its Commercially Reasonable Efforts to secure all such approvals and filings (including applying for any security assessments) as soon as possible after the Effective Date or at any time during the Term, as applicable, (and such Party shall keep the other Party informed as to the status thereof upon request from such other Party), (iii) use its Commercially Reasonable Efforts to obtain full and proper consents from all data subjects (including any Persons participating in any Clinical Trials conducted by or on behalf of such Party (or its Affiliates, licensees or sublicensees)) in such Party’s Territory that permit such Party (and its Affiliates, licensees or sublicensees, as applicable) to provide and share the personal information of such data subjects to such other Party (and its Affiliates or sublicensees), such that such other Party (and its Affiliates or sublicensees, as applicable) may receive, use, process and otherwise exploit such information as permitted under this Agreement, and (iv) at the request of such other Party, use its Commercially Reasonable Efforts to find alternative means for providing such other Party with such data, information, study reports or materials, as applicable, in a manner that is compliant with Laws, including to consult and cooperate with such other Party in connection therewith (including, if requested by such other Party, to provide any such data in anonymized form).

Article 4
REGULATORY ACTIVITIES

4.1	Regulatory Filings

.  As between the Parties, GSK shall solely own and have the exclusive right to maintain all Regulatory Documents and Regulatory Approvals for any Products in the GSK Territory, including all INDs and NDAs; provided, however, that Arrowhead shall own and maintain the IND for the Ongoing Phase I Clinical Trial until such IND is transferred to GSK (or its designee) pursuant to this Section 4.1. Within thirty (30) days following the Completion of the Ongoing Phase I Clinical Trial, subject to Section 3.4(a), Arrowhead shall transfer and assign to GSK (or its designee) the IND for such Ongoing Phase 1 Clinical Trial (together with any other Regulatory Documents for any Products in the GSK Territory, to the extent not transferred under the Technology Transfer Plan).  As between the Parties and subject to Section 2.10(c) and Section 4.5, as applicable, Arrowhead shall solely own and have the exclusive right to maintain all Regulatory Documents and Regulatory Approvals for any Products in the Arrowhead Territory, including all INDs and NDAs.

4.2	Communications with Regulatory Authorities

.

(a)During the Term, each Party (or one of its Affiliates, licensees or sublicensees (including in the case of GSK, Sublicensees)) shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the Development, Manufacture or Commercialization of the Compound or any Products in its

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respective Territory. Neither GSK, with respect to the Arrowhead Territory, nor Arrowhead, with respect to the GSK Territory, shall initiate (or permit any of its respective Affiliates, licensees or sublicensees (including in the case of GSK, Sublicensees) to initiate), with respect to any Product, any meetings or contact with Regulatory Authorities in such Territory, without the other Party’s prior written consent, and to the extent Arrowhead or any of its Affiliates receives any written or oral communication from any Regulatory Authority in the GSK Territory relating to any Product or GSK or any of its Affiliates receives any written or oral communication from any Regulatory Authority in the Arrowhead Territory relating to any Product, to the extent not prohibited by Law, such Party shall (i) refer such Regulatory Authority to the other Party, and (ii) as soon as reasonably practicable (but in any event within three (3) Business Days of receipt of such communication), notify and provide the other Party with a copy of any written communication received by such Party or such Affiliate or, if applicable, complete and accurate minutes of such oral communication.  Notwithstanding the foregoing, Arrowhead shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the Ongoing Phase I Clinical Trial until the IND for such Clinical Trial is transferred to GSK in accordance with Section 4.1, at which point such responsibility shall transfer to GSK.

(b)Each Party will provide the other Party with written notice of the submission of any filings or applications for Regulatory Approval of a Product or receipt or denial of any such Regulatory Approval with (i) in the case of GSK as the notifying Party, the FDA, EMA or, with respect to any Major European Country, with such other Regulatory Authority in such country, and (ii) in the case of Arrowhead as the notifying Party, the Regulatory Authorities in the Arrowhead Territory; provided, however, that, unless otherwise required by Law, such notifying Party will inform the other Party of such event prior to public disclosure thereof.   Each Party will provide the other Party with reasonable advance notice, or with as much advance notice as practicable under the circumstances, of (A) in the case of GSK as the notifying Party, all substantive meetings pertaining to any Product with the FDA, EMA or, with respect to any Major European Country, with such other Regulatory Authority in such country, and (B) in the case of Arrowhead as the notifying Party, all substantive meetings with the Regulatory Authorities in the Arrowhead Territory, in each case ((A) or (B)), solely to the extent that (1) such meeting is primarily related to one or more Product(s) in the notifying Party’s respective Territory and (2) the subject matter of such meeting would reasonably be expected to have a material effect on the Development or Commercialization of the Compound or any Product in the other Party’s respective Territory; provided that, with respect to any such meeting for which notice has been provided pursuant to the foregoing, to the extent permitted by Law and the applicable Regulatory Authority, the Party receiving such notice (or a representative of such Party’s (sub)licensee) shall have the right to reasonably request, subject to the notifying Party’s consent, to attend such meeting as a non-participating observer.

4.3	Assistance

. Upon GSK’s request, Arrowhead shall, and shall cause its Affiliates to, support GSK and its Affiliates, as may be reasonably necessary, in obtaining Regulatory Approvals for the Products and in the activities in support thereof, including providing any documents or other materials in the possession or Control of Arrowhead or any of its Affiliates as may

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be reasonably necessary or useful for GSK or any of its Affiliates or Sublicensees to obtain Regulatory Approvals for the Products. If any Regulatory Authority (a) contacts a Party or its Affiliate with respect to the alleged improper Development, Manufacture or Commercialization of the Compound or any Product in the GSK Territory or the Arrowhead Territory; (b) conducts, or gives notice of its intent to conduct, an inspection at a Party’s or its Affiliate’s facilities used in the Development or Manufacturing of the Compound or any Product in the GSK Territory or the Arrowhead Territory; or (c) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of a Party (or its Affiliates, licensees or sublicensees, as applicable) that could reasonably be expected to adversely affect any Development, Manufacture or Commercialization with respect to the Compound or any Product in the GSK Territory or the Arrowhead Territory, then such Party will promptly notify the other Party of such contact, inspection or notice.

4.4	Pharmacovigilance

. The Parties will cooperate with each other with regard to the reporting and handling of safety information involving the Compound and Products in their respective Territories in accordance with Law, regulatory requirements, and regulations on pharmacovigilance, clinical safety and data privacy. Without limiting the foregoing, (a) prior to the Completion of the Ongoing Phase 1 Clinical Trial, Arrowhead will own and maintain the safety database with respect to all Products; (b) following Completion of the Ongoing Phase 1 Clinical Trial, on timelines and format to be agreed by the Parties and set forth in the Technology Transfer Plan (but, in any event, prior to the Initiation of the first Clinical Trial by or on behalf of GSK (or any of its Affiliates or Sublicensees, as applicable)), Arrowhead shall transfer a copy of such safety database to GSK (or its Affiliate) and thereafter GSK will establish a global safety database for each Product Developed hereunder and, as between the Parties, shall own and maintain such global safety database for each such Product; and (c) at least sixty (60) Business Days prior to the commencement of the first Clinical Trial by or on behalf of either Party (or any of its Affiliates or, in the case of GSK, Sublicensees, as applicable) or earlier upon mutual agreement of the Parties, the Parties will negotiate in good faith and enter into a pharmacovigilance agreement related to the Compound and Products, which will define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the exchange of information affecting the Compound and Products (e.g., Adverse Events, serious Adverse Events, emerging safety issues) to enable each Party to comply with all Laws related to the Compound and Products (the “Pharmacovigilance Agreement”).

4.5	Right of Reference

.  Arrowhead hereby grants to GSK and its Affiliates an exclusive (even as to Arrowhead and its Affiliates), fully-paid, royalty-free, fully sublicensable (including through multiple tiers, in accordance with Section 2.2), transferrable (in accordance with Section 13.2) license and right of reference under any Regulatory Documents or Regulatory Approvals (other than Arrowhead Excluded Know-How, if any, contained therein) for any Products in the Arrowhead Territory, including all INDs and NDAs, solely for the purpose of obtaining Regulatory Approvals with respect to the Compound or any Product in the GSK Territory. In addition, upon GSK’s request, Arrowhead will provide GSK with access to or copies of any data (other than Arrowhead Excluded Know-How) Controlled by Arrowhead with respect to the Compound or any Product in the Arrowhead Territory that

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is necessary or useful for purposes of GSK’s or any of its Affiliates’ or Sublicensees’ Regulatory Documents or Regulatory Approvals for any Products in the GSK Territory under this Agreement.

4.6	Recalls

. Subject to the terms and conditions herein, as between the Parties, (a) GSK shall have the sole right to determine whether and how to implement a recall or other market withdrawal of any Product in the GSK Territory; and (b) Arrowhead shall have the sole right to determine whether and how to implement a recall or other market withdrawal of any Product in the Arrowhead Territory.  Each Party, to the extent possible, (i) shall provide notice to the other Party, as promptly as possible (and in advance to the extent permitted under the circumstances and under Law), in the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with a Product in its respective Territory, or in the event such Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of a Product in its respective Territory, and (ii) to the extent permitted under Law, shall, and shall cause its Affiliates, licensees and sublicensees to, cooperate in good faith with such other Party and to disclose to such other Party a high-level summary of any material, non-privileged information relating to any such recall or other market withdrawal.

Article 5
FINANCIAL PROVISIONS

5.1	Upfront Payment

. In partial consideration of Arrowhead’s grant of the rights and licenses to GSK hereunder, within [***] the Effective Date and GSK’s receipt of a Valid Invoice in accordance with Section 5.5(b), GSK shall make a one-time, non-refundable, non-creditable payment to Arrowhead of One Hundred Twenty Million Dollars ($120,000,000).

5.2	Development Milestones

. Subject to Section 10.8, in partial consideration of Arrowhead’s grant of the rights and licenses to GSK hereunder, GSK shall pay to Arrowhead, in accordance with the terms in this Section 5.2, the following one-time, non-refundable, non-creditable milestone payments (each, a “Development Milestone Payment”) upon the first achievement by GSK or any of its Affiliates or Sublicensees of the corresponding milestone event (each, “Development Milestone Event”):

Development Milestone Event	Development Milestone Payment
First patient dosed in the first Phase II Clinical Trial of a Product in the GSK Territory	$30,000,000
First patient dosed in the first Phase III Clinical Trial of a Product in the GSK Territory	$100,000,000
[***]	[***]
[***]	[***]

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Each Development Milestone Payment shall be paid only one time, regardless of the number of Products that achieve the corresponding Development Milestone Event or the number of times a given Product achieves such corresponding Development Milestone Event (including for additional Indications).  GSK shall notify Arrowhead within [***] Business Days following the achievement of a given Development Milestone Event by GSK or any of its Affiliates (or, in the event that a Development Milestone Event is achieved by or on behalf of a Sublicensees, within [***] Business Days following GSK’s receipt of notice from such Sublicensee with respect to the achievement of such Development Milestone Event, as applicable), and the corresponding Development Milestone Payment shall be due within [***] days following GSK’s receipt of a Valid Invoice in accordance with Section 5.6 for such Development Milestone Payment. In the event that GSK (or its Affiliate or Sublicensee) achieves any subsequent Development Milestone Event under this Section 5.2 without a prior Development Milestone Event having been first achieved, then the Development Milestone Payment for such skipped Development Milestone Event shall be paid at the same time as the Development Milestone Payment for the subsequent Development Milestone Event, except in the case of any skipped Development Milestone Event that is specific to a jurisdiction, where the subsequent milestone event is achieved with respect to a different specific jurisdiction.

5.3	Sales Milestones

. Subject to Section 10.8, in partial consideration of Arrowhead’s grant of the rights and licenses to GSK hereunder, GSK shall pay to Arrowhead, in accordance with the terms in this Section 5.3, the following one-time, non-refundable, non-creditable milestone payments (each, a “Sales Milestone Payment”) upon the first achievement of the corresponding milestone event (each, “Sales Milestone Event”) based on the aggregate annual Net Sales of all Products by or on behalf of GSK or any of its Affiliates or Sublicensees in the GSK Territory during a given Calendar Year.

Sales Milestone Event	Sales Milestone Payment
First achievement of annual Net Sales of Products in the GSK Territory equal to [***]	[***]
First achievement of annual Net Sales of Products in the GSK Territory equal to [***]	[***]
First achievement of annual Net Sales of Products in the GSK Territory equal to [***]	[***]

Each Sales Milestone Payment shall be paid only one time, regardless of the number of Products or the number of times a given Sales Milestone Event has been achieved.  GSK shall notify Arrowhead within [***] days following the end of the applicable Calendar Quarter during which a given Sales Milestone Event is first achieved, which notice may be provided in connection with a Royalty Report delivered pursuant to Section 5.4(b), and GSK shall pay to Arrowhead the corresponding Sales Milestone Payment within [***] days following GSK’s receipt of a Valid Invoice in accordance with Section 5.6.

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5.4	Royalties

. Subject to Section 10.8, in partial consideration of Arrowhead’s grant of the rights and licenses to GSK hereunder, on a Product-by-Product and country-by-country basis, during the applicable Royalty Term for such Product in a given country in the GSK Territory, GSK will pay Arrowhead royalties based on the aggregate annual Net Sales of all Products sold by GSK, its Affiliates or Sublicensees in the GSK Territory during a Calendar Year at the rates set forth in the table below, subject to the remainder of this Section 5.4:

Aggregate Annual Net Sales of Products in the GSK Territory	Royalty Rate
Portion of annual Net Sales of Products in the GSK Territory less than or equal to [***]	[***]
Portion of annual Net Sales of Products in the GSK Territory greater than [***] but less than or equal to [***]	[***]
Portion of annual Net Sales of Products in the GSK Territory greater than [***] but less than or equal to [***]	[***]
Portion of annual Net Sales of Products in the GSK Territory greater than [***]	[***]

(a)For purposes of determining whether a royalty threshold above has been attained, Net Sales that are generated by sales of a Product in a country for which the Royalty Term has expired shall be excluded from the total amount of Net Sales.  As of the effective date of expiration of the Royalty Term with respect to a given Product and country of the GSK Territory, the license to GSK under Section 2.1 shall automatically convert to a royalty-free, irrevocable, perpetual, non-exclusive and sublicensable license under the Arrowhead Technology to Develop, Manufacture (including to have Manufactured) and Commercialize such Product in such country.  For clarity, GSK’s obligation to pay royalties to Arrowhead under this Section 5.4 is imposed only once with respect to the same unit of a Product regardless of the number of Arrowhead Patents Covering such Product.

(b)Within [***] days after the end of each Calendar Quarter during which royalties become payable pursuant to this Section 5.4, GSK shall deliver to Arrowhead a report (“Royalty Report”), on a Product-by-Product basis (where applicable), summarizing the total amount of applicable payments, if any, received during such Calendar Quarter, including any Sales Milestone Event that was achieved during such Calendar Quarter in the GSK Territory in accordance with Section 5.3, as applicable, and, on a Product-by-Product and country-by-country basis, details regarding the calculation of the royalties

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payable under this Section 5.4, including amounts of Net Sales, any applicable reductions or deductions to Net Sales, the royalty rate due, the applicable exchange rate for the period, and the amount of any applicable true-up or adjustments.  Each Royalty Report shall be deemed Confidential Information of GSK subject to the obligations of Article 7.  GSK shall pay to Arrowhead the royalties payable under this Section 5.4 with respect to a given Calendar Quarter within [***] days following the end of each Calendar Quarter together with delivery of the applicable Royalty Report.

(c)Subject to Section 5.4(g), if at any point during the applicable Royalty Term for a given Product in a given country in the GSK Territory, such Product is not covered by a Valid Claim of any Arrowhead Patent, the applicable royalty rates set forth in Section 5.4(a) shall be reduced by [***] for such Product in such country.

(d)Subject to Section 5.4(g) and Section 5.4(h), GSK will be entitled to deduct [***] paid by GSK, its Affiliates or Sublicensees pursuant to (i) any Third Party Agreement or (ii) any Arrowhead Third Party Agreement under which GSK has agreed take a sublicense pursuant to Section 2.9(b) (such royalties or milestone payments, “Third Party Payments”) from any royalties due to Arrowhead pursuant to this Section 5.4 until the amount of all Third Party Payments have been fully deducted; provided that the only Third Party Payments that may be deducted are those that are actually paid by GSK or such Affiliates or Sublicensees to the applicable Third Party under such Third Party Agreement as of or prior to when such royalty payments are due and payable to Arrowhead for such Product in such country.

(e)Subject to Section 5.4(g), on a Product-by-Product and country-by-country basis in the GSK Territory, if one or more Generic Products with respect to such Product is marketed and sold in such country by one or more Third Parties during any Calendar Quarter during the applicable Royalty Term for such Product [***] (“Generic Competition”) [***], then, commencing in such Calendar Quarter, the applicable royalty rates set forth in Section 5.4(a) shall be reduced by [***] for such Product in such country for so long as such Generic Competition persists in such country.

(f)[***]

(g)Notwithstanding the foregoing, under no circumstances shall the deductions under Section 5.4(c), Section 5.4(d), Section 5.4(e) or Section 5.4(f) (in the aggregate, but without taking into account any reduction pursuant to Section 10.8) result in the amount payable to Arrowhead with respect to a given Product in a given country for any given Calendar Quarter being reduced by more than [***] compared with the amount otherwise payable under Section 5.4; provided, however, recover [***].

(h)During the Term, prior to GSK entering into any Third Party Agreement under Section 5.4(d), GSK shall provide written notice to Arrowhead of GSK’s intent to enter into such Third Party Agreement, along with reasonably detailed information regarding the proposed financial terms and other terms of and the Patents of the Third Party proposed to be licensed under such contemplated Third Party Agreement. Prior to GSK executing any

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Third Party Agreement, the Parties, through the Patent Working Group, shall confer to discuss whether it is in best interest of the Parties, in respective of their respective rights to Develop, Manufacture and Commercialize the Compound and the Products in their respective Territory in accordance with this Agreement, to enter into such Third Party Agreement.

5.5	Mode of Payment and Currency; Invoices; Late Payments

.

(a)All payments made by a Party (the “Payor Party”) to the other Party (the “Payee Party”) hereunder shall be made by deposit of US Dollars in the requisite amount by electronic wire transfer of immediately available funds directly to such bank account as the Payee Party may from time to time designate by reasonable notice to the Payor Party.  With respect to amounts payable hereunder not denominated in US Dollars, the Payor Party shall convert applicable amounts in foreign currency into US Dollars using its standard conversion method consistent with its applicable Accounting Standard in a manner consistent with the Payor Party’s customary and usual conversion procedures used in preparing its audited financial reports applied on a consistent basis; provided that such procedures use a widely accepted source of published exchange rates.  Based on the resulting sales in US Dollars, the then-applicable royalties shall be calculated.  The Parties may vary the method of payment set forth herein at any time upon mutual agreement, and any change shall be consistent with the local Law at the place of payment or remittance.

(b)All payments made by GSK to Arrowhead under this Agreement shall be paid in accordance with Section 5.5(a), following receipt by GSK of a Valid Invoice in accordance with Schedule 5.5.

(c)The Payor Party will pay the Payee Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to [***] per annum or, if lower, the maximum applicable legal rate, calculated on the total number of days payment is delinquent.

(d)Notwithstanding anything to the contrary contained herein, the terms and provisions of Section 5.2, Section 5.3 and Section 5.4 are subject to Section 10.8, as applicable.

5.6	Records; Audits

.

(a)GSK shall, and shall ensure that its Affiliates and Sublicensees (as applicable), keep complete and accurate records in accordance with its record retention policies applicable to such books and records, but in any event for a period of at least [***] after the end of the Calendar Year in which any such payment becomes payable, in sufficient detail to confirm the accuracy of the calculations hereunder and in accordance with the applicable Accounting Standard that is normally applied by such Party with respect to the filing of its reporting.

(b)During the Term and for [***] thereafter, GSK shall permit, and shall cause its Affiliates or Sublicensees to permit, an independent certified public accounting firm of

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nationally recognized standing selected by Arrowhead, and reasonably acceptable to GSK or such Affiliate or Sublicensee, to have access to and to review, during normal business hours and under obligations of confidentiality at least as protective of GSK Confidential Information as the confidentiality provisions of Article 7 and upon [***] prior written notice, no more frequently than once in any [***] period (except in the case of fraud), to verify the accuracy of the Royalty Reports and payments under this Article 5 with respect to any Calendar Year ending not more than three (3) years prior to such audit request.  The accounting firm shall disclose to GSK and Arrowhead only whether the Royalty Reports are correct or incorrect and the specific details concerning any discrepancies.  If such accounting firm concludes that additional amounts were owed during such period, and GSK agrees with such calculation, GSK shall pay the additional undisputed amount, plus interest as set forth in Section 5.5(c), within [***] days following GSK’s receipt of such accounting firm’s written report and a Valid Invoice in accordance with Section 5.5(b).  If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods.  If GSK disagrees with such calculation, GSK and Arrowhead shall, acting reasonably and in good faith, work to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within twenty (20) Business Days, the dispute shall be submitted for resolution to an accounting firm jointly selected by the Parties to conduct a review, and if such firm concurs that any additional amounts were owed by GSK during such period, GSK shall make the required payment, plus interest as set forth in Section 5.5(c), within [***] days following GSK’s receipt of the report of its accounting firm and a Valid Invoice in accordance with Section 5.5(b). Arrowhead shall pay for the cost of any audit, unless GSK has underpaid Arrowhead by [***] or more for the audited period. Each Party shall treat all information that it receives under this Section 5.6(b) in accordance with the confidentiality provisions of Article 7 of this Agreement, and shall cause its accounting firm to enter into an acceptable, reasonable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.

5.7	Taxes

.

(a)If any amounts to be paid by GSK under this Agreement (including the upfront payment or any Development Milestone Payments, Sales Milestone Payments or royalties paid hereunder) are subject to any withholding or similar Tax, GSK shall (i) pay such withholding or similar Tax to the proper Governmental Body; and (ii) remit such payments to Arrowhead subject to deductions of any such withholding or similar Tax paid by GSK.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of the upfront payment or any Development Milestone Payments, Sales Milestone Payments or royalties paid by GSK to Arrowhead under this Agreement. Arrowhead will provide GSK any tax forms that may be reasonably necessary in order for GSK not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes, value added taxes or similar obligations resulting from payments made under this

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Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.  Notwithstanding the foregoing, if an action (including any license or sublicense of any rights or performance of any obligations under this Agreement, a change in the applicable taxing jurisdiction or any failure to comply with Laws or filing or record retention requirements) by either Party or any of its Affiliates causes any new or increased withholding tax liability that would not have been imposed in the absence of such action, such Party causing the new or increased withholding tax liability shall indemnify and hold harmless the other Party and its Affiliates from the amount of such additional or increased withholding tax (except to the extent that such other Party or its Affiliates is entitled to a refund of such withheld taxes or entitled to credit such withheld taxes against taxes which such other Party or its Affiliates would otherwise be required to pay).

(b)All amounts payable under or in connection with this Agreement are exclusive of VAT and Indirect Taxes.  Any VAT and Indirect Taxes payable on the consideration paid hereunder (including the upfront payment or any Development Milestone Payments, Sales Milestone Payments or royalties paid hereunder) shall be paid by GSK at the same time as the payment or provision of such consideration to which it relates, subject to the production of a VAT and Indirect Taxes Valid Invoice in accordance with Section 5.6.  Each Party agrees that it shall provide to the other Party any information and copies of any documents within its control to the extent reasonably requested by the other Party for the purposes of (i) determining the amount of VAT and Indirect Taxes chargeable under this Agreement, (ii) establishing the “place of supply for VAT” purposes, or (iii) complying with its VAT and Indirect Taxes reporting or accounting obligations.

Article 6
INTELLECTUAL PROPERTY

6.1	Inventions

.

(a)For purposes of this Section 6.1, all determinations of inventorship will be in accordance with U.S. patent law.

(i)As between the Parties, (A) all Agreement Know-How solely related to the Registered Starting Material ([***]), whether invented solely by or on behalf of one (1) or more Personnel of Arrowhead (or its Affiliates, licensees, sublicensees or subcontractors), solely by or on behalf of one (1) or more Personnel of GSK (or its Affiliates, licensees, or sublicensees, or subcontractors), or jointly by one (1) or more Personnel of GSK (or its Affiliates, licensees, sublicensees or subcontractors), and by one (1) or more Personnel of Arrowhead (or its Affiliates, licensees, or sublicensees or subcontractor) (the “New [***] Know-How”), together with any Agreement Patents that claim such New [***] Know-How (the “New [***] Patents”), shall be owned solely by Arrowhead; and (B) all Agreement Know-How that is invented solely by or on behalf of one (1) or more Personnel of Arrowhead (or its Affiliates, licensees, sublicensees or subcontractors) but excluding any New [***] Know-How (together with the New [***] Know-How, the “Arrowhead Agreement Know-How”), together with any Agreement Patents that claim such

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Arrowhead Agreement Know-How (together with the New [***] Patents, the “Arrowhead Agreement Patents”), shall be owned solely by Arrowhead.

(ii)As between the Parties, all Agreement Know-How that is invented solely by or on behalf of one (1) or more Personnel of GSK (or its Affiliates, licensees, sublicensees or subcontractors) but excluding any New [***] Know-How (the “GSK Agreement Know-How”), together with any Agreement Patents that claim such GSK Agreement Know-How (the “GSK Agreement Patents”), shall be owned solely by GSK.

(iii)As between the Parties, all Agreement Know-How (other than New [***] Know-How) that is invented jointly by one (1) or more Personnel of GSK (or its Affiliates, licensees, sublicensees or subcontractors), and by one (1) or more Personnel of Arrowhead (or its Affiliates, licensees, sublicensees or subcontractors) but excluding any New [***] Know-How (the “Joint Agreement Know-How”), together with any Agreement Patents that claim or cover such Joint Agreement Know-How (the “Joint Agreement Patents”) shall be owned jointly by the Parties, on an equal and undivided basis, including all rights, title and interest thereto and, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.  Each Party will each have the right to exploit, to grant licenses under, to assign and to otherwise dispose of such Joint Agreement Know-How or Joint Agreement Patents, without an accounting or obligation to, or consent required from, the other Party, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting (or, if such waiver is not valid in any jurisdiction, each Party hereby consents to the grant of any license to any Third Party without accounting to the other Party).

(b)During the Term (i) Arrowhead will promptly disclose to GSK all invention disclosures or other similar documents relating to any Arrowhead Agreement Know-How or Joint Agreement Know-How developed or invented by or on behalf of Arrowhead (or its Affiliates, licensees, sublicensees or subcontractors) hereunder during the Term, and (ii) GSK will promptly disclose to Arrowhead all invention disclosures or other similar documents relating to any New [***] Know-How, GSK Licensed Know-How or Joint Agreement Know-How developed or invented by or on behalf of GSK (or its Affiliates, licensees, sublicensees or subcontractors) hereunder during the Term.  Each Party shall also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents or applications; provided that (A) GSK shall only be obligated to respond to the extent such additional requested information is included within the New [***] Know-How, GSK Licensed Know-How or Joint Agreement Know-How, as applicable; and (B) Arrowhead shall only be obligated to respond to the extent such additional requested information is included within the Arrowhead Agreement Know-How or Joint Agreement Know-How, as applicable.

6.2	Patent Working Group

.  The Parties will establish a patent working group (“Patent Working Group”) comprising an equal number of up to three (3) representatives of each Party, including a patent attorney or agent designated by such Party as its lead contact, for the sole purposes of alignment of activities under this Article 6 governing responsibilities for the preparation, filing, prosecution, pre-grant proceedings, post-grant proceedings

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(including any US interferences, reissue proceedings, reexaminations and EP oppositions), maintenance, enforcement and defense of all Arrowhead Patents and GSK Licensed Patents globally or any other patent matters pertaining to the Development, Manufacture or Commercialization of the Compounds or any Products hereunder.  The Patent Working Group will meet as frequently as necessary to carry out its duties under this Section 6.2, but no more often than once per Calendar Quarter, unless otherwise agreed by its members.  The Patent Working Group may meet in person, by videoconference or by teleconference.  Meetings of the Patent Working Group will be effective only if at least one (1) representative of each Party is present or participating in such meeting.  Each Party will bear the expense of its respective Patent Working Group members’ participation in Patent Working Group meetings. For the avoidance of doubt, the Patent Working Group shall have no decision-making authority and, subject to the remainder of this Article 6, neither Party’s activities or decisions regarding the preparation, filing, prosecution, pre-grant proceedings, post-grant proceedings (including any US interferences, reissue proceedings, reexaminations and EP oppositions), maintenance, enforcement and defense of any Patents or any other patent matters pertaining to the Development, Manufacture or Commercialization of the Compounds or any Products hereunder in their respective Territories shall require the approval, consent or agreement of the Patent Working Group.

6.3	Prosecution and Maintenance of Arrowhead Patents

.

(a)As between the Parties, GSK has the first right (but not the obligation), in its sole discretion and at its own cost and expense, to control the preparation, filing, prosecution (including any interferences, oppositions, inter partes review, post-grant reissue proceedings and reexaminations (collectively, “Post-Grant Proceedings”)) and maintenance of (i) all Arrowhead HSD17B13-Specific Patents (including those that are Arrowhead Agreement Patents and Joint Agreement Patents) in the GSK Territory, (ii) all Joint Agreement Patents, that are not Arrowhead Platform Patents or Arrowhead HSD17B13-Specific Patents, in the GSK Territory, and (iii) all GSK Licensed Patents in the GSK Territory and the Arrowhead Territory.

(b)As between the Parties, Arrowhead has the first right (but not the obligation), in its sole discretion and at its own cost and expense, to control the preparation, filing, prosecution (including any Post-Grant Proceedings) and maintenance of (i) all Arrowhead Platform Patents (including those that are Arrowhead Agreement Patents and Joint Agreement Patents) in the Arrowhead Territory and the GSK Territory, (ii) all Arrowhead HSD17B13-Specific Patents (including those that are Arrowhead Agreement Patents and Joint Agreement Patents) in the Arrowhead Territory, (iii) all Joint Agreement Patents, that are not Arrowhead Platform Patents or Arrowhead HSD17B13-Specific Patents, in the Arrowhead Territory, and (iv) all Arrowhead Agreement Patents, that are not Arrowhead Platform Patents or Arrowhead HSD17B13-Specific Patents, in the GSK Territory or the Arrowhead Territory. Notwithstanding the foregoing, with respect to any Arrowhead Platform Patents for which Arrowhead retains control of the preparation, filing, prosecution (including any Post-Grant Proceedings) and maintenance pursuant to this Section 6.3, Arrowhead shall use Commercially Reasonable Efforts to file and diligently prosecute any divisional applications, continuations applications, national phase applications or similar

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filings with the objective of seeking issuance of additional Arrowhead HSD17B13-Specific Patents as separate from the Arrowhead Platform Patents.

(c)If the Party controlling the preparation, filing, prosecution and maintenance of any Patent pursuant to Section 6.3(a) or Section 6.3(b), as applicable, elects not to file or to continue to prosecute or maintain such Patent in any country of the Territory, subject to, in the case where Arrowhead is such initial controlling Party, Arrowhead’s obligations under any Arrowhead Pre-Existing Agreements and Arrowhead having made such election for strategic reasons to improve the exclusivity position for or revenue of the Parties from a Product, then such Party shall notify the other Party at least thirty (30) Business Days before any deadline applicable to the filing, prosecution or maintenance of such Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Patent in such country.  In such case, such other Party shall have the right (but not the obligation) to assume responsibility for the preparation, filing, prosecution and maintenance of such Patent in such country by delivery of notice to such controlling Party.  If a Party so elects to assume responsibility for the preparation, filing  prosecution or maintenance of any such Patent in such country, then (i) such Party shall thereafter be the “controlling Party” with respect to such Patent in such country for purposes of this Section 6.3, (ii) the other Party will promptly: (A) provide to such new controlling Party (or their designated counsel) the file histories for, and correspondence with foreign patent counsel related to, such Patent, (B) provide to such new controlling Party a report detailing the status of such Patent as of the applicable date of such notice by such new controlling Party, and (C) provide all assistance reasonably requested by such new controlling Party to the extent reasonably necessary to enable such new controlling Party to assume responsibility for the preparation, filing, prosecution and maintenance of such Patent in such country (including by executing all requested documents, providing additional information with respect to such Patent and making its Personnel reasonably available to such new controlling Party), in each case ((A), (B) or (C)), at no cost to such new controlling Party.

(d)The Party controlling the preparation, filing, prosecution and maintenance of any Patent pursuant to this Section 6.3 will keep the other Party reasonably informed of all substantive matters relating to the preparation, filing, prosecution and maintenance of such Patent or related Proceedings (e.g., interferences, oppositions, reexaminations, reissues, revocations or nullifications) in a timely manner, including providing such other Party with all material communications from any patent authority in the Territory regarding such Patent, as well as a reasonable opportunity to review and comment on drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses; provided that such controlling Party will consider in good faith the other Party’s comments, requests and suggestions with respect to strategies for the preparation, filing, prosecution and maintenance of such Patent. In addition, the controlling Party will provide the other Party with copies of all final material filings and responses made to any patent office with respect to such Patent in a timely manner following submission thereof.  Upon the controlling Party’s reasonable request, the other Party shall (and shall cause its Affiliates, as applicable, to) provide such controlling Party with reasonable assistance and support in connection with the fulfilment of its obligations under this Section 6.3(d), at such controlling Party’s cost and expense.

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(e)Through the Patent Working Group, each Party shall immediately give written notice to the other Party of any certification of which such Party or any of its Affiliates, licensees or sublicensees becomes aware of any allegations of alleged patent invalidity, unenforceability or non-infringement of any Arrowhead Patents or GSK Licensed Patents pursuant to any application or other similar filing or patent certification filed pursuant to 21 U.S.C. § 355(b)(2)(A) (or any amendment or successor statute thereto), or any foreign equivalent thereof.

(f)The Parties shall discuss in good faith the Arrowhead Patents that will be included in the “Orange Book” maintained by the FDA or similar or equivalent patent listing or linking source, if any, in other countries in the GSK Territory for Products, and, after considering Arrowhead’s comments in good faith, GSK will have the sole right to determine which Arrowhead Patent will be included. Arrowhead will provide such assistance as may be reasonably requested by GSK in connection with such listing.

(g)As between the Parties, GSK shall have the sole and exclusive right and authority (but not the obligation), in its sole discretion and at its own cost and expense, to (i) determine with respect to any Product in the GSK Territory if any Arrowhead Patent would be eligible for patent term extension pursuant to 35 U.S.C. §154-156 and as appropriate, applicable foreign patent Laws (the “Patent Term Extension”), and (ii) obtaining any such Patent Term Extension with respect to any Arrowhead Patent in the GSK Territory; provided that Arrowhead shall (and shall cause its Affiliates, as applicable, to) reasonably cooperate with GSK with respect thereto.

6.4	Enforcement

.

(a)If either Party (i) believes an infringement, unauthorized use or misappropriation of any Arrowhead Technology or GSK Licensed Technology is occurring or is likely, by a Third Party in each case, solely in respect of the making, using, offering to sell, selling, or importing of a product in the Territory that would be competitive with the Development, Manufacture or Commercialization of a Product anywhere in the world, including the filing of an Abbreviated New Drug Application with any applicable Regulatory Authority with respect to a Product as the reference product for such product (any such activity by a Third Party, a “Third Party Competing Infringement”), or (ii) becomes aware of any Third Party having filed a declaratory judgement action or other action that is not a Post-Grant Proceeding claiming that any Arrowhead Patent or any GSK Licensed Patent is invalid or unenforceable, as applicable (any such claims by a Third Party, a “Third Party Patent Action”), through the Patent Working Group, such Party shall promptly notify the other Party and provide such other Party with details of such infringement or claim that are known to such Party.

(b)As between the Parties, GSK shall have the first right and authority (but not the obligation), in its sole discretion and at its own cost and expense, to bring and control an Enforcement Action involving any (i) Arrowhead HSD17B13-Specific Patents (including those that are Arrowhead Agreement Patents and Joint Agreement Patents) in the GSK Territory, (ii) Joint Agreement Patents, that are not Arrowhead Platform Patents or

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Arrowhead HSD17B13-Specific Patents, in the GSK Territory, and (iii) all GSK Licensed Patents in the GSK Territory.

(c)As between the Parties, Arrowhead shall have the first right and authority (but not the obligation), in its sole discretion and at its own cost and expense, to bring and control any Enforcement Action involving (i) Arrowhead Platform Patents (including those that are Arrowhead Agreement Patents and Joint Agreement Patents) in the Arrowhead Territory and the GSK Territory, (ii) Arrowhead HSD17B13-Specific Patents (including those that are Arrowhead Agreement Patents and including any Joint Agreement Patents) in the Arrowhead Territory, (iii) Joint Agreement Patents, that are not Arrowhead Platform Patents or Arrowhead HSD17B13-Specific Patents, in the Arrowhead Territory, (iv) GSK Licensed Patents in the Arrowhead Territory, and (v) Arrowhead Agreement Patents, that are not Arrowhead Platform Patents or Arrowhead HSD17B13-Specific Patents, in the GSK Territory or the Arrowhead Territory.

(d)If the Party with the first right to bring and control an Enforcement Action pursuant to Section 6.4(b) or Section 6.4(c), as applicable, notifies the other Party of its intent not to bring such Enforcement Action against the applicable Third Party with respect to any Patent or otherwise fails to take commercially reasonable steps to prosecute or settle any such Third Party Competing Infringement or defend or settle any Third Party Action with respect to any Patent within [***] of receiving a notice with respect to such infringement pursuant to Section 6.4(a) (or, if earlier, within [***] before the time limit, if any, under Law for taking any action with respect to the timeframe of any other relevant regulatory or statutory framework that may govern), then such other Party shall have the right (but not the obligation), subject to discussion with such enforcing Party and consideration in good faith of any rationale provided by such enforcing Party as to why such enforcing Party elected not to take such action and such enforcing Party’s written consent (not to be unreasonably withheld) to assume responsibility for, in its sole discretion and at its own cost and expense, enforcing any such rights under this Section 6.4 with respect to such Patent in the Territory by delivery of notice to such enforcing Party.

(e)Each Party will provide to the Party exercising its rights under this Section 6.4 reasonable assistance in such efforts, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Law to pursue an Enforcement Action or providing the enforcing Party any reasonably requested documentation or other materials. Without limiting the foregoing, at a Party’s request, the other Party shall (and shall cause its Affiliates to) promptly provide such Party and its Affiliates with all relevant documentation (as may be reasonably requested by such Party) evidencing that such Party and its Affiliates are validly empowered by such other Party and its Affiliates to take such Enforcement Action with respect to the applicable Patent, including in such other Party’s name in accordance with the rights granted to such Party under this Section 6.4, as necessary. A Party or its applicable Affiliate shall join any such Enforcement Action with respect to the applicable Patent if the enforcing Party or any of its Affiliates determines that it is necessary to demonstrate “standing to sue.”  The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to

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comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith. The non-enforcing Party shall have the right, at its own expense, to retain its own counsel with respect to its participation in any such Enforcement Action solely to the extent relating to any Arrowhead Patent.

(f)Notwithstanding anything to the contrary set forth herein, the Party controlling an Enforcement Action under this Section 6.4, shall not settle or otherwise compromise any such Enforcement Action (i) by admitting that any Patent is invalid or enforceable, whether in whole or in part, (ii) in a way that adversely affects or would be reasonably expected to materially adversely affect the validity or enforceability of the Patents or the rights or benefits of the non-enforcing Party hereunder, or (iii) in a way that imposes any costs or liability on, or involves any admission by the non-enforcing Party, in each case ((i), (ii) or (iii)), without such non-enforcing Party’s prior written consent.

(g)Subject to the respective indemnity obligations of the Parties set forth in Article 9, the Party controlling an Enforcement Action under this Section 6.4 shall pay all costs associated with such Enforcement Action, other than the expenses of the non-enforcing Party if such non-enforcing Party voluntarily elects to join such Enforcement Action as provided in Section 6.4(e).  Any amounts recovered by the Party bringing an Enforcement Action pursuant to this Section 6.4, whether by settlement or judgment, shall be allocated in the following order: [***]

6.5	Defense of Third Party Enforcement Actions

.

(a)If either Party or any of its Affiliates becomes aware of any Third Party Enforcement Action with respect to any Product, such Party or such Affiliate, through the Patent Working Group, shall promptly notify the other Party of all details regarding such claim or action that is reasonably available to such Party or such Affiliate.

(b)As between the Parties, subject to the respective indemnity obligations of the Parties set forth in Article 9, (i) GSK shall have the sole and exclusive right and authority (but not the obligation), in its sole discretion and at its own cost and expense, to defend against, and select counsel for, any Third Party Enforcement Action with respect to any Product in the GSK Territory and to compromise or settle such Third Party Enforcement Action, provided that GSK shall not settle or otherwise compromise any Third Party Enforcement Action in a way that imposes any costs or liability on, or involves any admission by, Arrowhead or any of its Affiliates, in each case, without Arrowhead’s prior written consent, and (ii) Arrowhead shall have the sole and exclusive right and authority (but not the obligation), in its sole discretion and at its own cost and expense, to defend against, and select counsel for, any Third Party Enforcement Action with respect to any Product in the Arrowhead Territory and to compromise or settle such Third Party Enforcement Action, provided that Arrowhead shall not settle or otherwise compromise any Third Party Enforcement Action in a way that imposes any costs or liability on, or involves any admission by, GSK or any of its Affiliates, in each case, without GSK’s prior written consent (in each case ((i) and (ii)) GSK and Arrowhead shall be the “Defending

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Party” and the other shall be the “Non-Defending Party”). The Non-Defending Party and its Affiliates shall reasonably cooperate, at Defending Party’s expense, in connection with the defense of any such Third Party Enforcement Action.  For the avoidance of doubt, in the event that a judgment in a Third Party Enforcement Action is entered against the Defending Party or any of its Affiliates and an appeal is available, as between the Parties, the Defending Party shall have the sole and exclusive right (but not the obligation), in its sole discretion and at its own cost and expense, to file such appeal, and if Law requires the Non-Defending Party’s or any of its Affiliates’ involvement in an appeal, the Non-Defending Party or such Affiliate shall be a nominal party of the appeal and shall provide reasonable cooperation to the Defending Party and its Affiliates, at the Defending Party’s expense.

6.6	Common Interest Agreement

.  All non-public information exchanged between the Parties or between a Party’s outside patent counsel and the other Party regarding the preparation, filing, prosecution, maintenance, defense and enforcement of the Arrowhead Patents, Joint Agreement Patents, GSK Licensed Patents or otherwise related to any the Compound or any Product, and all shared information regarding analyses or opinions of Third Party Patents or Know-How, shall be deemed Confidential Information. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patents, Know-How or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. In furtherance of the foregoing, if the Parties agree that a separate agreement memorializing this understanding would be advantageous, the Parties shall negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may mutually agree, including with respect to any product liability for a Product.

6.7	Maintenance of Freedom to Operate

.  The Parties shall use Commercially Reasonable Efforts to avoid infringing any Third Party’s Patents in conducing any activities under this Agreement, and, through the Patent Working Group, shall promptly notify the other Party if it becomes aware of any Third Party Patents that pertain to the activities of the Parties under this Agreement.

Article 7
CONFIDENTIALITY

7.1	Confidentiality Obligations

. Except as expressly permitted by this Agreement, each Party agrees that during the Term and for [***] thereafter, such Party shall, and shall ensure that its Affiliates and its and their respective Personnel (“Representatives”), hold in confidence all Confidential Information disclosed to it by the other Party pursuant to this Agreement (or the Existing Confidentiality Agreement, as applicable), unless such information:

(a)is or becomes generally available to the public other than as a result of improper disclosure by the Receiving Party;

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(b)is already known by or in the possession of the Receiving Party at the time of disclosure by the Disclosing Party;

(c)is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as documented by the Receiving Party’s business records; or

(d)is obtained by the Receiving Party from a Third Party that the Receiving Party believes, acting reasonably and in good faith, after due inquiry, has not breached any obligations of confidentiality.

The Receiving Party shall not disclose any of the Confidential Information, except to its Representatives who need to know the Confidential Information for the purpose of performing the Receiving Party’s obligations, or exercising its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to those set forth herein. The Receiving Party shall be responsible for any disclosure or use of the Confidential Information in breach of its obligations hereunder by such Representatives. The Receiving Party shall protect Confidential Information using not less than the same care with which it treats its own confidential information, but at all times shall use at least reasonable care. Each Party shall: (i) implement and maintain appropriate security measures to prevent unauthorized access, disclosure or use of the other Party’s Confidential Information; (ii) promptly notify the other Party of any unauthorized access or disclosure of such other Party’s Confidential Information; and (iii) cooperate with such other Party in the investigation and remediation of any such unauthorized access or disclosure.

7.2	Use Restrictions

.  Notwithstanding Section 7.1, subject to Section 7.3, a Receiving Party may, in connection with performing its obligations or exercising its rights and performing its obligations under this Agreement, disclose the Confidential Information of the Disclosing Party, including for purposes of:

(a)filing or prosecuting patent applications, pursuant to the terms of Section 6.3;

(b)prosecuting or defending litigation;

(c)conducting pre-clinical studies or Clinical Trials of any Product for the Receiving Party’s Territory;

(d)seeking or maintaining Regulatory Approval of any Product in the Receiving Party’s Territory;

(e)complying with Law, including securities Law and the rules of any securities exchange or market on which a Party’s securities are or are planned to be listed or traded; or

(f)to such Receiving Party’s actual or potential partners, acquirers, financing sources, licensors, (sub)licensees and their respective Personnel, each of whom prior to disclosure

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must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7.

In making any disclosures set forth in clauses (a) through (e) above, the Receiving Party shall, where reasonably practicable, give such advance notice to the Disclosing Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the Disclosing Party in order to secure confidential treatment of such Confidential Information required to be disclosed.  In addition, in connection with any permitted filing by either Party of this Agreement with any Governmental Body the Receiving Party shall (i) endeavor to obtain confidential treatment of economic, trade secret information and such other information as may be requested by the Disclosing Party, (ii) provide the Disclosing Party with the proposed confidential treatment request within a reasonable time for the Disclosing Party to provide comments, and the Receiving Party shall consider and incorporate such comments in good faith in connection with its submission of its confidential treatment request, and (iii) submit the proposed disclosure in writing to the Disclosing Party as far in advance as reasonably practicable (and in no event less than three (3) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon and the Receiving Party shall incorporate such comments in good faith.

7.3	Required Disclosure

. Notwithstanding Section 7.1 and Section 7.4, (a) the Receiving Party may disclose the Confidential Information of the Disclosing Party to the extent required by Law or court order; provided, however, that the Receiving Party shall first provide the Disclosing Party prior notice of such disclosure and give the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or Governmental Body or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Law; provided, further, that the Confidential Information disclosed in response to such order or as required by Law shall be limited to the information that is legally required to be disclosed in response to such order or by such Law; and (b) the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent any such disclosure is, in the opinion of the Receiving Party’s counsel, required by Law or the rules of a stock exchange on which the securities of the Receiving Party are listed (or to which an application for listing has been submitted); provided that, in the event the Receiving Party is, in the opinion of its counsel, required by Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Receiving Party shall submit the proposed disclosure to the Disclosing Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon.

7.4	Publications

.  Arrowhead shall have the right to make publications regarding any Development or Commercialization of the Compound or Products conducted by or on behalf of Arrowhead (or its Affiliates, licensees or sublicensees, as applicable) in the Arrowhead Territory, subject to the prior approval of GSK; provided that (a) Arrowhead shall submit such publication to GSK at least [***] in advance of the intended submission

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for publication or presentation of such publication for GSK’s review; (b) to the extent GSK notifies Arrowhead of any specific, reasonable objections to such publication, based on concern regarding the specific disclosure of any Know-How or other Confidential Information of GSK (or any of its Affiliates or Sublicensees), as applicable, Arrowhead will delete any such Know-How or other Confidential Information and, acting reasonably and in good faith, consider any other such objections, including whether it is necessary or advisable to delete any other information from such proposed publication; and (c) upon GSK’s request, Arrowhead shall delay any such publication or presentation as needed to preserve the patentability of any Know-How or other Confidential Information of GSK (or any of its Affiliates or Sublicensees); provided that GSK may elect to extend such publication review period for up to an additional [***] if GSK reasonably requests such extension, including for the preparation and filing of any such patent applications. Once any such publication is accepted for publication, Arrowhead shall provide GSK with a copy of the final version of such publication. Subject to Section 13.7, notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, GSK shall have the right to make any publications regarding the Development or Commercialization of the Compound or any Product in the GSK Territory as it chooses, in its sole discretion, without the approval of Arrowhead; provided that the rights of GSK and the obligations of Arrowhead, in each case, in clauses (a), (b) and (c) shall apply mutatis mutandis, respectively, to Arrowhead for such rights and to GSK for such obligations.

7.5	Public Disclosures

. Except as required by Law or as permitted pursuant to Section 7.3, neither Party shall issue any press release or public statement disclosing information relating to (a) this Agreement or the transactions contemplated hereby or the terms hereof; (b) the Development, Manufacture or Commercialization of the Compound or any Product in such Party’s respective Territory; or (c) any Confidential Information of the other Party, in each case ((a), (b) or (c)), without the prior written consent of such other Party; provided, however, notwithstanding the foregoing, on the Execution Date (or at such later date as mutually agreed by the Parties), Arrowhead will issue a press release substantially in the form attached as Schedule 7.5; provided, further, that notwithstanding the foregoing, in the event that GSK obtains exclusive rights under the Arrowhead Technology to Develop, Manufacture and Commercialize the Compound and Products in Greater China pursuant to Section 2.10, during the remainder of the Term, GSK shall have the right to issue any press release or public statement disclosing information with respect to the Development, Manufacture or Commercialization of the Compound or any Product without requiring the prior written consent of Arrowhead.  For the avoidance of doubt, neither Party shall have the right to issue any press release or public statement disclosing information relating to the Development, Manufacture or Commercialization of the Compound or any Product in the other Party’s respective Territory.

7.6	Return or Destruction of Confidential Information

.  Upon expiration or termination of this Agreement, each Party shall return, or at the other Party’s option, destroy all relevant records and materials in its possession or control containing any Confidential Information of such other Party in a manner reasonably agreed upon by the Parties; provided that the Receiving Party may retain a copy of computer records or files containing such Confidential Information that have been created pursuant to automatic archiving or back-

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up procedures that cannot reasonably be deleted or to the extent required for the exercise of any of its rights that survive such expiration or termination pursuant to Section 10.5 or Section 10.7; provided, however, that such copy will be kept confidential by the Receiving Party in accordance with the terms and provisions of this Agreement for as long as the Receiving Party is in possession of such copy.

7.7	Equitable Relief

. Due to the unique nature of the Confidential Information, the Parties agree that any breach or threatened breach by a Party of this Article 7 with respect to the other Party’s Confidential Information will cause not only financial harm to the other Party, but also irreparable harm for which money damages will not be an adequate remedy. Therefore, the other Party shall be entitled, in addition to any other legal or equitable remedies, to seek an injunction or similar equitable relief against any such breach or threatened breach by such Party without the necessity of proving actual damages or posting any bond.

Article 8
REPRESENTATIONS AND WARRANTIES

8.1	Mutual Representations and Warranties

. Each Party represents and warrants to the other Party, as of the Execution Date, and as of the Effective Date (as though then made), that:

(a)such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization;

(b)such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)the execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Law of any Governmental Body having authority over such Party or such Party’s charter documents, bylaws or other organizational documents;

(e)such Party is not under any obligation, contractual or otherwise, to any Person that would adversely affect the diligent and complete fulfillment of its obligations hereunder;

(f)such Party has all right, power and authority to enter into this Agreement and to perform its obligations under this Agreement, and it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement;

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(g)there is no pending proceeding that has been commenced against such Party that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby; and

(h)except as set forth in Article 11, no consent by any Third Party or Governmental Body is required with respect to the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby.

8.2	Arrowhead’s Additional Representations and Warranties

. Except as set forth in Schedule 8.2 (as such Schedule 8.2 may be updated pursuant to Section 11.1), Arrowhead represents and warrants to GSK that, as of the Execution Date and as of the Effective Date (as though then made):

(a)Schedule 1.20 set forth an accurate and complete list of all Arrowhead HSD17B13-Specific Patents, Schedule 1.27 set forth an accurate and complete list of all Arrowhead Platform Patents, and together Schedule 1.20 and Schedule 1.27 set forth an accurate and complete list of all Arrowhead Patents, in the case of each Schedule, existing as of the Execution Date and all such Arrowhead Patents (i) are subsisting and in good standing, (ii) are being diligently prosecuted in the respective patent offices in the Territory in accordance with Law, (iii) all applicable filing and maintenance fees therefor have been paid on or before the due date for payment, and (iv) to Arrowhead’s knowledge, are not invalid or unenforceable, in whole or in part;

(b)no claims have been asserted in writing against Arrowhead or any of its Affiliates or, to Arrowhead’s knowledge, threatened by any Person (i) challenging the validity, enforceability or ownership of any Arrowhead Technology, or (ii) to the effect that the Development, Manufacturing or Commercialization of the Compound, in its form as of the Execution Date, infringes any Patents of any Third Party or misappropriates any Know-How of any Third Party;

(c)to Arrowhead’s knowledge, the conduct of any Development, Manufacture or Commercialization with respect to the Compound or any Product by or on behalf of Arrowhead or any of its Affiliates, (i) as conducted on or prior to the Execution Date or (ii) as contemplated (as of the Execution Date or the Effective Date, as applicable) to be conducted during the Term, in each case, does not infringe, misappropriate or otherwise violate any valid and enforceable claim of any Patents or any other intellectual property rights of any Third Party;

(d)none of the Arrowhead Patents existing as of the Execution Date is the subject of any pending or extant litigation procedure, discovery process, interference, reissue, reexamination, opposition, appeal Proceedings, post-grant review, inter partes review or any other legal dispute, provided that the following excludes office actions or similar communications issued by any patent office or comparable registration authority in the ordinary course of prosecution of any patent application within such Arrowhead Patents;

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(e)other than the Arrowhead Technology in existence as of the Execution Date or the Effective Date, as applicable, neither Arrowhead nor any of its Affiliates owns or otherwise controls (including via license) rights under any Patents or Know-How that are, as of the Execution Date or the Effective Date, as applicable, necessary for, or actually used in, the Development, Manufacture or Commercialization of the Compound in the form set forth on Schedule 1.53 (or any Product that contains such form of the Compound);

(f)Arrowhead and its Affiliates have taken commercially reasonable measures to protect the secrecy, confidentiality, and value of all Arrowhead Know-How that constitutes trade secrets under Law (including requiring all employees, consultants, and independent contractors to execute agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Arrowhead Know-How), and, to Arrowhead’s knowledge, such Arrowhead Know-How has not been used or disclosed to  any Third Party except pursuant to confidentiality agreements or agreements containing confidentiality obligations and, to Arrowhead’s knowledge, such Third Party has not breached any such confidentiality agreement;

(g)as of immediately prior to the Execution Date, Arrowhead and its Affiliates own and otherwise Control all right, title and interest in and to Arrowhead Technology free and clear of any liens, charges and encumbrances;

(h)with respect to all Arrowhead Technology, (i) Arrowhead and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Arrowhead Technology, either pursuant to written agreement or by operation of Law; (ii) all of its employees, officers, contractors, and consultants have executed agreements or have existing obligations under Law requiring assignment to Arrowhead or its Affiliate, as applicable, of all rights, title, and interests in and to their inventions made during the course of and as the result of this Agreement; and (iii) no officer or employee of Arrowhead or its Affiliate is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Arrowhead Technology to any Third Party;

(i)none of the Arrowhead Technology is in-licensed by Arrowhead or any of its Affiliates from any Third Party;

(j)(i) Arrowhead (or its Affiliates) have the right to grant to GSK and its Affiliates the rights and licenses under the Arrowhead Technology as set forth under this Agreement, and (ii) neither Arrowhead nor any of its Affiliates has previously licensed, assigned, transferred or otherwise conveyed any right, title, option or interest in or to any Arrowhead Technology to any Third Party that would conflict with any of the rights or licenses granted to GSK under this Agreement;

(k)all Development, including any Clinical Trials, of the Compound conducted prior to the Execution Date have been conducted in compliance with all Laws;

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(l)the Arrowhead Materials as set forth Schedule 1.25, (i) were Manufactured (including packaging, labeling, testing, storage and handling) in accordance in all material respects with all Laws and specifications (including, to the extent applicable, any release specifications as provided by Arrowhead to GSK in writing prior to the Effective Date), and (ii) have not been adulterated or misbranded within the meaning of any Law;

(m)Arrowhead owns all rights, title and interests in and to the Arrowhead Materials set forth Schedule 1.25, all of which shall be delivered free and clear of all encumbrances (including through lien, charge, security interest, mortgage or otherwise);

(n)as of the Execution Date, Arrowhead has provided GSK with a true, correct and complete copy of any agreements to which Arrowhead or any of its Affiliates is a party that relates to the Compound (including the Development, Manufacture or Commercialization thereof) and there is no agreement with any Third Party pursuant to which Arrowhead or any of its Affiliates has licensed any Patents or Know-How of such Third Party that would be necessary in the Development, Manufacture or Commercialization of the Compound in the form set forth on Schedule 1.53 (or any Product that contains such form of the Compound) in the GSK Territory;

(o)neither Arrowhead nor its Affiliates, nor, to Arrowhead’s knowledge, any of its or their respective directors, officers, employees or agents has committed an act, made a statement or failed to act or make statement, in any case, that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development and Manufacture of any Compound or Product or (ii) could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies, with respect to the Development and Manufacture of any Compound or Product;

(p)(i) the Arrowhead Human Biological Samples used in the Development, Manufacture or Commercialization of the Compound or any Product conducted by or on behalf of Arrowhead and its Affiliates as of the Execution Date have been obtained, stored, transferred, used and disposed of in accordance in all material respects with Laws and any generally accepted ethical guidelines regarding the collection, use, transport and disposal of human tissue, (ii) all ethics committee approvals have been obtained to enable the use of the Arrowhead Human Biological Samples obtained from patients or human subject volunteers or other donors in connection with the Development, Manufacture or Commercialization of the Compound or any Product conducted by or on behalf of Arrowhead and its Affiliates as of the Execution Date, (iii) all uses of Arrowhead Human Biological Samples in the Development, Manufacture or Commercialization of the Compound or any Product conducted by or on behalf of Arrowhead and its Affiliates as of the Execution Date fall within the terms of the informed consent given by the donors of such Arrowhead Human Biological Samples, and (iv) no human embryonic or fetal derived material (including cell lines) have been used in the Development, Manufacture or

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Commercialization of the Compound or any Product conducted by or on behalf of Arrowhead and its Affiliates as of the Execution Date; and

(q)as of the Execution Date, Arrowhead has not intentionally concealed nor intentionally withheld from GSK any material information related to the Arrowhead Technology, Compounds or Products, in each case, that was requested by GSK in writing.

8.3	Disclosure Schedule References

.  The Parties agree that any disclosure in any section of Schedule 8.2 shall only be deemed to be an exception to the representations and warranties of Arrowhead that are contained in the corresponding Section of this Agreement.

8.4	Additional Covenants

.

(a)Neither Party nor any of its Affiliates has employed or otherwise used in any capacity, and neither Party nor any of its Affiliates will employ or otherwise use in any capacity, the services of any Person debarred under United States Law, including under 21 U.S.C. § 335a or any foreign equivalent thereof, including with respect to the Compound or any Product.

(b)During the Term, Arrowhead shall not (and shall cause its Affiliates to not) (i) assign, transfer, convey, encumber (through any liens, charges, security interests, mortgages or similar actions) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (through lien, charge, security interest, mortgage or similar action) or dispose of, any Arrowhead Technology to any Third Party without the prior consent of GSK or (ii) fail to maintain the Arrowhead Technology in the ordinary course of business, and in compliance with Law, in each case ((i) – (ii)), in any manner that would conflict with, limit the scope of or adversely affect in any material respect any of the rights or licenses granted to GSK under this Agreement, including as contemplated to be granted to GSK under Section 2.10.  During the Term, Arrowhead covenants (on behalf of itself and its Affiliates) to ensure that any Arrowhead Technology is and remains Controlled by Arrowhead (or its Affiliates), such that Arrowhead maintains the full rights to grant the rights and licenses to the Arrowhead Technology to GSK as contemplated hereunder, including as contemplated to be granted to GSK under Section 2.10.  During the Term, GSK covenants (on behalf of itself and its Affiliates) to ensure that any GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology is and remains Controlled by GSK (or its Affiliates), such that GSK maintains the full rights to grant the rights and licenses to the GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology to Arrowhead as contemplated hereunder, including as contemplated to be granted to Arrowhead under Section 10.7(c)(iv)(A).

(c)During the Term, neither Arrowhead (nor any of its Affiliates) shall amend, modify or terminate any agreement of to which Arrowhead (or such Affiliate) is a party with a Third Party pursuant to which, as applicable, any Arrowhead Technology (other than any Agreement Know-How or Agreement Patents) is in-licensed, whether such agreement exists as of the Execution Date or is entered into by Arrowhead (or such Affiliate) after the

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Execution Date, in a manner that would materially and adversely affect GSK’s rights or licenses under this Agreement without first obtaining GSK’s written consent.

(d)During the Term, each Party will, and will ensure that its Affiliates, licensees, sublicensees and subcontractors obtain written agreements from any and all Persons involved in or performing any Development activities by or on behalf of such Party under this Agreement that (i) presently assign such Persons’ rights, title, and interests in and to any Agreement Know-How or Agreement Patents to the Party that is the counterparty to such agreements, in each case, prior to any such Persons performing such Development activities, (ii) require such Persons to promptly report any invention, discovery, or other Intellectual Property to the Party that is the counterparty to such agreements, (iii) require such Persons to cooperate in the preparation, filing, prosecution, maintenance and enforcement of any patents and patent applications by the Party that is the counterparty to such agreements, and (iv) require such Persons to perform all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference this Agreement.

8.5	Disclaimer

. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING AS SET FORTH IN THIS Article 8, NEITHER PARTY NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EACH PARTY UNDERSTANDS THAT THE COMPOUND AND PRODUCTS ARE THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT, AND THAT NEITHER PARTY CAN ASSURE, AND EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE COMPOUND OR PRODUCTS PURSUANT TO THIS AGREEMENT WILL RECEIVE REGULATORY APPROVAL OR WILL BE SAFE, EFFECTIVE, USEFUL OR SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE COMPOUND OR PRODUCTS WILL BE ACHIEVED.

Article 9
INDEMNIFICATION

9.1	Indemnification by GSK

. Subject to the other provisions of this Article 9, GSK shall indemnify, defend and hold harmless Arrowhead and its Affiliates and each of their respective Personnel (collectively, the “Arrowhead Indemnitees”) from and against any and all liability, damage, loss, fines, penalties, cost or expense (including reasonable attorneys’ fees) (“Losses”) incurred by or rendered against such Arrowhead Indemnitee in connection with Third Party claims, investigations, demands or suits (“Third Party Claims”) to the extent arising out of or resulting from: (a) GSK’s or any of its GSK

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Indemnitees’ gross negligence, reckless conduct or willful misconduct; (b) any breach by GSK of this Agreement of its representations and warranties, covenants or obligations set forth in this Agreement; or (c) the Development, Manufacture or Commercialization of the Compound or any Products by or on behalf of GSK or its Affiliates or Sublicensees in the GSK Territory on or after the Effective Date; provided, however, that GSK’s obligations pursuant to this Section 9.1 shall not apply to the extent such claims or suits are covered by Arrowhead’s obligations under Section 9.2.

9.2	Indemnification by Arrowhead

. Subject to the other provisions of this Article 9, Arrowhead shall indemnify, defend and hold harmless GSK, its Affiliates and each of their respective Personnel (collectively, the “GSK Indemnitees”) from and against any and all Losses incurred by or rendered against such Arrowhead Indemnitee in connection with Third Party Claims to the extent arising out of or resulting from: (a) Arrowhead’s or any of Arrowhead Indemnitee’s gross negligence, reckless conduct or willful misconduct; (b) any breach by Arrowhead of this Agreement of its representations and warranties, covenants or obligations set forth in this Agreement; (c) the Development, Manufacture or Commercialization of the Compound or any Product by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees in the GSK Territory prior to the Effective Date or following any termination of this Agreement; (d) the performance of the Ongoing Phase I Clinical Trial; or (e) the Development, Manufacture or Commercialization of the Compound or any Product by or on behalf of Arrowhead or any of its Affiliates, licensees or sublicensees in the Arrowhead Territory; provided, however, that Arrowhead’s obligations pursuant to this Section 9.2 shall not apply to the extent that such claims or suits are covered by GSK’s obligations under Section 9.1.

9.3	Notification of Claims; Conditions to Indemnification Obligations

.

(a)As a condition to a Party’s right to receive indemnification under this Article 9 with respect to any Third Party Claim, it shall: (i) promptly notify the other Party as soon as it becomes aware of a Third Party Claim for which indemnification may be sought pursuant hereto, provided that the failure to give such notice will not relieve the indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the indemnifying Party; (ii) cooperate, and cause the individual Indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such Third Party Claim; and (iii) permit the indemnifying Party to control the defense, settlement or compromise of such Third Party Claim, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any Third Party Claim in a manner which admits fault or negligence on the part of the indemnified Party or any Indemnitee without the prior consent of the indemnified Party. Each Party shall reasonably cooperate with the other Party and its counsel in the course of the defense of any such Third Party Claim, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. In any such proceeding, the indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of the indemnified Party unless (A) the indemnifying Party and the indemnified Party will have agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the

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indemnifying Party and the indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  All such fees and expenses of the Indemnified Party by application of the foregoing clause (A) or (B) will be reimbursed by the indemnifying Party as they are incurred. The indemnifying Party shall have no liability under this Article 9 with respect to any such Third Party Claims settled or compromised without its prior written consent.

(b)In the event that notice of any Third Party Claim for indemnification under this Article 9 has been timely given within the applicable survival period, the representations, warranties, covenants and agreements that are the subject of such indemnification shall survive with respect to such claim or suit until such time as such claim or suit is finally resolved.

9.4	Certain Limitations

.

(a)In any case where an indemnified Party recovers from Third Parties any amount in respect of a matter with respect to which an indemnifying Party has indemnified it pursuant to this Article 9, such indemnified Party shall promptly pay over to the indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the indemnifying Party to or on behalf of the indemnified Party in respect of such matter and (i) any amount expended by the indemnifying Party in pursuing or defending any claim arising out of such matter.

(b)In calculating any Losses, there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer), less any current or prospective costs associated with such insurance recovery, and the Party seeking indemnification hereunder may pursue in its sole discretion, and shall not be obligated to pursue, an insurance recovery to the extent available.

(c)Each Party agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any liability, damage, loss, cost or expense that is indemnifiable hereunder.

9.5	Limitation of Liability

. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT WITH RESPECT TO (A) EACH PARTY’S RESPECTIVE INDEMNIFICATION OBLIGATIONS FOR LOSSES CAUSED BY OR ARISING OUT OF THIRD PARTY CLAIMS UNDER SECTION 9.1 OR SECTION 9.2, AS APPLICABLE; (B) THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF A PARTY; (C) ARROWHEAD’S BREACH OF ITS OBLIGATIONS UNDER SECTION 2.7 OR Section 2.10; OR (D) EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER Article 7, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY INDIRECT, PUNITIVE, SPECIAL,

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incidental, exemplary OR CONSEQUENTIAL DAMAGES (INCLUDING FOR LOST REVENUES AND LOST PROFITS (WHETHER DIRECT OR INDIRECT)), REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IN EACH CASE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF, IRRESPECTIVE OF WHETHER SUCH PARTY OR ANY REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE OR WHETHER SUCH LOSS OR DAMAGE WAS REASONABLY FORESEEABLE.

9.6	Insurance

.  Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request; provided that each Party shall maintain insurance in such amounts and on such terms based on advice from insurance professionals for companies of similar size and with similar resources; provided, further, that if, at any time during the Term, a Party ceases to maintain the same level of insurance coverage with respect to such Party’s obligations under this Agreement, such Party shall promptly notify the other Party thereof.  Notwithstanding the foregoing, a Party may self-insure to the extent that it self-insures for its other activities.

Article 10
TERM AND TERMINATION

10.1	Term and Expiration

. Subject to Article 11, the term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect, on a country-by-country and Product-by-Product basis, until the expiration of the Royalty Term for the applicable Product in such country; provided that this Agreement shall terminate in its entirety upon the last to expire Royalty Term.

10.2	Termination for Convenience by GSK

. At any time during the Term, GSK may, at its convenience, terminate this Agreement (a) in its entirety; or (b) as to (i) the United States, (ii) all of the Major European Countries, or (iii) Japan, in each case ((i), (ii) and (iii)), for the Compound and all Products, immediately upon [***] prior written notice to Arrowhead.

10.3	Termination for Material Breach

. Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) will have the right, but not the obligation, to terminate this Agreement in its entirety upon written notice of termination to the other Party, provided that such termination will not be effective if such breach has been cured within [***] after written notice has been given by the Non-Breaching Party to the Breaching Party of the applicable breach, and, further provided that, the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to all Products for the GSK Territory. Any such notice of breach will, in each case, (a) expressly reference this Section 10.3; (b) reasonably describe the alleged breach which is the basis

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of such notice; and (c) clearly state the Non-Breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period. Notwithstanding the foregoing, (i) if such material breach, by its nature, is curable, but is not reasonably curable within the applicable cure period, then such cure period will be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan; provided that no such extension will exceed [***] without the consent of the Non-Breaching Party; and (ii) if the Breaching Party disputes that it has materially breached this Agreement, the dispute will be resolved pursuant to Article 12.  Notwithstanding the foregoing, if the Breaching Party disputes, acting reasonably and in good faith, the existence, materiality, or failure to cure of any such breach that is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with this Section 10.3, unless and until the relevant dispute has been resolved. Any such dispute will be resolved pursuant to the dispute resolution procedure set forth in Article 12. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.  Further, notwithstanding any provision to the contrary set forth in this Agreement, to the extent a material breach involves the failure to make a payment when due, such breach must be cured within [***] after written notice thereof is given by Arrowhead to GSK.

10.4	Termination for Insolvency

. In the event that either Party (a) files for protection under bankruptcy or insolvency laws; (b) makes an assignment for the benefit of creditors; (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing; (d) proposes a written agreement of composition or extension of its debts; (e) proposes or is a party to any dissolution or liquidation of such Party; (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged or dismissed within [***] of the filing thereof; or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon notice to such Party.

10.5	Termination for Safety Reasons

. GSK may terminate this Agreement in its entirety at any time upon prior written notice to Arrowhead (a) if senior executives responsible for GSK’s pharmacovigilance and clinical science functions determine in good faith that the risk or benefit profile of the Product is such that the Product cannot continue to be Developed or administered to patients safely; or (b) upon (i) the receipt of a material adverse regulatory determination by a Regulatory Authority in a Major Market regarding the Product (such as a Clinical Trial hold or suspension of Regulatory Approval), or (ii) the occurrence of serious Adverse Events related to the use of the Product that reasonably impact the patient population in the aggregate and that cause GSK to reasonably conclude in good faith that the continued use of the Product by patients will result in the patient population being exposed to a product for which the risks outweigh the benefits and that such risks cannot be ameliorated using Commercially Reasonable Efforts.

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10.6	Effects of Expiration or Termination; Survival

.

(a)In addition to the consequences set forth in this Section 10.6 and Section 10.7 (and any other Sections that expressly survive pursuant to the terms herein or therein, as applicable), the following provisions shall survive expiration or termination of this Agreement in its entirety for any reason: Article 1, Section 2.5, Section 4.1, Section 4.6 (solely with respect to any recall or market withdrawal (i) for which a Party has delivered notice to the other Party pursuant to Section 4.6 prior to the effective date of such expiration or termination, or (ii) that is ongoing as of the effective date of such expiration or termination), Section 5.2 through Section 5.5 (inclusive, solely with respect to any payment obligations that accrued prior to the effective date of such expiration or termination), Section 5.6, Section 5.7, Section 6.1(a), Section 6.6, Article 7, Section 8.5, Article 9, Section 10.9, Article 12 and Article 13; provided that, for clarity, the foregoing shall not survive in the event of a termination prior to the Effective Date pursuant to Section 11.3, except as otherwise provided therein.

(b)Expiration or termination of this Agreement shall not relieve the Parties of any obligation, including any payment obligation under Article 5 or Section 2.4, 2.9(b), 2.10(d) or 6.4(g) (in each case, solely with respect to any payment obligations that accrued prior to the effective date of such expiration or termination) or any liability that accrued hereunder prior to the effective date of such expiration or termination. In addition, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

(c)As of the effective date of expiration of the Royalty Term with respect to a given Product and country in the GSK Territory, (i) the licenses of GSK and its Affiliates under Section 2.1 shall automatically convert to a royalty-free, irrevocable, perpetual, non-exclusive and sublicensable license under the Arrowhead Technology to Develop, Manufacture (including to have Manufactured) and Commercialize such Product in such country, and (ii) the license and right of reference under Section 4.5 shall automatically convert to a royalty-free, irrevocable, perpetual, non-exclusive and sublicensable license and right of reference.

10.7	Effect of Termination of the Agreement

. Upon any termination (but not expiration) of this Agreement, the following terms shall apply; provided that, with respect to any termination of this Agreement pursuant to Section 10.2(b), the following terms and conditions shall apply only with respect to the applicable Terminated Territory that is the subject of such termination:

(a)Termination of Rights and Obligations. Each Party’s rights and obligations under this Agreement (except as set forth in this Section 10.7 and Section 10.6) shall automatically terminate and have no further force and effect as of the applicable effective date of termination.

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(b)Exclusivity. If the effective date of termination occurs prior to the expiration of the Exclusivity Term, Arrowhead’s obligations under Section 2.7 will terminate with respect to the Terminated Territory.

(c)Termination and Wind Down Plan. Promptly following the receipt of any notice of termination of this Agreement, Arrowhead will prepare, with GSK’s reasonable cooperation (as reasonably requested by Arrowhead), a termination and wind-down plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 10.7(c) (“Termination and Wind-Down Plan”), which Termination and Wind-Down Plan (including any amendments thereto) shall be subject to the mutual agreement of both Parties.

(i)Termination of Licenses. All rights and licenses granted herein to either Party will terminate with respect to the Compound and the Products in the Terminated Territory and GSK and its Affiliates shall cease any and all Development, Manufacturing and Commercialization of the Compound and Products for the Terminated Territory, except that such rights and licenses of GSK and its Affiliates under Section 2.1 and Section 4.5 may continue solely to the extent necessary, and solely for the time periods specified therein, for GSK and its Affiliates to promptly and diligently complete the orderly transition or wind-down of ongoing Clinical Trials for the Terminated Territory under Section 10.7(c)(ii) or to sell or otherwise dispose of any inventory of Products in the Terminated Territory as permitted under Section 10.7(c)(iii).

(ii)Clinical Trials Transition and Wind Down. If, at the time of either Party’s delivery of written notice of termination pursuant to this Article 10, GSK (or its Affiliates or Sublicensees) is conducting any Clinical Trial for any Product, then Arrowhead will notify GSK, on a trial-by-trial and site-by-site basis, whether Arrowhead would like to wind-down such Clinical Trial or transition such Clinical Trial to Arrowhead (or its designee) for continuation.

(A)Notwithstanding the foregoing, GSK shall have the right, to the extent not prohibited by Law, in GSK’s sole discretion and at GSK’s cost and expense, to elect to (1) wind-down such Clinical Trial (even if Arrowhead so notifies GSK of its intention to continue such Clinical Trial), if GSK reasonably believes (x) the continuation (or transition) of such Clinical Trial could cause harm to the patients enrolled therein or (y) that such Clinical Trial should not be continued (or transitioned) due to ethical concerns; or (2)  continue such Clinical Trial (even if Arrowhead so notifies GSK of its intention to wind-down such Clinical Trial), if GSK reasonably believes that such Clinical Trial should be continued (and not transitioned) due to patient safety or ethical concerns, in which case, GSK shall (or shall cause its Affiliate, Sublicensee or Third Party subcontractor, as applicable, to) continue to conduct such Clinical Trial in accordance with the then-current protocol as of the effective date of such termination (unless the Parties mutually agree otherwise).

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(B)For any such Clinical Trial that Arrowhead so notifies GSK of its intention to transition and continue at one or more sites, subject to GSK’s rights to elect to wind-down or continue such Clinical Trial pursuant to Section 10.7(c)(ii)(A), (1) the Termination and Wind-Down Plan will include the activities that GSK is to perform until the date that is [***] after the effective date of such termination (the “Clinical Trial Transition Date”) in furtherance of transitioning the conduct of such Clinical Trial to Arrowhead or its designee (the “GSK Clinical Trial Transfer Obligations”), and (2) GSK will transfer the conduct of any such Clinical Trial at such site(s) to Arrowhead in accordance with the GSK Clinical Trial Transfer Obligations in the Termination and Wind-Down Plan. Arrowhead will assume any and all liability and costs for any such Clinical Trial at such site(s) from and after the date that is the earlier of (x) the completion of the GSK Clinical Trial Transfer Obligations for such site(s) or (y) the Clinical Trial Transition Date, other than with respect to any GSK Clinical Trial Transfer Obligation not performed by GSK as of such Clinical Trial Transition Date. Arrowhead will reimburse GSK for any internal costs or external costs incurred by GSK in connection with any activities performed by or on behalf of GSK in furtherance of the transition to Arrowhead of any applicable Clinical Trials following the Clinical Trial Transition Date, except for any such costs incurred in connection with GSK’s completion of the GSK Clinical Trial Transfer Obligations that are not complete as of the Clinical Trial Transition Date.

(iii)Commercialization Wind Down. If such termination occurs following the First Commercial Sale of a Product in a country of the Terminated Territory, then, to the extent permitted by Law, effective upon such date of such termination, GSK, its Affiliates and its Sublicensees will have the right to sell any inventory of the Products intended for Commercialization in the Terminated Territory existing as of such termination in accordance with the Termination and Wind-Down Plan agreed upon and otherwise in accordance with the terms of this Agreement, for the Terminated Territory by or under the authority of GSK, its Affiliates or its Sublicensees as of the date of the applicable notice of termination, for [***] after the effective date of the applicable termination or such longer time as may be agreed by the Parties in writing (the “Commercialization Wind-Down Period”). Any Product sold or disposed of by GSK, its Affiliates or its Sublicensees in the Terminated Territory during the Commercialization Wind-Down Period will be subject to the applicable payment and reporting obligations under Article 5.  Within [***] after the end of the Commercialization Wind-Down Period, GSK will notify Arrowhead of any quantity of Products for the Terminated Territory remaining in GSK’s, its Affiliates’ or its Sublicensees’ inventory, and Arrowhead will have the right to purchase, in its discretion, any such quantities of the Products from GSK, its Affiliates or its Sublicensees at a price equal to the Manufacturing Costs plus [***].

(iv)Reversion License and Additional Effects of Termination. In the event of termination of this Agreement by Arrowhead pursuant to Section 10.3 or Section 10.4, or by GSK pursuant to Section 10.2, then:

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(A)effective upon either (1) the effective date of termination of this Agreement in case of termination by Arrowhead pursuant to Section 10.3, Section 10.4 or termination of this Agreement in its entirety by GSK pursuant to Section 10.2 or (2) the date of expiration of the specified notice period in GSK’s notice of termination of this Agreement in part pursuant to Section 10.2, GSK, on behalf of itself and its Affiliates, hereby grants (without any further subsequent action required on the part of Arrowhead) to Arrowhead and its Affiliates an exclusive (even as to GSK and its Affiliates), worldwide, perpetual, irrevocable, royalty-bearing (to the extent set forth in Section 10.7(c)(iv)(B)), sublicensable (through multiple tiers) license under the GSK Licensed Technology and GSK’s interest in the Joint Agreement Technology existing and Controlled by GSK (or its Affiliates) as of the effective date of such termination to Develop, Manufacture or Commercialize the Compound or any Product in the Field in the Terminated Territory;

(B)solely in the event of termination of this Agreement by GSK pursuant to Section 10.2 or by Arrowhead pursuant to Section 10.4, on a Product-by-Product and country-by-country basis, Arrowhead will pay GSK royalties based on the aggregate annual Net Sales of all Products sold by Arrowhead, its Affiliates, licensees or sublicensees in the Terminated Territory during a Calendar Year at the following royalty rates:

(1)in the event that the effective date of such termination occurs [***] in the Terminated Territory: a [***] royalty on such aggregate annual Net Sales, [***] , until such time as [***] ( following GSK’s receipt of Arrowhead’s termination notice pursuant to Section 10.4); or

(2)in the event that the effective date of such termination occurs [***] in the Terminated Territory: a [***] royalty, for a period of [***] from the First Commercial Sale of such Product in each country of the Terminated Territory; provided that the royalties payable by Arrowhead pursuant to this Section 10.7(c)(iv)(B)(2) shall be subject to the reductions for any Generic Product entry as set forth in Section 5.4(e) applying mutatis mutandis to Arrowhead, the royalty rate in this Section 10.7(c)(iv)(B)(2), and the Terminated Territory;

(3)provided that, for the purposes of this Section 10.7(c)(iv)(B), the terms of Section 5.6 will apply to the payment, recording and auditing of Arrowhead’s obligations to pay royalties under this Section 10.7(c)(iv)(B);

(4)provided, further, that, for clarity, in the event of a termination by Arrowhead pursuant to Section 10.3, the license grants to

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Arrowhead under Section 10.7(c)(iv)(A) shall be fully-paid and royalty-free;

(C)promptly following the effective date of such termination, in accordance with and to the extent permissible under Law, GSK shall (1) transfer and assign to Arrowhead (or its designee) all Regulatory Documents and Regulatory Approvals Controlled by GSK (or its Affiliates) as of the effective date of such termination with respect to the Compound or any Products in the Terminated Territory, and Arrowhead shall assume full responsibility for such Regulatory Documents and Regulatory Approvals; and (2) disclose, make available, transfer and assign to Arrowhead (or its designee), to the extent applicable, in existence and Controlled by GSK or its Affiliates as of the effective date of such termination, any information or copies of documents within the GSK Licensed Know-How that is related to and necessary for the continued Development, Manufacturing or Commercialization of the Compound or any Products in the Terminated Countries, in each case, to be further detailed in the Termination and Wind-Down Plan; provided that, in the event that GSK is unable to transfer and assign to Arrowhead (or its designee) such Regulatory Documents or Regulatory Approvals, effective upon the effective date of termination, GSK, on behalf of itself and its Affiliates, hereby consents and grants to Arrowhead an exclusive (even as to GSK and its Affiliates), fully paid, royalty-free, irrevocable, perpetual, sublicensable, worldwide license and right of reference under such Regulatory Documents and Regulatory Approvals (with the right to sublicense and grant further rights of reference) as necessary to Develop, Manufacture and Commercialize the Compound and Products in the Field for the Terminated Territory, without any further action required on the part of GSK, whose authorization to file this consent with any Regulatory Authority of the Terminated Territory is hereby granted effective as of the effective date of such termination;

(D)if (1) the effective date of such termination occurs following the First Commercial Sale of a Product in the Terminated Territory, (2) as of the effective date of such termination, GSK or its Affiliates  are Manufacturing finished product with respect to such Product for Commercialization thereof in the Terminated Territory, and (3) as of the effective date of such termination, neither Arrowhead nor any of its Affiliates, licensees or sublicensees has obtained all necessary Regulatory Approvals to Manufacture such Product and procured or developed its own source of finished product supply with respect to such Product for Commercialization thereof in the Terminated Territory, then, Arrowhead shall have the right, at Arrowhead’s sole cost and expense, to elect for GSK to provide a one-time supply of such Product for Commercialization in the Terminated Territory in accordance with this Section 10.7(c)(iv)(D): (i) Arrowhead must deliver a purchase order for such one-time supply of such

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Product to GSK within [***] following such effective date of termination; (ii) the quantity of such Product ordered shall not exceed the quantities of such Product actually Manufactured by or on behalf of GSK or its Affiliates in the Terminated Territory during the [***] period immediately preceding such effective date of termination; (iii) the delivery date for such Product consistent with the delivery timelines for such Product in the Terminated Territory during the [***] period immediately preceding such effective date of termination; (iv) GSK (or its Affiliate) may Manufacture or supply such Product (or any component thereof) directly or through any CMO; provided that, if such Product (or any component thereof) is Manufactured on behalf of GSK (or its Affiliate) by a CMO, such supply shall be subject to the terms and conditions of any applicable agreement then in effect between GSK (or its Affiliate) and such CMO, including production scheduling; (v) such Product shall be Manufactured in accordance with GSK ’s (or its Affiliate’s as applicable) then-current approved Manufacturing process with respect to such Product in such Terminated Territory; (vi) the supply price of such Product shall be equal to the Manufacturing Costs plus [***]; and (vii) any other customary terms and conditions of supply as the Parties may mutually agree (including, to the extent relevant and applicable to the commercial supply of Product as contemplated under this Section 10.7(c)(iv)(D), any terms as agreed by the Parties under the Clinical Supply Agreement, applying mutatis mutandis); provided that, for clarity, other than as set forth in Section 10.7(c)(iii) or this Section 10.7(c)(iv)(D), GSK shall have no obligation to Manufacture or supply the Compound or any Product in the Terminated Territory following the effective date of any termination of this Agreement.

(E)If the Agreement is terminated in its entirety:

(1)Arrowhead will have the sole responsibility, at its cost, for filing, prosecuting (including Post-Grant Proceedings), maintaining, enforcing and defending any (x) GSK Licensed Patent or (y) Joint Agreement Patent, in each case (x) or (y), that  (i) claims solely the Compound or the Products in the Terminated Territory and (ii) is the subject of the exclusive license to Arrowhead pursuant to Section 10.7(c)(iv)(A); and

(2)with respect to any GSK Licensed Patent or Joint Agreement Patent (other than any GSK Licensed Patents or Joint Agreement Patents for which Arrowhead has the sole right to file, prosecute (including Post-Grant Proceedings), maintain, enforce and defend pursuant to Section 10.7(c)(iv)(E)(1)), as between the Parties, GSK shall have the first right (but not the obligation), in its sole discretion and at its own cost and expense, to control the preparation, filing, prosecution (including any Post-Grant Proceedings), maintenance, enforcement and defense in the Terminated Territory; provided that, if (x) neither GSK nor

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any of its Affiliates elects to file or to continue to prosecute or maintain any such Patent in any country of the Terminated Territory, then GSK shall notify Arrowhead at least [***] before any deadline applicable to the filing, prosecution or maintenance of such Patent, as the case may be, or any other date by which an action must be taken to establish or preserve such Patent in such country and Arrowhead shall have the right (but not the obligation) to assume responsibility for the preparation, filing, prosecution and maintenance of such Patent in such country by delivery of notice to GSK (provided that the terms of Section 6.3(d) shall apply mutatis mutandis with respect thereto); and (y) GSK  notifies Arrowhead of its (or its Affiliate’s, as applicable) intent not to bring an Enforcement Action against the applicable Third Party with respect to any such Patent in any country of the Terminated Territory or otherwise fails to take commercially reasonable steps to prosecute or settle any such Third Party Competing Infringement or defend or settle any Third Party Action with respect to any such Patent, in each case, in any country of the Terminated Territory, as applicable, within [***] of receiving a notice with respect to such infringement from Arrowhead (or, if earlier, within [***] before the time limit, if any, under Law for taking any action with respect to the timeframe of any other relevant regulatory or statutory framework that may govern), then Arrowhead shall have the right (but not the obligation), subject to discussion with GSK and consideration in good faith of any rationale provided by GSK as to why GSK (or its Affiliate’s, as applicable) elected not to take such action and GSK’s written consent (not to be unreasonably withheld) to assume responsibility for, in its sole discretion and at its own cost and expense, bringing any such Enforcement Action, prosecuting or settling any such Third Party Competing Infringement or defending or settling any such Third Party Action, as applicable, with respect to such Patent in the Terminated Territory by delivery of notice to GSK (provided that GSK will join any such Enforcement Action as a party plaintiff if required by Law for Arrowhead to pursue such Enforcement Action and the terms of Section 6.4(f) shall apply mutatis mutandis with respect thereto).

(F)If this Agreement is terminated in its entirety, with respect to any (1) any Patents owned by Arrowhead or any of its Affiliates in respect of which (x) GSK has engaged in the filing, prosecution (including Post-Grant Proceedings) or maintenance thereof, whether under its first right or step-in rights, as permitted pursuant to Section 6.3(c) or (y) GSK has engaged in the enforcement or defense of such Patent, as applicable whether under its first right or step-in rights, under, respectively, Section 6.4 or Section 6.5, as applicable, (2) any (i) GSK Licensed Patent or (ii) Joint Agreement Patent, in each case ((i) or (ii)), that (a) claims solely the Compound or the Products in the Terminated Territory and (b) is the subject of the exclusive license to Arrowhead pursuant to Section 10.7(c)(iv)(A), or (3) any other GSK Licensed Patent or Joint Agreement Patent for which Arrowhead has

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exercised its step-in rights as permitted pursuant to Section 10.7(c)(iv)(E)(2), in each case ((1), (2) or (3)), as applicable, then upon Arrowhead’s request, at Arrowhead’s cost and expense, GSK will transfer to Arrowhead or its designee copies of all filings, applications, correspondence and other related records received or generated by GSK in the course of filing, prosecuting (including Post-Grant Proceedings), maintaining, enforcing or defending such Patent under Section 6.3, Section 6.4, Section 6.5 or Section 10.7(c)(iv)(E)(2), as applicable.

(v)Third Party Agreements. If Arrowhead so requests in writing prior to the effective date of such termination, and to the extent permitted under Law and under GSK’s or any of its Affiliate’s obligations to Third Parties, as the case may be, effective as of the effective date of such termination, GSK will assign, or cause such Affiliate to assign, to Arrowhead and Arrowhead will assume, any Third Party agreements that solely relate to the Development, Manufacture or Commercialization of the Products in the Terminated Territory to which GSK or its Affiliates are a party (but excluding any agreements with respect to the Manufacture of Products); provided that, if the assignment of any such Third Party agreement requires the consent of any Third Party, such assignment of such Third Party agreement will not occur unless and until such consent is obtained (it being understood that if so requested by Arrowhead in writing, GSK will, and will cause its Affiliates to, at Arrowhead’s cost, use reasonable efforts to obtain any such consent as promptly as reasonably practicable under the circumstances).

(vi)Reversion Trademarks. If as of the effective date of termination of this Agreement in its entirety or in part, as the case may be, (A) GSK or any of its Affiliates owns any trademarks that are used exclusively for the Products in the Terminated Territory (but, for clarity, excluding any house marks of GSK or any of its Affiliates or Sublicensees) and (B) such trademarks have been approved by the Regulatory Authority in the Terminated Territory for use with the Products (such trademarks, the “Reversion Trademarks”), then, at Arrowhead’s written request, promptly following the effective date of such termination, GSK will transfer and assign to Arrowhead all of GSK’s and its Affiliates’ rights, title and interest in and to such Reversion Trademarks for the Terminated Territory, pursuant to an agreement that the Parties will negotiate and enter into after such effective date of termination, which agreement will contain, to the extent applicable, quality control and indemnification obligations customary of such agreements applying to Arrowhead’s use of such transferred Reversion Trademarks following such assignment or license, as applicable.

(d)Sublicense Survival. Arrowhead will, at the written election of any terminated Third Party that is a terminated Sublicensee (to the extent not then in breach of the applicable sublicense agreement), negotiate in good faith the potential grant of a direct license to such terminated Sublicensee, which license will not be broader in license scope, territory or duration than such sublicense agreement granted by GSK or any of its Affiliates to such Sublicensee and not more burdensome on Arrowhead in any material manner and no less favorable to Arrowhead than the financial terms of Article 5 (each, a “New License Agreement”).  Notwithstanding any provision to the contrary set forth in this Agreement,

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Arrowhead will not be obligated to negotiate a New License Agreement with a terminated Sublicensee (i) unless such Sublicensee notifies Arrowhead in writing within sixty (60) days after the termination of this Agreement in its entirety or in part that it wishes to negotiate and enter into a New License Agreement or (ii) if such notice is provided by a terminated Sublicensee within such sixty (60) day period, at any time following the expiration of a sixty (60) day period after the date of such notice.

(e)Further Assurances. Each Party will execute all reasonable documents and take all such further actions as may be reasonably requested by the other Party, at such other Party's cost, in order to give effect to the foregoing clauses.

10.8	[***]
10.9	Bankruptcy

.  All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of section 365(n) of the Bankruptcy Code, licenses or rights to “intellectual property” as defined under section 101 of the Bankruptcy Code.  The Parties agree that upon (a) commencement of a bankruptcy proceeding by or (b) entry of an order for relief in connection with an involuntary bankruptcy proceeding against a Party (the “Bankrupt Party”) under the Bankruptcy Code (collectively, the “Bankruptcy Commencement Date”), the other Party (the “Non-Bankrupt Party”), in addition to its rights under Section 10.4 or otherwise under this Agreement, will be entitled to a complete duplicate of, or complete access to (as the Non-Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non-Bankrupt Party (a) following any such Bankruptcy Commencement Date, within [***] of receiving written request by the Non-Bankrupt Party, unless the Bankrupt Party has assumed this Agreement prior to receipt of such written request by the Non-Bankrupt Party; or (b) if not delivered under clause (a) above, on or before entry of an order by a competent court having jurisdiction over the matter authorizing the rejection of this Agreement.  The Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agree not to interfere with the exercise by the Non-Bankrupt Party of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement.  In addition, the Bankrupt Party waives to the fullest extent permitted by Law any and all rights to sell its intellectual property assets (including any Patents) free and clear of the Non-Bankrupt Party’s rights and licenses in and to such intellectual property whether pursuant to section 363 of the Bankruptcy Code or pursuant to a chapter 11 plan. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Bankruptcy Code or other Laws.

Article 11
EFFECTIVENESS

11.1	Effective Date

.  If (a) any applicable waiting periods and approvals are required under Antitrust Laws with respect to the transactions contemplated under this Agreement, as identified in Schedule 1.11, then except for the Parties’ obligations under Article 7 and

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this Article 11, which will be effective as of the Execution Date, this Agreement will not become effective until the first Business Day after the Antitrust Clearance Date; and (b) any applicable waiting periods and approvals are not required under Antitrust Laws with respect to the transactions contemplated under this Agreement, then this Agreement will become effective on the Execution Date (the “Effective Date”).  On the Effective Date, Arrowhead will provide to GSK and updated version of Schedule 8.2 as a result of Arrowhead making anew as of the Effective Date the representations and warranties of Section 8.2.  Notwithstanding the foregoing clause (a), the Effective Date will not occur if and for so long as there is in force any Law or order from a Governmental Body enjoining or prohibiting the consummation of the transactions contemplated by this Agreement, or a Proceeding brought by a Governmental Body is pending that would reasonably be expected to enjoin or prohibit the transactions contemplated by this Agreement.

11.2	Filings

.  If any applicable waiting periods and approvals are required under Antitrust Laws with respect to the transactions contemplated under this Agreement, as identified in Schedule 1.11, then the following shall apply:

(a)each Party will, within ten (10) Business Days following the Execution Date, file all Antitrust Filings;

(b)each Party shall use their respective reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper and advisable under Law to consummate and make effective the transactions contemplated under this Agreement as promptly as reasonably practicable, including using reasonable best efforts to (i) obtain all consents, approvals, authorizations, nonactions, qualifications and orders from, and to make all registrations, declarations, notices and filings with, Governmental Bodies and other Persons (including Third Parties) as are required, proper or advisable to be obtained or made by such Party and are necessary for the consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable and (ii) as promptly as reasonably practicable but no later than ten (10) Business Days after the Execution Date, make all necessary initial filings and request early termination of the waiting period under the HSR Act, if available, and thereafter as promptly as reasonably practicable make any other required submissions with respect to this Agreement required under the HSR Act;

(c)notwithstanding Section 11.2(b), in no event shall either party be obligated to (i) pay any fee (other than the HSR filing fee or any other filing fee required by an Antitrust Filing), (ii) commit to or grant any concession, consent decree or similar undertaking, or enter into any divestiture, license (in whole or in part) or hold separate agreement or other behavioral remedy or arrangement, that would affect GSK’s pre-existing business prior to the transactions subject to this Agreement or that would materially impair the benefits and advantages the Party expects to receive from the transactions that are subject to this Agreement, in connection with obtaining any such consents, approvals, authorizations, qualifications or orders or (iii) litigate or otherwise participate in any Proceeding with any Governmental Body in connection with obtaining any consent pursuant to this Agreement;

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(d)[Reserved]

(e)GSK shall (i) control the strategy for obtaining any consents, approvals of, or registrations, declarations or filings from any Governmental Body in connection with the transaction and (ii) coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Body in connection with the transactions contemplated hereby; provided that GSK shall consult in good faith with Arrowhead with respect to the matters referred to in the foregoing clause (i) and (ii); provided further that GSK and Arrowhead shall consult in good faith and jointly agree with one another prior to either Party agreeing to extend any waiting period under the HSR Act, withdrawing any filing under the HSR Act, or entering into any agreement with any Governmental Body to delay, or otherwise not to consummate as soon as practicable the transactions that are subject to this Agreement, which agreement shall not be unreasonably withheld or delayed;

(f)each Party shall promptly notify the other Party of any communication it or any of its Affiliates receives from any Governmental Body relating to the transactions that are the subject of this Agreement;

(g)Neither Party shall agree to participate, and shall cause its Affiliates not to participate, in any meeting with any Governmental Body in respect of any Antitrust Filing or Proceedings relating to the transactions that are subject to this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Body, gives the other Party (or their counsel) prior notice and the opportunity to attend and participate at such meeting.

(h)Subject to Article 7 and Law, the Parties will coordinate and cooperate fully with each other (or their outside counsel) in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking termination or expiration of any applicable waiting periods including under the HSR Act, at the earliest possible date after the date of filing;

(i)to the extent practicable, each Party will, and will cause its Affiliates to, give the other Party reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications with any Governmental Body relating to the transactions that are the subject of this Agreement (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto or any of its Affiliates relating to Proceedings under any Antitrust Laws);

(j)to the extent permitted under Law, each Party will promptly provide, and cause its respective Affiliates to provide, to the other Party (or such other Party’s outside counsel in the case of information deemed by the providing Party’s antitrust counsel to be sensitive) with copies of all material correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Body or members of its

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staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

(k)except as expressly provided herein, each Party will be responsible for its own costs and expenses associated with any such Antitrust Filing, including premerger filing fees incurred by each Party associated with any such Antitrust Filing.

Notwithstanding any provision to the contrary set forth in this Agreement, nothing in this Agreement (including this Section 11.2) will require either Party or any of its Affiliates to disclose to the other Party or any of its Affiliates any information that is subject to obligations of confidentiality or non-use owed to Third Parties (nor will either Party be required to conduct joint meetings with any Governmental Body in which such information might be shared with the other Party) in connection with any Antitrust Filing.

11.3	Outside Date

.  If, any applicable waiting periods and approvals are required under Antitrust Laws with respect to the transactions contemplated under this Agreement, as identified in Schedule 1.11, this Agreement will terminate, at the election of either Party, immediately upon written notice to the other Party, in the event that: (a) the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union (including, for the avoidance of doubt, the United Kingdom despite it leaving the European Union), seeks a permanent injunction under applicable antitrust and non-competition Laws against Arrowhead and GSK to enjoin the transactions contemplated by this Agreement; or (b) the Antitrust Clearance Date has not occurred on or prior to [***] after the effective date of any Antitrust Filing (or such later date as may be mutually agreed by the Parties).  In the event of such termination, without any further action on the part of either Party, this Agreement will be of no further force and effect and no Party shall have any further obligations under this Agreement, except for the Parties’ obligations under Article 7 which survive.

Article 12
DISPUTE RESOLUTION

12.1	Disputes

. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the dispute resolution procedures set forth in this Article 12; provided that the foregoing shall not affect a Party’s right to terminate this Agreement under Section 10.2, Section 10.3, Section 10.4 or Section 10.5, as applicable, or seek equitable relief as otherwise provided under this Agreement. It is the objective of the Parties to establish under this Article 12 procedures to facilitate the resolution of disputes arising under this Agreement (other than any disputes relating to matters that GSK has sole decision-making authority or discretion under this Agreement (each, a “Non-Escalatable Dispute”), in which case, such Non-Escalatable Dispute shall be determined by GSK and shall not be part of the dispute resolution procedure set forth in this Article 12) in an expedient manner by mutual cooperation and without resort to litigation (it being understood that disputes relating to GSK’s compliance with its diligence obligations in

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Section 3.5 shall not constitute a Non-Escalatable Dispute). In the event that the Parties are unable to resolve such dispute through diligent review and deliberation within [***] from the day that one Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to escalate such matter to the Executive Officers as set forth in Section 12.2.

12.2	Escalation to Executive Officers

. Either Party may, by written notice to the other Party, request that a dispute (other than a Non-Escalatable Dispute) that remains unresolved for a period of [***] as set forth in Section 12.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be resolved by the Executive Officers, within [***] after referral of such dispute to them. If the Executive Officers do not resolve such dispute within [***] after referral of such dispute to them, then, at any time after such [***] period, either Party may proceed to arbitration in accordance with Section 12.3 with respect to such dispute.

12.3	Arbitration

. If the Parties are unable to resolve a dispute arising out of or relating to this Agreement through the escalation procedures set forth in Section 12.2 within the time frames set forth therein, the Parties agree that they shall submit such dispute for final settlement via binding arbitration conducted in the English language in New York, New York under the commercial arbitration rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration will be conducted by an arbitrator mutually selected by the Parties; provided, however, in the event that the Parties are unable to mutually agree upon the selection of an arbitrator or with respect to any dispute for which a Party is seeking an injunction or other equitable relief or aggregate damages sought in excess of [***], the arbitration will be conducted by a panel of three (3) arbitrators, with each Party appointing one (1) arbitrator, and these two (2) arbitrators so selected by the Parties will then select the third arbitrator. Disputes about arbitration procedure shall be resolved by the arbitrator(s). The arbitrator(s) shall not be current or former employees, consultants, officers or directors, or current stockholders, of either Party or any of their respective Affiliates, licensees or sublicensees and each arbitrator shall have at least fifteen (15) years of pharmaceutical industry experience (provided, however, that if such arbitration is being conducted by a panel of three (3) arbitrators, each arbitrator shall have at least ten (10) years of pharmaceutical industry experience). The arbitrator(s) shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. Within [***] after selection of the arbitrator(s), the arbitrator(s) shall conduct the preliminary conference. In addressing any of the subjects within the scope of the preliminary conference, the arbitrator(s) shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. In addition, each Party shall have the right to take up to [***] hours of deposition testimony, including expert deposition testimony. The hearing shall commence within [***] after the selection of the arbitrator(s). The arbitrator(s) shall, in their discretion, allow each Party to submit concise written statements of position and shall permit the submission of rebuttal statements, subject to reasonable limitations on the length of such statements to be established by the arbitrator(s). The hearing shall be no longer than [***] in duration. The

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arbitrator(s) shall also permit the submission of expert reports. The arbitrator(s) shall render their decision and award within [***] after the arbitrator(s) declare the hearing closed, and the decision and award shall include a written statement describing the essential findings and conclusions on which the decision and award are based, including the calculation of any damages awarded. The arbitrator(s) will, in rendering their decision, apply the substantive Law of the State of Delaware, without reference to its conflict of laws principles. The arbitrators’ authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 9.5. The decision and award rendered by the arbitrator(s) shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction. Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator(s). The Parties acknowledge and agree that this Agreement and any award rendered pursuant hereto shall be governed by the UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

12.4	Injunctive Relief

. Nothing in this Agreement shall be construed as precluding a Party from bringing an action for injunctive relief or other equitable relief, including prior to the initiation or completion of the above procedure.

12.5	Intellectual Property Disputes

.  Notwithstanding any provision to the contrary set forth in this Agreement, if a dispute arises under this Agreement with respect to the validity, scope, enforceability or ownership of any Patent, Know-How or other intellectual property rights, and such dispute is not resolved in accordance with Section 12.2, then such dispute will be submitted to a court of competent jurisdiction in the jurisdiction in which such Patent, Know-How or other intellectual property right was granted or arose.

Article 13
MISCELLANEOUS PROVISIONS

13.1	Relationship of the Parties

. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.

13.2	Assignment

.

(a)Except as expressly provided herein, neither this Agreement nor any right or obligation hereunder shall be assignable or transferable, whether voluntarily or by operation of law, without the prior written consent of the other Party (not to be unreasonably withheld or delayed).

(i)Each Party may assign or transfer this Agreement or any of its rights and obligations hereunder to any Affiliate, or to any Third Party that acquires all or substantially all of such Party’s assets or business relating to the Compound and any Product to which this Agreement relates (whether by sale of assets or stock, merger, consolidation, reorganization or otherwise), without the consent of the other Party. Each

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assigning Party shall give written notice to the other Party promptly following any such assignment or transfer.

(ii)No assignment under this Section 13.2 shall relieve the assigning Party of any of its responsibilities or obligations hereunder and, as a condition of such assignment, the assignee shall agree in writing to be bound by all obligations of the assigning Party hereunder. This Agreement shall be binding upon the successors and permitted assigns of the Parties.

(iii)Any assignment or other transfer not in accordance with this Section 13.2 shall be null and void.

(b)Notwithstanding anything to the contrary in Section 13.2(a) or elsewhere in this Agreement, Arrowhead may assign to a Third Party its right to receive the Development Milestone Payments under Sections 5.2, the Sales Milestone Payments under Section 5.3, and the royalty payments under Section 5.4 (each such assignment, a “Securitization Transaction”).  In connection with a contemplated Securitization Transaction and after the closing of any such Securitization Transaction with a Third Party, Arrowhead may disclose to such Third Party the royalty reports contemplated under Section 5.4(b), without the prior written consent of GSK, notwithstanding them containing GSK’s Confidential Information to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less stringent than the terms of Article 7 (but of duration customary in confidentiality agreements entered into for a similar purpose)), and to enable such Third Party to exercise its rights with respect to such Securitization Transaction, as applicable.  As part of any consummated Securitization Transaction, subject to the terms of this Section 13.2(b), Arrowhead may assign, without the prior written consent of GSK, its right to receive the royalty reports and to conduct audits under, respectively, Section 5.4(b) and Section 5.6(b) to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such Sections.

13.3	Performance and Exercise by Affiliates

. Each Party shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by any of its Affiliates and the performance of such obligations by any such Affiliate shall be deemed to be performance by such Party; provided, however, that such Party shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of such Party hereunder shall be deemed to be a failure by such Party to perform such obligations. For clarity, the foregoing means that each Party may designate or subcontract to an Affiliate to perform its obligations hereunder or to be the recipient of the other Party’s performance obligations hereunder.

13.4	Further Actions

. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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13.5	Accounting Procedures

. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with such Party’s then-current Accounting Standards, consistently applied. All terms of an accounting or financial nature in this Agreement shall be construed in accordance with the foregoing Accounting Standard.

13.6	Force Majeure

. Neither Party shall be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from (a) fire, floods, earthquakes or other acts of nature; (b) epidemics, pandemics, the spread of infectious diseases, quarantines or disease outbreaks (including COVID-19) in the United States or elsewhere in the world; (c) embargoes; (d) war or acts of war, including terrorism, insurrections, riots or civil unrest; (e) strikes, lockouts or other labor disputes; (f) acts, omissions or delays in acting by a Governmental Body, including acts of any agency thereof, judicial orders or decrees; (g) delay or impossibility to obtain materials, intermediates, components, active pharmaceutical ingredient, utilities, equipment, supplies, fuel or other required materials, receipt of warning letters, or failure or delay of transportation (in each case, due to reasons other than the affected Party’s negligence, willful misconduct or any other cause within the reasonable control of the affected Party); (h) failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence or prudence that would be reasonably and ordinarily expected from a skilled and experienced Person engaged in the same type of undertaking under the same or similar circumstances or restrictions; or (i) any other reason or circumstance that is beyond the reasonable control of the affected Party (“Force Majeure Events”). The Parties acknowledge and agree the effects of the COVID-19 pandemic that is ongoing as of the Execution Date (including related acts, omissions or delays in acting by any Governmental Body) may be invoked as a Force Majeure for the purposes of this Agreement even though the pandemic is ongoing, and those effects may be reasonably foreseeable (but are not known for certain) as of the Execution Date.  The Party affected by a Force Majeure Event shall (i) provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities) and (ii) use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.

13.7	No Trademark Rights

. Except as set forth in Section 10.7(c)(vi), no right, express or implied, is granted by this Agreement to either Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

13.8	Entire Agreement; Amendments

. This Agreement and the Schedules and Exhibits hereto, the Technology Transfer Plan, the Pharmacovigilance Agreement, the Clinical Supply Agreement (if any), the Transition Plan (if any) and the Termination and Wind-down Plan (if any) shall constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or

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written, regarding such subject matter, including the Existing Confidentiality Agreement.  Except as specified herein, no waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

13.9	Captions

. The captions to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.10	Governing Law

. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and interpreted in accordance with the internal Laws of the State of Delaware, including its statutes of limitations but excluding application of any conflict of Laws principles that would require application of the Law of a jurisdiction outside of the State of Delaware. In the event of any conflict between U.S. and foreign Laws, regulations and rules, U.S. Laws, regulations and rules shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

13.11	Notices

. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, or by express courier service (signature required) to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party.

If to Arrowhead, addressed to:

Arrowhead Pharmaceuticals, Inc.
177 East Colorado Boulevard, Suite 700

Pasadena, CA 91105

Attn: General Counsel

If to GSK, addressed to:

GlaxoSmithKline
259 E Grand Ave Fifth Floor, Suite 1

San Francisco, CA 94080

Attn: SVP & Head R&D Business Development

With copies, which shall not constitute notice, to:

GlaxoSmithKline
980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

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Attn: VP & Head of Legal Business Development & Corporate

13.12	Language; Waiver of Rule of Construction

. The official language of this Agreement and between the Parties for all correspondence shall be the English language. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

13.13	Waiver

. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

13.14	Severability

. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

13.15	Interpretation

.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except where the context otherwise requires, wherever used, (a) the singular shall include the plural, the plural the singular; (b) the use of any gender shall be applicable to all genders; (c) the word “or” is used in the inclusive sense (and/or); (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (e) the word “will” will be construed to have the same meaning and effect as the word “shall”; (f) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (g) any reference herein to any Person will be construed to include the Person’s successors and assigns; (h) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (i) the word “notice” will mean notice in writing (whether or not specifically stated), shall include any written instrument or communication delivered in accordance with Section 13.11, unless otherwise specified herein; (j) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or words of similar import will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (k) any reference to a “sublicensee” GSK under this Agreement shall be construed to include Sublicensees; and (l) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to

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include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. Unless the context otherwise requires, countries shall include territories.

13.16	Expenses

.  Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby will be paid by the Party hereto incurring such fees, costs and expenses.

13.17	Binding Effect; No Third Party Beneficiaries

. As of the Execution Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.  Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

13.18	Counterparts

. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Execution Date.

GLAXOSMITHKLINE INTELLECTUAL PROPERTY (NO. 3) LIMITED
Signature:	/S/ John Sadler
Printed Name:	John Sadler
Title:	Authorized Signatory

Arrowhead PHARMACEUTICALS, inc.
Signature:	/S/ Christopher Anzalone
Printed Name:	Christopher Anzalone
Title:	CEO

Signature Page to Exclusive License Agreement

Schedule 1.11

Antitrust Clearance Waiting Periods and Approvals

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Schedule 1.12

Antitrust Filings

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Schedule 1.20

Arrowhead HSD17B13 Specific Patents

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Schedule 1.25

Existing Arrowhead Materials

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Schedule 1.27

Arrowhead Platform Patents

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Schedule 1.28

Arrowhead Pre-Existing Agreements

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Schedule 1.53

Compound

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Schedule 2.4

Technology Transfer Plan Assets and Delivery Schedule

[***]

Schedule 3.3

Key Clinical Supply Agreement Terms

[***]

Schedule 3.4

Ongoing Phase I Clinical Trial Plan and Protocol

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Schedule 3.10

Additional Data Integrity and Handling of Human Biological Samples Terms

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Schedule 5.5

Invoicing and Bank Details Format

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Schedule 7.5

Arrowhead Press Release

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Schedule 8.2

Arrowhead Disclosure Schedules

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